                                                                PRELIMINARY COPY
________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [x]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

    [x] Preliminary Proxy Statement.
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)).
    [ ] Definitive Proxy Statement.
    [ ] Definitive Additional Materials.
    [ ] Soliciting Material under Rule 14a-12.

                             CURTISS-WRIGHT CORPORATION
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        --------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                              -----------------------

Payment of Filing Fee (Check the Appropriate Box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies: N/A

        (2) Aggregate number of securities to which transaction applies: N/A

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        (4) Proposed maximum aggregate value of transaction: N/A

        (5) Total fee paid: N/A

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: N/A

        (2) Form, Schedule or Registration Statement No.: N/A

        (3) Filing Party: N/A

        (4) Date Filed: N/A

________________________________________________________________________________

SUBJECT TO COMPLETION

                           CURTISS-WRIGHT CORPORATION
                             1200 WALL STREET WEST
                          LYNDHURST, NEW JERSEY 07071

                               PRELIMINARY PROXY

                                                                          , 2001

Dear Stockholder:

    In November 2000, Curtiss-Wright Corporation and Unitrin, Inc., the holder of approximately 44% of our outstanding capital stock, announced a series of transactions that will permit Unitrin to distribute to its stockholders in a tax-free distribution the approximately 4.4 million shares of Curtiss-Wright common stock currently held by Unitrin. In order for the distribution to be tax-free for U.S. federal income tax purposes, among other things, Unitrin must own, at the time of the distribution, capital stock of Curtiss-Wright having the right to elect at least 80% of our board, and Unitrin must distribute all of that stock to its stockholders in a single transaction. Accordingly, we are proposing the changes to our capital structure described in the proxy statement accompanying this letter. In addition, if the distribution happens, we will pay a cash dividend of $.25 per share to all holders of record of our common stock, other than Unitrin, which has waived its right to receive the cash dividend.

    You are cordially invited to attend a special meeting of stockholders of Curtiss-Wright to be held on March 28, 2001, at 10:00 a.m., at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey. At the special meeting, you will be asked to consider and vote upon six proposals. The first of these proposals is the recapitalization that will permit the tax-free distribution by Unitrin. The recapitalization involves the creation of a new class of common stock of Curtiss-Wright having the right to elect at least 80% of our board. In the recapitalization Unitrin will receive shares of this class of stock in exchange for its existing shares. In all other respects the rights of the holders of the two classes of common stock will be substantially identical, including with respect to voting rights on fundamental transactions affecting Curtiss-Wright.

    As a technical matter, you will be voting to adopt an amended and restated agreement and plan of merger, dated as of January 11, 2001, among Curtiss-Wright, Unitrin and CW Disposition Company, as a means to effect the recapitalization. Adoption of the merger agreement will constitute approval of amendments to our certificate of incorporation that are necessary to effect the recapitalization.

    The recapitalization, the distribution and the related transactions, which are described in the accompanying proxy statement, are designed to provide the following benefits:

     The transactions will eliminate the substantial influence that Unitrin has the ability to exert in matters voted on by Curtiss-Wright stockholders.

     The cash dividend of $.25 per share will provide immediate value to Curtiss-Wright stockholders other than Unitrin.

     The transactions will significantly increase the liquidity and public float of Curtiss-Wright's capital stock by increasing the number of shares held by public stockholders, other than Unitrin, from about 5.6 million shares to about 10 million shares. In addition, the transactions will result in a broader stockholder base when Unitrin distributes the Class B common stock to its approximately 8,000 stockholders, which will essentially triple our existing 3,700 stockholder base.

     A broader stockholder base, coupled with increased liquidity for our shares, is expected to attract additional analyst coverage of Curtiss-Wright, which is expected to enhance the market's awareness of Curtiss-Wright capital stock and stimulate demand from new investors.

     We expect that an increase in our stockholder base and broader exposure in the investment community will facilitate the use of Curtiss-Wright's capital stock as an acquisition currency and as a source of capital.

     The transactions are expected to enhance our ability to provide equity incentives to existing management and top corporate employees, as well as to potential new management and employees.

    You will also be asked to consider and vote upon five proposals that, if approved, will amend our certificate of incorporation to provide for a staggered board and other changes which we believe will help foster our long-term growth as an independent company following the recapitalization and distribution and will help protect our stockholders from potentially coercive or abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders. These corporate governance amendments are described in detail in the accompanying proxy statement.

    THE ACCOMPANYING PROXY STATEMENT PROVIDES INFORMATION ABOUT THE PROPOSED TRANSACTIONS. OUR BOARD ENCOURAGES YOU TO READ THE ENTIRE PROXY STATEMENT AND THE APPENDICES CAREFULLY.

    OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE RECAPITALIZATION PROPOSAL AND THE CORPORATE GOVERNANCE AMENDMENTS ARE ADVISABLE AND IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE 'FOR' THESE PROPOSALS.

    Thank you for your continued support.

                                          Very truly yours,

                                          MARTIN R. BENANTE
                                          Chairman and Chief Executive Officer

    IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND FOR THE APPROVAL OF THE CORPORATE GOVERNANCE AMENDMENTS. DO NOT SEND ANY CURTISS-WRIGHT STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.

                           CURTISS-WRIGHT CORPORATION
                             1200 WALL STREET WEST
                          LYNDHURST, NEW JERSEY 07071

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                                          , 2001

To the Stockholders of
CURTISS-WRIGHT CORPORATION:

    We are giving you notice that a special meeting of stockholders of Curtiss-Wright Corporation, a Delaware corporation, will be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey on March 28, 2001, at 10:00 a.m., local time, for the following purposes:

        (1) Recapitalization Proposal. To approve the adoption of an amended and restated agreement and plan of merger, dated as of January 11, 2001, among Curtiss-Wright, Unitrin and CW Disposition Company, a newly formed, wholly owned subsidiary of Unitrin. The merger agreement provides for a recapitalization of Curtiss-Wright involving the creation of a new class of common stock of Curtiss-Wright having the right to elect at least 80% of the Curtiss-Wright board of directors. The recapitalization is being proposed to facilitate the tax-free distribution by Unitrin to its stockholders of its approximately 44% interest in Curtiss-Wright. In the recapitalization, Unitrin will effectively exchange the 4,382,400 shares of Curtiss-Wright common stock held by it for an equal number of shares of Class B common stock of Curtiss-Wright. The exchange will be effected through the merger of CW Disposition Company with and into Curtiss-Wright.

        (2) Corporate Governance Amendments. You are also being asked to approve a number of proposals that would, if approved, amend our certificate of incorporation at the effective time of the merger of CW Disposition Company with and into Curtiss-Wright as follows:

           (a) Classified Board Proposal. To approve an amendment to our certificate of incorporation to divide the board of directors into three classes, with one class of directors to be elected each year and each class to serve for a three-year term.

           (b) Board Size Proposal. To approve an amendment to our certificate of incorporation to place a limit on the size of the board and require, subject to some exceptions, that board vacancies and newly created directorships be filled only by the remaining board members.

           (c) Written Consent Proposal. To approve an amendment to our certificate of incorporation to eliminate the ability of our stockholders to act by written consent.

           (d) Special Meeting Proposal. To approve an amendment to our certificate of incorporation to eliminate the ability of our stockholders to call special meetings.

           (e) Supermajority Voting Proposal. To approve an amendment to our certificate of incorporation to require approval of 66 2/3% of the outstanding shares of our stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal our by-laws by action of our stockholders or to adopt or modify the provisions of our certificate of incorporation relating to:

            the classified board, the size of the board and the filling of board vacancies and newly created directorships;

            the inability of our stockholders to act by written consent;

            the inability of our stockholders to call special meetings of the stockholders; and

            the ability of our stockholders to modify any of the provisions of the certificate of incorporation described above, including the 66 2/3% voting requirement.

    Approval of each of the corporate governance amendments is a condition to our obligation to complete the recapitalization. None of the corporate governance amendments will become effective unless the recapitalization is completed. These items of business are more fully described in the proxy statement accompanying this notice.

    Unitrin has agreed to vote its shares of Curtiss-Wright common stock in favor of the recapitalization proposal and each of the corporate governance amendments.

    OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE RECAPITALIZATION PROPOSAL AND THE CORPORATE GOVERNANCE AMENDMENTS ARE ADVISABLE AND IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE 'FOR' THESE PROPOSALS.

Stockholders of Record

    Only holders of record of common stock at the close of business on February 16, 2001 are entitled to notice of and to vote at the special meeting. A list of those holders will be available for examination by any stockholder at the special meeting and at the offices of Curtiss-Wright, 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071, during ordinary business hours during the ten-day period prior to the special meeting date.

    All stockholders are cordially invited to attend the meeting in person. Stockholders who plan to attend the meeting in person are nevertheless requested to sign and return their proxies to ensure that their stock will be represented at the meeting should they be prevented unexpectedly from attending.

    THIS IS AN IMPORTANT SPECIAL MEETING THAT AFFECTS YOUR INVESTMENT IN CURTISS-WRIGHT.

                                          By order of the board of directors,

                                          BRIAN D. O'NEILL
                                          Secretary

    IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND FOR THE APPROVAL OF THE CORPORATE GOVERNANCE AMENDMENTS. DO NOT SEND ANY CURTISS-WRIGHT STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
Questions and Answers about the Recapitalization and the Corporate
 Governance Amendments..............................................             1
Summary.............................................................             3
The Special Meeting.................................................             7
    Date, Time and Place of the Special Meeting of Stockholders.....             7
    Recommendation of the Board of Directors of Curtiss-Wright
     in Favor of the Proposals......................................             7
    Record Date and Shares Entitled to Vote.........................             7
    Voting of Proxies...............................................             7
    Vote Required...................................................             7
    Quorum, Abstentions and Broker Non-Votes........................             8
    Solicitation of Proxies and Expenses............................             8
    Who Can Help Answer Your Questions..............................             9
Certain Considerations..............................................            10
    The Tax-Free Distribution by Unitrin Results in Potentially
     Significant Limitations on Our Business Operations and Could
     Potentially Result in Significant Liabilities to
     Curtiss-Wright.................................................            10
    Stock Sales Following the Distribution May Affect Our
     Stock Price....................................................            10
    Potential Anti-Takeover Effects of the Corporate Governance
     Amendments.....................................................            10
    Ownership of Curtiss-Wright Common Stock by the Singleton
     Group LLC......................................................            11
Forward-Looking Statements May Prove Inaccurate.....................            11
Proposal One: The Recapitalization and Related Transactions.........            12
    Background of the Recapitalization and the Transactions.........            12
    Curtiss-Wright's Reasons for the Recapitalization and Related
     Transactions...................................................            14
    Description of the Recapitalization Amendments..................            17
    Description of By-laws Amendments...............................            18
    Certain Other Changes to Our Certificate of Incorporation
     and By-laws....................................................            20
    Recommendation of the Curtiss-Wright Board......................            20
    Required Vote...................................................            20
    Effects of the Recapitalization on Outstanding Shares...........            20
    Tax Matters -- Recapitalization and Distribution................            21
    Tax Matters -- Cash Dividend....................................            23
    Interests of Our Officers and Directors in the
     Recapitalization...............................................            23
    New York Stock Exchange Approvals...............................            23
    Federal Securities Law Consequences.............................            23
    No Appraisal Rights.............................................            23
Description of the Merger Agreement and Distribution Agreement......            24
    The Merger Agreement............................................            24
        Recapitalization and Merger.................................            24
        Merger and Exchange of Shares...............................            24
        Conditions to the Merger....................................            24
        Termination.................................................            26
        Other Agreements............................................            26
    The Distribution Agreement......................................            27
        The Distribution............................................            27
        Conditions to the Declaration and Distribution..............            27
        Cash Dividend...............................................            28
        Other Agreements............................................            28
        Termination.................................................            31
Proposals Two, Three, Four, Five and Six: Corporate Governance
 Amendments.........................................................            32
    General.........................................................            32
    Purpose and Effects of the Corporate Governance Amendments......            32
    The Corporate Governance Amendments.............................            34
        Proposal Two: Classified Board Proposal.....................            34
        Proposal Three: Board Size Proposal.........................            35

                                                                               PAGE
                                                                               ----
        Proposal Four: Written Consent Proposal......................           36
        Proposal Five: Special Meeting Proposal......................           37
        Proposal Six: Supermajority Voting Proposal..................           37
    Required Vote....................................................           37
    Recommendation of the Curtiss-Wright Board.......................           38
    Description of By-laws Amendments................................           38
    Stockholders' Rights Plan........................................           38
Stock Ownership of Certain Beneficial Owners and Management
  of Curtiss-Wright..................................................           40
Board of Directors and Management of Curtiss-Wright..................           42
    Board of Directors...............................................           42
    Executive Officers...............................................           42
Deadline for Receipt of Stockholder Proposals........................           43
Where You Can Find More Information..................................           43

Appendix A -- Amended and Restated Agreement and Plan of Merger
Appendix B -- Amended and Restated Distribution Agreement
Appendix C-1 -- Restated Certificate of Incorporation of Curtiss-Wright Common Stock
Appendix C-2 -- Restated Certificate of Incorporation of Curtiss-Wright Common Stock
Appendix D-1 -- By-laws of Curtiss-Wright Corporation
Appendix D-2 -- By-laws of Curtiss-Wright Corporation

             QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION AND THE
                       CORPORATE GOVERNANCE AMENDMENTS

Q: WHAT AM I BEING ASKED TO VOTE UPON IN THE RECAPITALIZATION?

A: You are being asked to adopt a merger agreement providing for the recapitalization of Curtiss-Wright. This will involve the creation of a new class of common stock of Curtiss-Wright. The new class of common stock will be called Class B common stock and will have the right to elect 80% of our directors or the next highest whole number. The holders of shares of common stock will have the right to elect the remaining members of the Curtiss-Wright board of directors. Shares of Class B common stock will be issued to Unitrin in the recapitalization in exchange for the approximately
   4.4 million shares of Curtiss-Wright common stock currently held by Unitrin. Unitrin will then distribute the Class B common stock to its stockholders in the distribution.

Q: WHAT WILL I RECEIVE IN THE RECAPITALIZATION?

A: After the recapitalization is completed, each stockholder of Curtiss-Wright other than Unitrin will retain its shares of Curtiss-Wright and receive a cash dividend of $.25 per share.

Q: OTHER THAN THE VOTING RIGHTS FOR THE BOARD OF DIRECTORS, IS THERE ANY
   DIFFERENCE BETWEEN A SHARE OF COMMON STOCK AND A SHARE OF CLASS B COMMON
   STOCK?

A: No. In all other respects the rights of the holders of the common stock and the Class B common stock will be identical, including with respect to voting rights on fundamental transactions affecting Curtiss-Wright.

Q: WHAT STOCKHOLDER APPROVALS ARE NEEDED FOR THE RECAPITALIZATION PROPOSAL?

A: The recapitalization requires the affirmative vote of the holders of a majority of the outstanding shares of Curtiss-Wright common stock. In addition, although not required by law, our board has determined, and Unitrin has agreed, that the recapitalization will happen only if approved by a majority of the shares of our common stock, other than shares held by Unitrin, voting on the recapitalization in person or by proxy at the special meeting. Unitrin has agreed to vote its shares of Curtiss-Wright common stock in favor of the recapitalization proposal.

Q: WHY IS CURTISS-WRIGHT PROPOSING THE CORPORATE GOVERNANCE AMENDMENTS?

A: We believe that after the recapitalization and distribution, we will be vulnerable to unsolicited attempts to acquire control of our company. We believe that the corporate governance amendments will help foster our long-term growth as an independent company following the recapitalization and the distribution and will help protect our stockholders from potentially abusive takeover tactics to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders.

Q: WHAT STOCKHOLDER APPROVALS ARE NEEDED FOR THE CORPORATE GOVERNANCE
   AMENDMENTS?

A: Each of the corporate governance amendments requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Unitrin has agreed to vote its shares of Curtiss-Wright common stock in favor of each of the corporate governance amendments.

Q: WILL THE CORPORATE GOVERNANCE AMENDMENTS BE IMPLEMENTED EVEN IF THE
   RECAPITALIZATION AND DISTRIBUTION DO NOT HAPPEN?

A: No.

Q: WHAT IF I DO NOT VOTE?

A: If you fail to respond, it will have the same effect as a vote against the recapitalization and the corporate governance amendments. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the recapitalization and the corporate governance amendments. If you respond and abstain from voting, your proxy will have the same effect as a vote against the recapitalization and the corporate governance amendments.

Q: CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of Curtiss-Wright before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Other than Unitrin, stockholders of Curtiss-Wright will not be exchanging share certificates. Please do not send in your stock certificates with your proxy.

Q: WILL THE SHARES OF CURTISS-WRIGHT COMMON STOCK CONTINUE TO BE LISTED ON THE
   NEW YORK STOCK EXCHANGE?

A: Following the recapitalization and distribution, shares of Curtiss-Wright common stock will continue to be listed on the New York Stock Exchange under the symbol 'CW.' The Class B common stock is expected to be listed on the New York Stock Exchange under the symbol 'CW-B.'

Q: WHEN DO YOU EXPECT THE RECAPITALIZATION AND DISTRIBUTION TO BE COMPLETED?

A: The recapitalization and the distribution cannot be completed until the Internal Revenue Service has issued a letter ruling to Unitrin. We are not able to predict with certainty when the letter ruling will be issued.

Q: WHEN WILL I RECEIVE THE CASH DIVIDEND?

A: On the date that Unitrin declares the distribution, we will declare the cash dividend of $.25 per share. You will receive the cash dividend as soon as possible following the completion of the recapitalization and distribution.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the recapitalization or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

                             Innisfree M&A, Incorporated
                             501 Madison Avenue, 20th Fl.
                             New York, New York 10022
                             Call Toll Free: 888-750-5834
                             Call Collect: 212-750-5833

                                    SUMMARY

    This summary highlights selected information in the proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer to for a more complete understanding of the transactions. In particular, you should read the documents attached to this proxy statement, including the merger agreement, the distribution agreement and the two versions of our certificate of incorporation and by-laws, which are attached as Appendices A, B, C-1, C-2, D-1 and D-2.

                           CURTISS-WRIGHT CORPORATION

    We are a diversified provider of highly engineered products and services to the motion control, flow control and metal treatment industries. The motion control segment designs, develops and manufactures flight control actuation systems and components, principally for the aerospace industry. The flow control segment designs, manufactures, refurbishes and tests highly engineered valves used to control the flow of liquids and gases and to provide safety relief in high-pressure applications. The metal treatment segment provides metal-treating services, with its principal services being 'shot peening' and 'heat treating.' Approximately half of our sales are related to the aerospace industry while the balance of our activity is spread over a number of markets. Our principal executive offices are located at 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071, (201) 896-8400.

                                 UNITRIN, INC.

    Unitrin, through its subsidiaries, is engaged in three businesses: property and casualty insurance, life and health insurance and consumer finance. Unitrin's property and casualty insurance subsidiaries comprise a network of regional insurers operating mainly in the southern, midwestern, western and northwestern regions of the United States. Unitrin's life and health insurance subsidiaries mainly focus on providing individual life and health insurance products to customers who desire fundamental protection for themselves and their families. Unitrin's subsidiary, Fireside Thrift Co., is engaged in the consumer finance business, with its principal business being the financing of used automobiles and other personal loans. Unitrin's principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, (312) 661-4600.

Background and Proposed Transactions

    Curtiss-Wright and Unitrin, the holder of approximately 44% of Curtiss-Wright's outstanding capital stock, have previously announced a series of transactions that will permit Unitrin to distribute to its stockholders in a tax-free distribution the approximately 4.4 million shares of Curtiss-Wright common stock currently held by Unitrin. In order to permit this distribution to be tax-free for U.S. federal income tax purposes, Curtiss-Wright proposes to make the changes to its capital structure described in this proxy statement. In addition, if the distribution happens, Curtiss-Wright will pay a cash dividend of $.25 per share to all holders of record of Curtiss-Wright common stock, other than Unitrin, which has waived its right to the cash dividend.

    At the special meeting, you will be asked to consider and vote upon the following matters:

    Recapitalization Proposal. You are being asked to approve the adoption of an amended and restated agreement and plan of merger, dated as of January 11, 2001, among Curtiss-Wright, Unitrin and CW Disposition Company, a newly formed and wholly owned subsidiary of Unitrin. The merger agreement provides for a recapitalization of Curtiss-Wright involving the creation of a new class of common stock of Curtiss-Wright called Class B common stock. The recapitalization is being proposed because current U.S. federal income tax law requires that, in order for the distribution to be tax-free to Unitrin and its stockholders, among other things, Unitrin must own, at the time of the distribution, capital stock of Curtiss-Wright having the right to elect at least 80% of our board of directors, and must distribute all of that stock to its stockholders in a single transaction. First, Unitrin will contribute to CW Disposition Company all of its Curtiss-Wright common stock. Second, CW Disposition Company will merge with and into Curtiss-Wright and the shares of common stock of CW Disposition Company held by Unitrin will be converted into 4,382,400 shares of Class B common stock of Curtiss-Wright. Each Curtiss-Wright stockholder other than Unitrin will retain its shares of Curtiss-Wright common stock. All shares of Curtiss-Wright common stock held by CW Disposition Company will be canceled in accordance with the merger agreement. We refer to these transactions in this proxy statement as the recapitalization.

    The holders of shares of Class B common stock will be entitled to elect at least 80% of our board of directors. The holders of shares of common stock will have the right to elect the remaining members of our board of directors. In all other respects the rights of the holders of the common stock and the Class B common stock will be identical, including with respect to voting rights on fundamental transactions affecting Curtiss-Wright. The minimum number of directors on our board will be set at five so that the holders of common stock will always be entitled to elect at least one director. All of the Class B common stock issued to Unitrin in the recapitalization will be distributed by Unitrin to its stockholders immediately following the recapitalization. See 'Proposal One: The Recapitalization and Related Transactions -- Description of the Recapitalization Amendments' on page 17 and 'Description of the Merger Agreement and Distribution Agreement -- The Merger Agreement -- Recapitalization and Merger' on page 24.

    If the recapitalization proposal is approved and the other conditions described in the merger agreement and the amended and restated distribution agreement, dated as of January 11, 2001, between Curtiss-Wright and Unitrin are met, then the following additional transactions will be effected after the recapitalization:

        Cash Dividend. On the date that Unitrin declares the distribution, which we will refer to as the declaration date, Curtiss-Wright will declare a cash dividend in the amount of $.25 per share. The dividend will be paid to all holders of record of Curtiss-Wright common stock other than Unitrin, which has waived its right to receive the cash dividend. See 'Proposal One: The Recapitalization and Related Transactions -- Tax Matters -- Cash Dividend' on page 23 and 'Description of the Merger Agreement and Distribution Agreement -- The Distribution Agreement' on page 27.

        Distribution. Immediately following the completion of the recapitalization, Unitrin will distribute to its stockholders, in proportion to the number of Unitrin shares they hold, all of the shares of Class B common stock that Unitrin receives in the recapitalization. See 'Proposal
    One: The Recapitalization and Related Transactions' on page 12 and 'Description of the Merger Agreement and Distribution Agreement -- The Distribution Agreement' on page 27.

        Corporate Governance Amendments. You are also being asked to approve a number of proposals that would, if approved, amend our certificate of incorporation as follows:

         Classified Board Proposal. If this proposal is approved, our certificate of incorporation will be amended to divide the board of directors into three classes, with one class of directors to be elected each year and each class to serve for a three-year term.

         Board Size Proposal. If this proposal is approved, our certificate of incorporation will be amended to place a limit on the size of the board and require, subject to some exceptions, that board vacancies and newly created directorships be filled only by the remaining board members.

         Written Consent Proposal. If this proposal is approved, our certificate of incorporation will be amended to eliminate the ability of our stockholders to act by written consent.

         Special Meeting Proposal. If this proposal is approved, our certificate of incorporation will be amended to eliminate the ability of our stockholders to call special meetings.

         Supermajority Voting Proposals. If this proposal is approved, our certificate of incorporation will be amended to require approval of 66 2/3% of the outstanding shares of our stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal our by-laws by

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
         action of our stockholders or to adopt or modify the provisions of our certificate of incorporation relating to:

                the classified board, the size of the board and the filling of board vacancies and newly created directorships,

                the inability of our stockholders to act by written consent,

                the inability of our stockholders to call special meetings of the stockholders, and the ability of our stockholders to modify any of the provisions of the certificate of incorporation described above, including the 66 2/3% voting requirement.

    See 'Proposals Two, Three, Four, Five and Six: Corporate Governance Amendments -- The Corporate Governance Amendments' on page 34.

Expected Benefits of the Transactions to Curtiss-Wright and its Stockholders

    The recapitalization, the distribution and the related transactions described in this proxy statement are designed to produce the following benefits:

     The transactions will eliminate the substantial influence that Unitrin has the ability to exert in matters voted on by Curtiss-Wright stockholders.

     The cash dividend of $.25 per share will provide immediate value to Curtiss-Wright stockholders other than Unitrin.

     The transactions will significantly increase the liquidity and public float of Curtiss-Wright's capital stock by increasing the number of shares held by public stockholders, other than Unitrin, from about 5.6 million shares to about 10 million shares. In addition, the transactions will result in a broader stockholder base when Unitrin distributes the Class B common stock to its approximately 8,000 stockholders which will essentially triple our existing 3,700 stockholder base.

     A broader stockholder base, coupled with increased liquidity for our shares, is expected to attract additional analyst coverage of Curtiss-Wright, which is expected to enhance the market's awareness of Curtiss-Wright capital stock and stimulate demand from new investors.

     We expect that an increase in our stockholder base and broader exposure in the investment community will facilitate the use of Curtiss-Wright's capital stock as an acquisition currency and as a source of capital.

     The transactions are expected to enhance our ability to provide equity incentives to existing management and top corporate employees, as well as to potential new management and employees.

     The corporate governance amendments will help foster our long-term growth as an independent company following the recapitalization and the distribution and will help protect our stockholders from potentially coercive or abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders.

Conditions to the Transactions and Other Proposals

    The recapitalization, the cash dividend of $.25 per share and the distribution will only happen if all of the necessary conditions are satisfied or waived. These conditions include, among other things, the receipt of a ruling from the Internal Revenue Service and the approval of the recapitalization proposal by the vote set forth below under ' -- Required Vote' on page 6. In addition, the recapitalization will not happen unless each of the corporate governance amendments described above is approved by our stockholders. However, we have the ability to waive this condition to the recapitalization. None of the corporate governance amendments will be implemented unless the recapitalization is completed. For a description of the other conditions to the recapitalization and the distribution, see 'Description of the

Merger Agreement and Distribution Agreement -- The Merger
Agreement -- Conditions to the Merger' on page 24 and ' -- The Distribution Agreement -- Conditions to the Declaration and Distribution' on page 27.

Board of Directors Recommendation

    OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE RECAPITALIZATION PROPOSAL AND THE CORPORATE GOVERNANCE AMENDMENTS ARE ADVISABLE AND IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE 'FOR' EACH OF THESE PROPOSALS. See 'Proposal One: The Recapitalization and Related Transactions -- Recommendation of the Curtiss-Wright Board' on page 20 and 'Proposals Two, Three, Four, Five and Six:
Corporate Governance Amendments -- Recommendation of the Curtiss-Wright Board' on page 38.

Required Vote

    Each outstanding share of Curtiss-Wright common stock is entitled to one vote on each proposal. Under Delaware law, adoption of the merger agreement and approval of each of the corporate governance amendments requires the affirmative vote of the holders of a majority of the outstanding Curtiss-Wright common stock entitled to vote on such proposal. In addition, although not required by law, our board of directors has determined and Unitrin has agreed that the recapitalization will happen only if the holders of a majority of the shares of Curtiss-Wright common stock voting on the recapitalization proposal at the special meeting, other than shares held by Unitrin, vote to adopt the merger agreement. Throughout this proxy statement, when we refer to the approval of the recapitalization proposal by our stockholders we are referring to both the adoption of the merger agreement under Delaware law and the vote described in the previous sentence. See 'Proposal One: The Recapitalization and Related Transactions -- Required Vote' on page 20 and 'Proposals Two, Three, Four, Five and Six: Corporate Governance Amendments -- Required Vote' on page 37.

    Unitrin has agreed to vote its shares of Curtiss-Wright common stock in favor of the recapitalization proposal and each of the corporate governance amendments.

Appendices to be Read Carefully

    The merger agreement is attached as Appendix A to this proxy statement. The distribution agreement is attached as Appendix B. We have attached two versions of the certificate of incorporation. Appendix C-1 includes the recapitalization amendments and the corporate governance amendments, which will become effective if the recapitalization proposal and all of the corporate governance amendments are approved. Appendix C-2 includes the recapitalization amendments and shows how our certificate of incorporation will read if only some of the corporate governance amendments are approved but Curtiss-Wright waives the approval of all of the corporate governance amendments as a condition to the recapitalization. We have also attached two versions of the by-laws. Appendix D-1 includes amendments adopted in connection with our board's approval of the recapitalization proposal as well as changes to our by-laws relating solely to the corporate governance amendments, which will become effective if the recapitalization proposal and all of the corporate governance amendments are approved. Appendix D-2 includes amendments adopted in connection with our board's approval of the recapitalization proposal and shows how our by-laws will read if only some of the corporate governance amendments are approved but Curtiss-Wright waives the approval of all of the corporate governance amendments as a condition to the recapitalization.

    WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT, THE MERGER AGREEMENT, THE DISTRIBUTION AGREEMENT AND BOTH VERSIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS CAREFULLY IN THEIR ENTIRETY.

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

                              THE SPECIAL MEETING

    This proxy statement is being furnished by Curtiss-Wright, on or about February 22, 2001, in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders related to the recapitalization and related transactions and the corporate governance amendments. When we talk about the special meeting in this proxy statement, we are also referring to any adjournments or postponements of the special meeting.

DATE, TIME AND PLACE OF THE SPECIAL MEETING OF STOCKHOLDERS

    The special meeting of stockholders will be held on March 28, 2001 at 10:00 a.m., local time, at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey 07070.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CURTISS-WRIGHT IN FAVOR OF THE PROPOSALS

    Recapitalization Proposal. Our board of directors has determined that the merger agreement and the recapitalization are advisable and in the best interests of Curtiss-Wright and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE APPROVAL OF THE RECAPITALIZATION PROPOSAL.

    Corporate Governance Amendments. Our board of directors has determined that each of the classified board proposal, the board size proposal, the written consent proposal, the special meeting proposal and the supermajority voting proposal is advisable and in the best interests of Curtiss-Wright and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF EACH OF THE CORPORATE GOVERNANCE AMENDMENTS.

RECORD DATE AND SHARES ENTITLED TO VOTE

    Only holders of record of Curtiss-Wright's common stock at the close of business on the record date, which is February 16, 2001, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of the stockholders of record will be available for inspection at the special meeting and at our headquarters located at 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071, during ordinary business hours for the ten-day period prior to the special meeting. As of the close of business on the record date, there were 10,046,869 shares of common stock outstanding and entitled to vote at the special meeting, held of
record by approximately         stockholders. A majority of these shares,
present in person or represented by proxy, will constitute a quorum for the transaction of business.

VOTING OF PROXIES

    The proxy accompanying this proxy statement is solicited on behalf of your board of directors for use at the special meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope. So long as they are not revoked, all properly executed proxies received by Curtiss-Wright prior to the vote at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the recapitalization proposal and each of the corporate governance amendments. You may revoke your proxy at any time before its use by delivering to the secretary of Curtiss-Wright at the above address, written notice of revocation or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person.

VOTE REQUIRED

    Each outstanding share of Curtiss-Wright common stock is entitled to one vote on each of the proposals and any other matter which properly comes before the special meeting.

    Recapitalization Proposal. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. In addition, even though not required by law, our board has required, and Unitrin has agreed, that the recapitalization will be implemented only if the holders of a majority of the shares of our common stock voting on the recapitalization proposal in person or by proxy at the special meeting, other than Unitrin, vote to adopt the merger agreement.

    Classified Board Proposal. The classified board proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

    Board Size Proposal. The board size proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

    Written Consent Proposal. The written consent proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

    Special Meeting Proposal. The special meeting proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

    Supermajority Voting Proposal. The supermajority voting proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

    Shares Held by Unitrin and by Curtiss-Wright Executive Officers and Directors. As of the record date and the date of this proxy statement, Unitrin owned 4,382,400 shares of common stock, representing approximately 44% of the shares outstanding as of these dates. In addition, as of the record date, current executive officers and directors of Curtiss-Wright beneficially owned an additional 298,245 shares of common stock, representing approximately 3% of the shares outstanding. Curtiss-Wright expects that all executive officers and directors will vote in favor of each of the proposals being submitted for stockholder approval.

    Vote by Unitrin. Unitrin has agreed with Curtiss-Wright to vote or cause to be voted all shares of common stock owned by it and any of its subsidiaries, representing approximately 44% of the outstanding shares of common stock, to approve the recapitalization proposal and each of the corporate governance amendments.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

    The required quorum for the transaction of business at the special meeting is the presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote for approval of the recapitalization proposal and/or the corporate governance amendments, this will be considered to be a broker non-vote. Abstentions and broker non-votes each will be included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum. Because under applicable law approval of the recapitalization proposal and each of the corporate governance amendments requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes against each of the proposals. Curtiss-Wright and Unitrin have agreed that the approval of the recapitalization proposal will also require the approval of the holders of a majority of the shares of Curtiss-Wright's common stock that are present in person or by proxy at the special meeting and vote on the proposal, other than shares held by Unitrin. Abstentions and broker non-votes will not be counted in that vote and therefore will not have any effect on the special approval condition for the recapitalization proposal.

    The actions proposed in this proxy statement are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, all beneficial owners of common stock are urged to instruct their brokers how to vote.

SOLICITATION OF PROXIES AND EXPENSES

    We have engaged Innisfree M&A, Incorporated to assist us in soliciting proxies from banks, brokers and nominees. Innisfree M&A, Incorporated will be paid fees of approximately $25,000, plus out of pocket expenses. In addition, the directors, officers and employees of Curtiss-Wright may solicit proxies from stockholders by telephone, facsimile or in person. Following the original mailing of this proxy statement and other solicitation materials, Curtiss-Wright will request banks, brokers, custodians, nominees and other record holders to forward copies of this proxy statement and other solicitation materials to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In those cases, Curtiss-Wright, upon the request of the record holders, will reimburse those holders for their reasonable expenses incurred in connection with requesting authority to vote.

    THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF CURTISS-WRIGHT. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND THE ATTACHMENTS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO PHYSICAL SUBSTITUTION OF STOCK CERTIFICATES WILL BE REQUIRED AS A RESULT OF THE RECAPITALIZATION, AND YOUR EXISTING CERTIFICATES WILL CONTINUE TO REPRESENT YOUR SHARES OF COMMON STOCK AFTER THE RECAPITALIZATION.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

    If you have questions about the proposals in this proxy statement, you should contact:

                             Innisfree M&A, Incorporated
                             501 Madison Avenue, 20th Fl.
                             New York, New York 10022
                             Call Toll Free: 888-750-5834
                             Call Collect: 212-750-5833

                          STOCKHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS

                             CERTAIN CONSIDERATIONS

    You should carefully consider the factors described below before voting on the proposals set forth in this proxy statement.

THE TAX-FREE DISTRIBUTION BY UNITRIN RESULTS IN POTENTIALLY SIGNIFICANT LIMITATIONS ON OUR BUSINESS OPERATIONS AND COULD POTENTIALLY RESULT IN SIGNIFICANT LIABILITIES TO CURTISS-WRIGHT

    We have agreed that, if the recapitalization and distribution are completed, until two years after the distribution, we will not merge or consolidate with or into any other corporation, or take any other actions that would cause or permit one or more persons to acquire stock representing a 50% or greater interest in Curtiss-Wright, unless, before taking any of these actions, at the election of Unitrin, we obtain a legal opinion or a ruling from the Internal Revenue Service that those actions will not result in the distribution failing to qualify as a tax-free distribution. We have agreed, as set forth in the distribution agreement, to indemnify Unitrin for specified taxes that may become payable by Unitrin, each member of the consolidated group of corporations of which Unitrin is the common parent corporation and each direct and indirect subsidiary of Unitrin or its stockholders, if our actions give rise to the imposition of those taxes. This indemnification obligation is limited to a total of $135 million. As a result of this agreement and the indemnification obligation, we may be reluctant to pursue or undertake acquisitions and other transactions that become available within the two-year period following the recapitalization and distribution, unless we obtain a legal opinion or an additional ruling from the Internal Revenue Service addressing any proposed transaction. These risks and restrictions may make Curtiss-Wright less attractive to a potential acquiror. See 'Proposal One: The Recapitalization and Related
Transactions -- Curtiss-Wright's Reasons for the Recapitalization and Related Transactions' on page 14 and ' -- Tax Matters -- Recapitalization and Distribution' on page 21.

STOCK SALES FOLLOWING THE DISTRIBUTION MAY AFFECT OUR STOCK PRICE

    The Unitrin stockholders who receive shares of Class B common stock in the distribution may sell all or a substantial portion of these shares in the public market, which could result in downward pressure on our stock price.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE CORPORATE GOVERNANCE AMENDMENTS

    The corporate governance amendments, together with the by-laws amendments, the stockholders' rights plan that we expect our board to adopt in connection with the recapitalization and distribution and the business combination statute of Delaware law already in effect, as described under 'Proposals Two, Three, Four, Five and Six: Corporate Governance Amendments -- Purpose and Effects of the Corporate Governance Amendments' on page 32, may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management or our board of directors, or make these actions more difficult to accomplish, even if a substantial number of stockholders feel this would be in their best interests.

    If the classified board proposal and the board size proposal are adopted, a third party seeking to replace a majority of our board of directors would not be able to do so at any single meeting of stockholders. It would take two annual meetings for a third party to obtain control of Curtiss-Wright by replacing a majority of our board of directors.

    The written consent proposal and the special meeting proposal might lengthen the amount of time required to take stockholder action. The elimination of the ability of stockholders to act by written consent and to call a special meeting will delay stockholders in taking some actions and will require stockholders to wait until the annual meeting or until a special meeting is called by the chairman, the president or the board to take these actions. This may deter or delay some takeover bids.

    The supermajority voting proposal permits a minority of the stockholders to block an attempt to amend or repeal some of the provisions of our certificate of incorporation, even if the holders of a majority of our stock were to vote in favor of a repeal or amendment of this provision. The supermajority voting provision also permits a minority of the stockholders to block an attempt by our stockholders to amend or repeal our by-laws.

OWNERSHIP OF CURTISS-WRIGHT COMMON STOCK BY THE SINGLETON GROUP LLC

    The Singleton Group LLC currently holds approximately 21% of the equity securities of Unitrin and will own the same percentage of the Class B common stock following the distribution. If the distribution of the Class B common stock to the Singleton Group LLC occurs, the Singleton Group LLC may have the opportunity to exert substantial influence over the election of the Class B directors.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    Forward-looking statements in this proxy statement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These forward-looking statements include declarations regarding the current intent, belief or expectations of Curtiss-Wright and its management, as well as factors that generally affect the aerospace, defense contracting and metal treatment industries. You are cautioned that any forward-looking statements, which speak only as of the date of this proxy statement, are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Please refer to our current filings with the Securities and Exchange Commission. See 'Where You Can Find More Information' on page 43.

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

                                 PROPOSAL ONE:
                 THE RECAPITALIZATION AND RELATED TRANSACTIONS

BACKGROUND OF THE RECAPITALIZATION AND THE TRANSACTIONS

    Unitrin and its predecessors in interest (principally Teledyne, Inc. and its subsidiaries) have held a substantial equity position in Curtiss-Wright since 1977. Unitrin is engaged through its subsidiaries primarily in the business of selling insurance products to individuals, families and businesses and it also provides thrift and loan products through one of its subsidiaries. In the late 1980s and early 1990s, Teledyne decided to separate its insurance and consumer finance businesses from its manufacturing businesses. Accordingly, in February of 1990, Teledyne formed Unitrin as a wholly owned subsidiary and holding company for its remaining insurance and consumer finance subsidiaries, which together owned the shares of Curtiss-Wright common stock currently held by Unitrin, in order to effect this separation. In April of 1990, Teledyne distributed its entire interest in Unitrin to its stockholders.

    Early last year, Unitrin management indicated to Curtiss-Wright that, with the death of Dr. Henry Singleton, the former chairman of Unitrin and Teledyne, and the retirement of Dr. George Roberts, a former director of Unitrin and chairman of the board of directors of Teledyne, both of whom had actively managed Unitrin's interest in Curtiss-Wright, Unitrin could no longer maintain its interest in Curtiss-Wright without diluting the focus of Unitrin's current management from Unitrin's core insurance business. Unitrin further indicated to Curtiss-Wright that, although it had made no determination to do so, Unitrin was considering a distribution to its stockholders of its Curtiss-Wright stock if it could do so on a tax-free basis. Unitrin indicated that it was considering the distribution for a number of reasons, including:

     improving the ability of Unitrin's management to focus on its core insurance business;

     avoiding the possibility of having to consolidate Unitrin's interest in Curtiss-Wright for accounting purposes; and

     providing Unitrin a tax-efficient means to dispose of its interest in Curtiss-Wright.

    Unitrin's management reviewed with Curtiss-Wright's management the potential terms of a possible recapitalization, including the impact on Curtiss-Wright's capital structure and stockholders' rights, the benefits that would accrue to Curtiss-Wright and its stockholders as a result of a recapitalization and distribution and the restrictions on conduct and indemnification provisions for which Unitrin would seek Curtiss-Wright's agreement.

    In response, Curtiss-Wright engaged independent advisors to assist management and its board in considering a possible recapitalization and distribution by Unitrin of its Curtiss-Wright common stock. Curtiss-Wright also asked its advisors to assist it in evaluating the potential impact of any announcement by Unitrin that it had determined to distribute its Curtiss-Wright common stock, the potential transactions that might be undertaken by Unitrin if it were to decide to divest its Curtiss-Wright common stock in any other transaction and the potential impact on Curtiss-Wright of any other divestiture. Curtiss-Wright engaged Salomon Smith Barney Inc. as its financial advisor and Simpson Thacher & Bartlett as its legal advisor to help structure a transaction that would be in the best interests of Curtiss-Wright's stockholders.

    Curtiss-Wright and its advisors carefully evaluated the recapitalization and distribution and the possible impact that these transactions would have on Curtiss-Wright's existing public stockholders. Although Unitrin had not indicated to Curtiss-Wright any plans to dispose of its Curtiss-Wright shares other than in a tax-free distribution, Curtiss-Wright and its advisors also considered other transactions that could be effected by Unitrin if a tax-free distribution could not be accomplished. Curtiss-Wright believed that some of the transactions that Unitrin could undertake might not be in the best interests of Curtiss-Wright's other stockholders. For example, Curtiss-Wright believed that a sale by Unitrin of its approximately 44% interest in Curtiss-Wright could divert Curtiss-Wright from its long-term strategic objective without producing any value to other stockholders. Curtiss-Wright also believed that any public market sales by Unitrin of Curtiss-Wright common stock could have a depressing effect on the Curtiss-Wright common stock price.

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
    On September 18, 2000, at a regularly scheduled board meeting, Curtiss-Wright's management and advisors presented to its board of directors a summary of the basic terms of a recapitalization and distribution. Management and the advisors discussed with the board the possible actions Unitrin could take if Curtiss-Wright did not choose to pursue these transactions, and whether those transactions would be in the best interests of all Curtiss-Wright stockholders. Management also reviewed with the board a summary of the provisions of Curtiss-Wright's certificate of incorporation and by-laws and of Delaware law that could provide Curtiss-Wright and its board the ability to react and respond to unsolicited overtures to acquire control of Curtiss-Wright under the present circumstances as well as if the recapitalization and distribution were completed. This review demonstrated Curtiss-Wright's vulnerability to these types of overtures, which the board believed could arise both as a result of a potential announcement by Unitrin that it intended to distribute its interest in Curtiss-Wright to its stockholders and as a result of the completion of the distribution, when Curtiss-Wright would no longer have the benefit of the stability afforded by the presence of a 44% stockholder. Curtiss-Wright's management and advisors then discussed possible amendments to Curtiss-Wright's certificate of incorporation and by-laws to address this vulnerability, and the advantages and disadvantages of adopting a stockholders' rights plan at that time or at the time of announcing any agreement with Unitrin. Our board believed that the amendments to the certificate of incorporation and by-laws, as well as a rights plan, would foster the long-term growth of Curtiss-Wright as an independent corporation and protect Curtiss-Wright stockholders from potentially coercive or abusive takeover tactics and efforts to acquire a controlling interest in Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders. Following an extensive discussion about these matters, our board indicated to management its interest in pursuing the transactions, and instructed management to enter into negotiations with Unitrin regarding specific terms. Our board also directed management to continue to consider the feasibility of adopting a stockholders' rights plan.

    Between September 18, 2000 and November 1, 2000, Unitrin and its advisors and Curtiss-Wright and its advisors negotiated the terms of the merger agreement and the distribution agreement and worked together to develop the request for a letter ruling from the Internal Revenue Service. At the same time, Curtiss-Wright's management and its legal and financial advisors began to develop the terms of a stockholders' rights plan to be considered by our board at the time it considered the approval of the proposed recapitalization and distribution. Curtiss-Wright, assisted by its financial and legal advisors, conducted extensive negotiations with Unitrin. In the course of these negotiations, Unitrin and Curtiss-Wright both agreed to various accomodations with respect to the terms of the agreements. In particular, Unitrin agreed at Curtiss-Wright's request to the following:

     to waive its share of the $.25 per share cash dividend to be declared by Curtiss-Wright at the time of the recapitalization;

     to forgo its request for a discretionary termination right;

     to provide that the recapitalization and distribution would not occur if the corporate governance amendments were not approved by the required vote; and

     to place a limit of a total of $135 million on Curtiss-Wright's potential tax indemnification obligations.

    On November 1, 2000, our board of directors met, together with representatives of Simpson Thacher & Bartlett and Salomon Smith Barney, to consider the draft merger agreement, the corporate governance amendments, the draft distribution agreement, the proposed stockholders' rights plan and other matters related to the proposed transactions. At this meeting, presentations were made by representatives of Simpson Thacher & Bartlett and Salomon Smith Barney regarding the proposed transactions, and our board of directors asked questions of the representatives regarding the proposed transactions. Our board also considered the implications of deciding to pursue, and of deciding not to pursue, the proposed transactions. Our board expressed reservations about the scope of the indemnity obligation to be assumed by Curtiss-Wright reflected in the draft distribution agreement, as well as the absence of any standstill provisions governing Unitrin's activities pending completion of the transactions. Accordingly, no formal action was taken at this meeting.

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
    Subsequent to the November 1, 2000 meeting of our board, Curtiss-Wright management continued negotiations with Unitrin regarding the terms of the proposed recapitalization and distribution and Unitrin and Curtiss-Wright agreed to changes to the draft distribution agreement and merger agreement that had been presented to our board on November 1 which addressed our board's principal concerns. These changes are reflected under 'Description of the Merger Agreement and Distribution Agreement -- The Distribution Agreement -- Other
Agreements -- Standstill Agreement' on page 28 and ' -- Indemnification Against Tax and Other Liabilities' on page 28.

    On November 6, 2000, our board of directors met telephonically, together with representatives of Simpson Thacher & Bartlett and Salomon Smith Barney, to consider the final terms of the merger agreement and the distribution agreement.

    After a careful evaluation of the proposed transactions and their anticipated effect on Curtiss-Wright and its stockholders, the board of directors determined that the merger agreement, including the recapitalization amendments described under ' -- Description of the Recapitalization Amendments' on page 17, and the corporate governance amendments, are advisable and in the best interests of Curtiss-Wright and its stockholders and approved the merger agreement, the recapitalization and the corporate governance amendments and determined to recommend that the Curtiss-Wright stockholders vote for the adoption of the merger agreement and the corporate governance amendments. The board of directors also determined that the stockholders' rights plan was in the best interests of Curtiss-Wright and its stockholders and approved the adoption of the stockholders' rights plan, which was effected by means of a distribution of rights to the Curtiss-Wright stockholders on November 21, 2000.

    Between November 6 and January 11, 2001, Curtiss-Wright and Unitrin agreed to make some technical changes to the merger agreement and the distribution agreement relating to the presentation of the corporate governance amendments for stockholder approval. Accordingly, the Curtiss-Wright board, by unanimous written consent dated as of January 11, 2001, subsequently determined that the merger agreement, as amended, and each of the corporate governance amendments are advisable and in the best interests of Curtiss-Wright and its stockholders and approved the merger agreement, as amended, and each of the corporate governance amendments. The board further determined to recommend that the stockholders of Curtiss-Wright vote 'FOR' the adoption of the merger agreement and each of the corporate governance amendments.

    Our board believes that the recapitalization and distribution suit the purposes of both Unitrin and Curtiss-Wright. The transactions allow for the orderly transfer of Unitrin's large ownership interest to its stockholders, leaving Curtiss-Wright as a widely held public company. Among other things, the transactions may make it more likely that all Curtiss-Wright stockholders would share in any premium associated with any transfer of a substantial amount of Curtiss-Wright common stock. In addition, the cash dividend of $.25 per share provides immediate value to Curtiss-Wright stockholders other than Unitrin. The transactions also allow Unitrin to dispose of its interest in Curtiss-Wright and deliver value to its stockholders, while at the same time providing value for Curtiss-Wright stockholders.

    Salomon Smith Barney provided to Curtiss-Wright advice and assistance regarding the structuring and planning of the transactions, including assistance in evaluating potential alternative transactions and the impact of the recapitalization on Curtiss-Wright and its stockholders. In addition, Salomon Smith Barney advised Curtiss-Wright in its negotiation of the principal terms and conditions of the transactions. Salomon Smith Barney will receive customary fees for its service as financial advisor to Curtiss-Wright in connection with the transactions. Salomon Smith Barney also has provided and provides advice to Curtiss-Wright from time to time on other matters, for which it receives customary fees.

CURTISS-WRIGHT'S REASONS FOR THE RECAPITALIZATION AND RELATED TRANSACTIONS

    Our board of directors has determined that the merger agreement, the recapitalization and the corporate governance amendments and the related transactions are advisable and are in the best interests of Curtiss-Wright and the Curtiss-Wright stockholders. In reaching their conclusion, our board of directors considered a number of factors including the following:

    Expected Benefits of the Transactions to Curtiss-Wright and its Stockholders.

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
     The transactions will eliminate the substantial influence that Unitrin has the ability to exert in matters voted on by Curtiss-Wright stockholders.

     The cash dividend of $.25 per share will provide immediate value to Curtiss-Wright stockholders other than Unitrin.

     The transactions will significantly increase the liquidity and public float of Curtiss-Wright's capital stock by increasing the number of shares held by public stockholders other than Unitrin from about 5.6 million shares to about 10 million shares. In addition, the transactions will result in a broader stockholder base when Unitrin distributes the Class B common stock to its approximately 8,000 stockholders, which will essentially triple our existing 3,700 stockholder base.

     A broader stockholder base, coupled with increased liquidity for our shares, is expected to attract additional analyst coverage of Curtiss-Wright, which is expected to enhance the market's awareness of Curtiss-Wright capital stock and to stimulate demand from new investors.

     We expect that an increase in our stockholder base and broader exposure in the investment community will facilitate the use of Curtiss-Wright's capital stock as an acquisition currency and as a source of capital.

     The transactions are expected to enhance our ability to provide equity incentives to existing management and top corporate employees, as well as to potential new management and employees.

     The transactions are expected to be the least disruptive method for Unitrin to dispose of its ownership interest in Curtiss-Wright. Alternative transactions could have resulted in one or more large, new Curtiss-Wright stockholders or could have involved public sales that could adversely affect Curtiss-Wright's stock price.

     The corporate governance amendments will help foster our long-term growth as an independent company following the recapitalization and the distribution and will help protect our stockholders from potentially coercive or abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders.

    Economic and Financial Factors. Our board considered the economic and financial factors associated with the transactions, including the effect of the recapitalization and the distribution on the expected trading price of both classes of Curtiss-Wright common stock following the distribution and the impact on Curtiss-Wright's financial position following the distribution. In this regard they considered the following factors:

     The recapitalization and the distribution are structured to be tax-free to Curtiss-Wright stockholders.

     The advice of Salomon Smith Barney that, all other facts being equal, the trading characteristics of Curtiss-Wright's equity securities, including trading volume and liquidity, institutional shareholdings, research analyst coverage and stock price, will improve compared to the trading characteristics if the transactions do not occur.

     The transactions will not have any material impact on Curtiss-Wright's financial position following the distribution.

    Governance Matters. Our board considered that, as a result of the recapitalization and the distribution, Curtiss-Wright might be more vulnerable to third parties seeking to acquire control of Curtiss-Wright as a result of the elimination of Unitrin's approximately 44% ownership stake. In that regard they considered the following factors:

     The restrictions on Curtiss-Wright's ability to undertake a sale of Curtiss-Wright and other transactions for two years following the distribution, which, if undertaken, could impair the tax-free status of the distribution to Unitrin and its stockholders.

     Curtiss-Wright's obligation to indemnify Unitrin in the event that Curtiss-Wright takes actions which result in the distribution failing to qualify as a tax-free distribution, and the circumstances under which this indemnity obligation would apply as described under ' -- Tax Matters Recapitalization and Distribution' on page 21 and 'Description of the Merger Agreement and Distribution Agreement -- The Distribution Agreement -- Other Agreements -- Indemnification Against Tax and Other Liabilities' on page 28.

     The benefits of having the protections of the corporate governance amendments in place following the distribution when Curtiss-Wright may be vulnerable to potentially coercive or abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders, particularly during the first two years following the distribution, when the risk to Curtiss-Wright of liability under the tax indemnity is greatest.

     The risk that the dual class structure could lead to a person or group gaining control of our board by acquiring a majority of the Class B common stock, and the fact that this risk would be reduced if the corporate governance amendments are approved.

     The potential impact of the recapitalization amendments, the corporate governance amendments and the stockholders' rights plan expected to be adopted following the recapitalization on the ability of a third party to acquire control of Curtiss-Wright at a price or on terms not in the best interests of our stockholders.

     The fact that the ability of the holders of Class B common stock to elect at least 80% of our board will not provide those holders with materially different rights than Unitrin currently possesses because as the holder of approximately 44% of the outstanding Curtiss-Wright common stock, Unitrin currently has the ability to exert substantial influence in the election of our board.

     The fact that the corporate governance amendments will not be implemented unless the adoption of the merger agreement is approved by a majority of the shares of Curtiss-Wright common stock voting on the adoption of the merger agreement at the special meeting, other than shares held by Unitrin.

    Negative Factors. In addition, our board of directors considered and balanced against the potential benefits of the recapitalization and related transactions a number of potentially negative factors, including the following:

     There may be a short-term adverse impact on the market price of Curtiss-Wright's common stock resulting from any sales of Curtiss-Wright Class B common stock by Unitrin stockholders who receive Class B common stock in the distribution.

     The transactions potentially limit the ability of Curtiss-Wright to undertake some types of transactions for a period of time in the future which, if pursued or undertaken, could impair the tax-free nature of the distribution to Unitrin and its stockholders and give rise to an indemnification obligation of Curtiss-Wright to Unitrin.

     An acquisition of Curtiss-Wright at any time within two years following the distribution could, in some circumstances, trigger significant tax liability to Unitrin and its stockholders, for which Curtiss-Wright may be responsible under its indemnity obligation to Unitrin. This potential tax liability is itself a potentially negative factor, and also could reduce the likelihood of an acquisition of Curtiss-Wright within this time period. See ' -- Tax Matters -- Recapitalization and Distribution' on page 21.

    The factors described above were considered by our board of directors in its assessment of the transactions. The board of directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the transactions are advisable and in the best interests of Curtiss-Wright and its stockholders. Different members of our board may have assigned different weights to different factors. In reaching its determination, our board of directors took the various factors into account collectively and did not perform a factor-by-factor analysis.

DESCRIPTION OF THE RECAPITALIZATION AMENDMENTS

    If the stockholders of Curtiss-Wright approve the adoption of the merger agreement, Curtiss-Wright's certificate of incorporation will, upon filing the certificate of merger with the Secretary of State of the State of Delaware, be amended and restated to include the recapitalization amendments described below and included in Appendices C-1 and C-2. As a result, adoption by the stockholders of the merger agreement will constitute approval of the recapitalization amendments. The recapitalization amendments include the changes necessary to permit the distribution to be tax-free to Unitrin and its stockholders.

    For the distribution to be tax-free to Unitrin and its stockholders, current U.S. federal income tax law requires, among other things, that Unitrin own, at the time of the distribution, capital stock of Curtiss-Wright having the right to elect at least 80% of the board of directors, and that Unitrin distribute all of that stock to its stockholders in a single transaction. Accordingly, the recapitalization amendments create a new Class B common stock of Curtiss-Wright that is entitled to elect at least 80% of our board of directors. The minimum number of directors on our board will be set at five so that the holders of common stock will always be entitled to elect at least one director. All of the Class B common stock will be distributed by Unitrin to its stockholders promptly following the recapitalization in the distribution.

    The recapitalization amendments also:

     provide for the designation of common stock directors and Class B common stock directors and related matters; and

     provide that vacancies on our board may be filled only by the directors, or if there are no directors, by the stockholders, of the class, whether common stock or Class B common stock, in which the vacancy exists.

The recapitalization amendments also modify the terms of our existing authorized but unissued preferred stock to allow the board to determine all the rights of any series of preferred stock, including with respect to voting and priority for dividends and distributions upon liquidation. The following is a discussion of the material terms of the recapitalization amendments.

     Authorization of Common Stock and Class B Common Stock. The 23,150,000 shares of authorized capital stock of Curtiss-Wright will be divided among three classes of capital stock: 11,250,000 shares of common stock, 11,250,000 shares of Class B common stock and 650,000 shares of preferred stock. The authorized number of shares of any class of capital stock of Curtiss-Wright may be increased or decreased by the vote of a majority of the outstanding shares of capital stock of Curtiss-Wright. The common stock and the Class B common stock will have the same rights except for the fact that the holders of the Class B common stock will have the power to elect at least 80% of our board, or the next highest whole number, and the holders of common stock will have the power to elect 20% of our board, or the next lowest whole number. If approved by our board, the special class voting rights of the common stock and Class B common stock with respect to the election of directors may be terminated by a majority of the outstanding shares of the common stock and the Class B common stock, voting together as a single class, at any annual or special meeting of stockholders held at any time after the fifth anniversary of the distribution. Except as described above and except as required by law, the holders of the common stock and Class B common stock will vote together as one class on all other matters, including acquisitions and other fundamental transactions, with each share of common stock and Class B common stock having one vote.

     Creation of Common Stock and Class B Common Stock Directors. Currently, our board has one class of directors. The recapitalization amendments would amend the certificate of incorporation to provide for two classes of directors. Upon completion of the recapitalization, S. Marce Fuller would be designated the 'common stock director' and the remaining seven directors would be designated 'Class B common stock directors.' In future elections, the director designated a common stock director will be elected by the holders of the common stock and the directors designated as Class B common stock directors will be elected by the holders of the Class B common stock.

     Filling of Board Vacancies. The recapitalization amendments would amend the certificate of incorporation to provide that any vacancy in the office of a common stock director or Class B common stock director will be filled only by the vote of the majority of the remaining directors in the class in which the vacancy exists, or the sole remaining director in the class, unless there are no remaining directors in the class, in which case the vacancy will be filled by the vote of the stockholders entitled to elect the members of the class in which the vacancy exists. All newly created directorships resulting from an increase in the authorized number of directors will first be allocated to a class and then filled only by the vote of the majority of the directors in the class in which the newly created directorships exist, or the sole remaining director in the class, unless there are no directors in the class, in which case the newly created directorships will be filled by the vote of the stockholders entitled to elect members of that class. If there is only one common stock director and he or she resigns, dies or is removed for cause, it is possible that there will be no common stock director until the next annual meeting of stockholders.

     Modification of Preferred Stock. Our certificate of incorporation already provides for the creation of series of preferred stock by our board of directors and allows our board of directors to determine most of the terms of each series of preferred stock that it authorizes. This 'blank check' preferred stock power allows our board to authorize the issuance of preferred stock without further action by our stockholders, unless action is required by applicable law or the rules of any exchange on which our securities may be listed. However, our certificate of incorporation requires that each share of preferred stock have one vote in all matters submitted to a vote of our stockholders. It also requires that all series of preferred stock be on a parity with respect to dividends, distributions and rights upon liquidation. In connection with the recapitalization, we propose to modify the 'blank check' preferred stock power to permit our board to set all the rights of each series of preferred stock and to fix the relative rights, preferences, privileges and restrictions applicable to each series of preferred stock and eliminate any restrictions on the board's flexibility to set those terms, including with respect to voting power and priority with respect to payment of dividends and distributions of assets upon liquidation. The blank check preferred stock power could discourage a person from acquiring Curtiss-Wright's common stock or Class B common stock because of the possibility that our board would issue the preferred stock with terms that significantly disadvantage the rights of Curtiss-Wright's common stockholders or Class B common stockholders.

DESCRIPTION OF BY-LAWS AMENDMENTS

    In connection with the proposed recapitalization and distribution, our board has also approved amendments to our by-laws. Under the terms of our existing certificate of incorporation, our directors have the power to amend our by-laws without stockholder approval. As a result, separate stockholder approval is not required to adopt the by-laws amendments. The by-laws amendments will become effective at the time of the recapitalization. Even if the recapitalization proposal is not approved, our board may choose to implement those by-laws amendments described below that are not directly related to the recapitalization.

    We refer you to the full text of the amendments to our by-laws which were approved in connection with the recapitalization proposal and are referred to in this proxy statement as the recapitalization by-laws amendments.

    The recapitalization by-laws amendments require that, at any annual meeting of stockholders, the only nominations of persons for election to the board to be considered and business to be conducted will be the nominations made or business brought before the meeting:

     pursuant to Curtiss-Wright's notice of meeting;

     by or at the direction of the Curtiss-Wright board; or

     by a stockholder of Curtiss-Wright who is a stockholder of record at the time of giving of the notice provided for in the by-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth below.

    For nominations and other business to be properly brought before an annual meeting of stockholders pursuant to the third point above, the stockholder must give written notice to the secretary of Curtiss-Wright not later than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the immediately preceding meeting, the stockholder must give written notice not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of the day that is 90 days prior to the annual meeting or 10 days following the date on which public announcement of the annual meeting is first given. The notice must set forth:

     as to nominations, all information relating to the proposed nominee that is required to be disclosed under Regulation 14A under the Securities Exchange Act of 1934;

     as to other business, a description of the business desired to be brought before the meeting, the text of any proposal to be presented to the stockholders and the reasons for conducting the business at the meeting;

     the name and address, as they appear on Curtiss-Wright's books, of the stockholder who is proposing the business, and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is made;

     the number and class of shares of stock of Curtiss-Wright that are owned by the stockholder, or the beneficial owner on whose behalf the nomination or proposal is made;

     a representation that the stockholder is a holder of record of stock of Curtiss-Wright entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business or nomination;

     any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in the business; and

     a representation as to whether the stockholder of record or the beneficial owner, if any, intends, or are part of a group which intends, to solicit proxies in support of the nominee or proposal.

    The recapitalization by-laws amendments also provide that at any special meeting of the stockholders of Curtiss-Wright, the only business that may be brought before the special meeting is the business specified in the notice of special meeting. Accordingly, the stockholders of Curtiss-Wright may not raise any other matters for consideration at a special meeting.

    With respect to an election of directors to be held at a special meeting of the stockholders as determined by Curtiss-Wright's notice of special meeting, a stockholder may make a nomination pursuant to notice given not earlier than 120 days prior to the special meeting and not later than the close of business on the later of the day that is 90 days prior to the special meeting or 10 days following the date on which public announcement of the special meeting is first made.

    This amendment may preclude nominations or the conduct of business by stockholders at a particular stockholders meeting if the proper procedures are not followed, and may discourage or deter a third party from attempting to obtain control of Curtiss-Wright, even if this attempt might be viewed as beneficial to Curtiss-Wright by its stockholders.

    The presiding officer of the meeting will determine and declare to the meeting whether the business was properly brought before the meeting in accordance with the procedures described above and may declare the nominations or the business as not properly brought before the meeting and not recognize the bringing of the nominations or the business.

    The stockholder bringing a nomination or business in accordance with the above requirements must appear at the annual or special meeting of stockholders to present the nomination or business to be considered at the meeting.

    In addition to the provisions described above, the recapitalization by-laws amendments contain changes necessary to conform the by-laws to our certificate of incorporation if the recapitalization proposal is approved.

CERTAIN OTHER CHANGES TO OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

    Our board also approved amendments to our certificate of incorporation and by-laws that are not related to the proposed recapitalization or corporate governance amendments. These modifications are technical or procedural changes which conform to current Delaware law or best practices.

    We are proposing one technical change to our certificate of incorporation. Our directors, officers, employees and representatives are currently entitled to indemnification against claims or suits for actions taken in their employment or representative capacity. We are required to pay in advance any expenses incurred in defending against these proceedings. The proposed amendment to our certificate of incorporation would allow for advance payment only when the indemnified party has provided an undertaking to repay all amounts advanced if it is determined that the party is not entitled to indemnification.

    We intend to make the following changes to our by-laws:

     we have removed the provision directing the board to call a special meeting when an annual meeting has not been called;

     we have increased the board's quorum requirement from two to three;

     we have provided that a committee of the board of directors may replace an absent or disqualified member of the committee at any committee meeting, even without a quorum;

     we have provided that when determining which stockholders are entitled to notice for a stockholder's meeting, the board may not set a record date that is less than ten days before the meeting; if no record date is set, then the record date shall be close of business on the day before the notice is given; and

     we have provided that when determining which stockholders are entitled to dividends or other rights, the board may not set a record date prior to the adoption of the resolution to set the date; if no record date is set, then the record date shall be the close of business on the day that the resolution was adopted.

RECOMMENDATION OF THE CURTISS-WRIGHT BOARD

    OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE RECAPITALIZATION PROPOSAL AND HAS DETERMINED THAT THE MERGER AGREEMENT AND THE RECAPITALIZATION PROPOSAL ARE ADVISABLE AND IN THE BEST INTERESTS OF CURTISS-WRIGHT AND ITS STOCKHOLDERS. OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS OF CURTISS-WRIGHT VOTE 'FOR' THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE RECAPITALIZATION PROPOSAL.

REQUIRED VOTE

    Each outstanding share of Curtiss-Wright common stock is entitled to one vote on each matter which may properly come before the special meeting. Under Delaware law, adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Curtiss-Wright common stock, including shares held by Unitrin. Unitrin currently owns approximately 44% of Curtiss-Wright's outstanding common stock and has agreed to vote these shares in favor of adoption of the merger agreement. In addition, although not required by law, our board has required, and Unitrin has agreed, that the recapitalization will be implemented only if the holders of a majority of the shares of Curtiss-Wright common stock voting in person or by proxy at the special meeting on the adoption of the merger agreement, other than Unitrin, vote to adopt the merger agreement.

EFFECTS OF THE RECAPITALIZATION ON OUTSTANDING SHARES

    Curtiss-Wright's common stock and Class B common stock will have the same rights except for voting rights with respect to the election of our board of directors. The holders of Class B common stock will be entitled to elect 80% of the board of directors or, if 80% is not a whole number, then the nearest higher whole number of directors. If, in the future, there are shares of any other class or series of stock which by its terms is entitled to vote with the Class B common stock for the election of directors, the holders of shares of that class or series of stock will be entitled to vote with the Class B common stock for the election of the directors of Curtiss-Wright. The holders of common stock will be entitled to elect the remaining directors of Curtiss-Wright. If, in the future, there are shares of any other class or series of stock which by its terms is entitled to vote with the common stock for the election of directors, the holders of shares of the class or series of stock will be entitled to vote with the common stock for the election of the remaining directors of Curtiss-Wright. On all other matters requiring a stockholder vote, including acquisitions and other fundamental transactions, the holders of common stock and Class B common stock will vote together as a single class on a one-share, one-vote basis.

TAX MATTERS -- RECAPITALIZATION AND DISTRIBUTION

    Unitrin has requested a ruling from the Internal Revenue Service to the effect that, for U.S. federal income tax purposes, among other things:

     the cash dividend of $.25 per share will be treated as a distribution to the stockholders of Curtiss-Wright governed by Section 301 of the Internal Revenue Code;

     the recapitalization will be a tax-free transaction to Unitrin and Curtiss-Wright under Section 354 of the Internal Revenue Code; and

     the distribution will be tax-free to Unitrin and its stockholders under
     Section 355 of the Internal Revenue Code.

    To preserve the tax-free status of the distribution to Unitrin and its stockholders, we have agreed that, for a period of two years after the date of the distribution, we will maintain our status as a company engaged in the active conduct of a trade or business. If we fail to comply with this obligation, take any action or fail to take any required action, and that failure to comply, action or omission contributes to a determination that the distribution fails to qualify under Section 355(a) of the Internal Revenue Code or that the Curtiss-Wright shares fail to qualify as qualified property for purposes of
Section 355(c)(2) of the Internal Revenue Code by reason of Section 355(e) of the Internal Revenue Code, we will be required to indemnify Unitrin, the members of its consolidated group and its direct and indirect subsidiaries:

     for all federal, state and local taxes, including any interest, penalty or additions to tax incurred or imposed upon Unitrin, the members of its consolidated group and its direct and indirect subsidiaries, and for any established tax liabilities of Unitrin stockholders resulting from the distribution evidenced by (i) an amended tax return of the Unitrin stockholder reflecting the amount of the tax liability, together with proof of payment of the amount, or (ii) a deficiency notice received by the Unitrin stockholder from the Internal Revenue Service setting forth the amount of the tax liability, together with proof of payment of the amount.

Under Section 355(e) of the Internal Revenue Code, the distribution will be taxable to Unitrin if the distribution is part of a plan or series of related transactions pursuant to which one or more people acquire directly or indirectly stock representing a 50% or greater interest, based on either vote or value, in Unitrin or Curtiss-Wright. Acquisitions that occur during the period beginning two years before the distribution and ending two years after the distribution are subject to a rebuttable presumption that they are part of a plan. If Unitrin becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the Class B common stock at the time of the distribution and its adjusted basis in the stock at that time, and this tax liability will be substantial.

    Accordingly, under the distribution agreement, Curtiss-Wright has agreed that, until two years after the distribution date, it will not:

     merge or consolidate with or into any other corporation,

     liquidate or partially liquidate,

     sell or transfer all or substantially all of its assets in a single transaction or series of transactions,

     redeem or otherwise repurchase any Curtiss-Wright capital stock, except as permitted under the Internal Revenue Service procedures applicable to spin-offs, or

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
     take any other action or actions, other than the adoption of a stockholders' rights plan in customary form,

which, in the aggregate, but not taking into account the recapitalization, would have the effect of causing or permitting one or more people to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Internal Revenue Code, in Curtiss-Wright, unless prior to taking any action set forth in the list above, at the election of Unitrin, either Curtiss-Wright has obtained, and provided to Unitrin, a written opinion in form and substance reasonably acceptable to Unitrin of a nationally recognized law firm reasonably acceptable to Unitrin and Curtiss-Wright, or Unitrin has obtained, at the expense of Curtiss-Wright, a supplemental ruling from the Internal Revenue Service, that the action will not result in the distribution failing to qualify under Section 355(a) of the Internal Revenue Code or the Curtiss-Wright shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code by reason of
     Section 355(e) of the Code.

Unitrin has agreed to cooperate with Curtiss-Wright in obtaining this opinion or, as the case may be, to use all reasonable efforts in obtaining any supplemental ruling, including, where appropriate, by providing written representations as to factual events that occurred prior to the distribution date.

    We have also agreed to indemnify Unitrin, each member of the consolidated group of corporations of which Unitrin is the common parent corporation and each direct and indirect subsidiary of Unitrin for:

     all federal, state and local taxes, including any interest, penalty or additions to tax incurred or imposed upon Unitrin, the members of its consolidated group or its direct or indirect subsidiaries, and any established tax liabilities of any stockholder of Unitrin evidenced by
     (i) an amended tax return of the Unitrin stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or
     (ii) a deficiency notice received by the Unitrin stockholder from the Internal Revenue Service setting forth the amount of the tax liability, together with proof of payment of the amount,

arising from any inaccuracy in, or failure by Curtiss-Wright to comply with any representation or undertaking made by Curtiss-Wright to the Internal Revenue Service in connection with the Internal Revenue Service ruling request, subject to some exceptions.

    Curtiss-Wright will not be obligated to indemnify Unitrin, the members of its consolidated group and its direct or indirect subsidiaries for any liability that results solely from an inaccuracy in or failure by Unitrin to comply with any representation or undertaking by Unitrin to the Internal Revenue Service in connection with the Internal Revenue Service ruling request. Further, if any liability arises as a result of both:

     either (i) our taking or failing to take any action that contributes to the distribution not being treated as a tax-free transaction or (ii) an inaccuracy in, or failure by us to comply with, any representation or undertaking made by us to the Internal Revenue Service in connection with Internal Revenue Service ruling request, and an inaccuracy in or failure by Unitrin to comply with any representation or undertaking by Unitrin to the Internal Revenue Service in connection with the Internal Revenue Service ruling request and each failure is an independent cause of such liability, then Curtiss-Wright and Unitrin will allocate the resulting liability among themselves in a proportion that reflects the relative fault of each party.

    Curtiss-Wright will not be obligated to indemnify Unitrin for any Unitrin tax liability that would not have been imposed or incurred but for:

     the increase in Unitrin's voting power with respect to its Curtiss-Wright stock as a result of the recapitalization, or the failure of any representation made by Unitrin (i) in the Internal Revenue Service ruling request regarding sales by Unitrin stockholders of stock or securities of Unitrin or Curtiss-Wright or (ii) in the distribution agreement regarding the absence of a plan or arrangement on the part of Unitrin to dispose of its interest in Curtiss-Wright to be true, correct and complete.

    Curtiss-Wright's maximum tax indemnification obligation under the distribution agreement is limited to a total of $135 million.

TAX MATTERS -- CASH DIVIDEND

    Unitrin has requested a ruling from the Internal Revenue Service that the cash dividend of $.25 per share will be treated as a distribution to the stockholders of Curtiss-Wright governed by Section 301 of the Internal Revenue Code. If so, the cash dividend will be taxable as ordinary income to individual stockholders of Curtiss-Wright. For corporate holders of Curtiss-Wright common stock, the cash dividend, to the extent treated as ordinary income, will be eligible for a 'dividends-received' deduction, subject to limitations and exclusions provided by the Internal Revenue Code.

INTERESTS OF OUR OFFICERS AND DIRECTORS IN THE RECAPITALIZATION

    In considering the recommendation of our board of directors, you should be aware that some of our officers and directors may have interests in the recapitalization that are or may be different from, or in addition to, the interests of the Curtiss-Wright public stockholders. As of February 16, 2001, the directors of Curtiss-Wright and the executive officers of Curtiss-Wright beneficially owned an aggregate of 298,245 shares of Curtiss-Wright common stock, including shares that may be acquired upon the exercise of outstanding stock options exercisable within 60 days of the record date. As of February 16, 2001, none of the directors of Curtiss-Wright beneficially owned any shares of common stock of Unitrin.

    The merger agreement provides that our board of directors following the recapitalization will consist of eight members. Each member of our board will remain a director of our board following the completion of the transactions. S. Marce Fuller will become the common stock director upon completion of the transactions. Our remaining directors will become the Class B directors upon completion of the transactions. The composition of our board otherwise will not be affected by the recapitalization or the distribution, except that if the classified board proposal is adopted, the board of directors will be divided into three classes at our next annual meeting. See 'Board of Directors and Management of Curtiss-Wright' on page 42.

NEW YORK STOCK EXCHANGE APPROVALS

    We are in the process of obtaining the necessary approval from the New York Stock Exchange in order to list the shares of Class B common stock. Our common stock is currently listed on the New York Stock Exchange under the symbol 'CW.' Following the recapitalization and distribution, the common stock will continue to be listed on the New York Stock Exchange under the symbol 'CW' and the Class B common stock is expected to be listed on the New York Stock Exchange under the symbol 'CW-B.'

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Class B common stock received by holders of Unitrin common stock following the recapitalization and distribution will be freely transferable, except that shares of Class B common stock received by people who are deemed to be affiliates of Curtiss-Wright may be resold by them only in transactions permitted by the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended, or otherwise in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act.

NO APPRAISAL RIGHTS

    Holders of Curtiss-Wright common stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware in connection with the recapitalization or any of the other transactions discussed in this proxy statement.

                      DESCRIPTION OF THE MERGER AGREEMENT
                           AND DISTRIBUTION AGREEMENT

    Curtiss-Wright and Unitrin have entered into a merger agreement and a distribution agreement which will govern the terms of the recapitalization, the cash dividend and the distribution.

THE MERGER AGREEMENT

    The following is a summary of the material terms of the merger agreement, a copy of which is attached as Appendix A. This summary does not contain all of the terms of the merger agreement. All stockholders are urged to read carefully the merger agreement in its entirety.

RECAPITALIZATION AND MERGER

    The recapitalization will be implemented by a merger of CW Disposition Company into Curtiss-Wright. The merger agreement provides for the amendment of Curtiss-Wright's certificate of incorporation to provide for the Class B common stock, as well as other amendments to implement the corporate governance amendments, if approved.

    If the merger agreement is adopted by the stockholders of Curtiss-Wright, including by a majority of those stockholders present in person or by proxy and voting on the recapitalization proposal, other than Unitrin, Curtiss-Wright's certificate of incorporation will be amended to create the Class B common stock. The approval of each of the corporate governance amendments is a condition to the completion of the recapitalization, but may be waived by Curtiss-Wright. In no event will the corporate governance amendments be implemented unless the recapitalization and distribution are completed.

    Unitrin has agreed to vote, or cause to be voted, all the shares of common stock owned by it and its subsidiaries in favor of the adoption of the merger agreement and each of the corporate governance amendments.

MERGER AND EXCHANGE OF SHARES

    The merger agreement provides that before the recapitalization, Unitrin will contribute all 4,382,400 shares of Curtiss-Wright's common stock held by it to CW Disposition Company. At the effective time of the merger, CW Disposition Company will be merged into Curtiss-Wright and the separate corporate existence of CW Disposition Company will cease and Curtiss-Wright will be the surviving corporation. All of the shares of CW Disposition Company common stock outstanding immediately before the effective time of the merger will be converted into 4,382,400 shares of Curtiss-Wright's Class B common stock, each of the shares of Curtiss-Wright common stock held by CW Disposition Company will automatically be canceled and retired, and each other share of Curtiss-Wright common stock will remain issued and outstanding. As a result of and following the recapitalization, Unitrin will own 4,382,400 shares of Class B common stock. Each other stockholder of Curtiss-Wright will own the same number of shares of common stock as it owned before the recapitalization.

CONDITIONS TO THE MERGER

    Conditions to Both Parties' Obligations. Neither we nor Unitrin nor CW Disposition Company are obligated to complete the recapitalization unless the following conditions are satisfied or waived, except that none of us may waive the required stockholder approvals with respect to the merger agreement:

     the adoption of the merger agreement by the holders of

        a majority of the Curtiss-Wright common stock outstanding and entitled to vote thereon, and a majority of the shares of Curtiss-Wright common stock, other than shares held of record or beneficially owned by Unitrin, that are present in person or by proxy at the special meeting and voting on the recapitalization proposal;

     the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     the absence of any law, order or injunction prohibiting, and any proceeding challenging, the completion of the recapitalization or the distribution; and

     the completion of all actions or filings with any governmental entity required to permit the completion of the recapitalization, except those that would not reasonably be expected to have a material adverse effect on any party's ability to complete the transactions.

These conditions are for the benefit of Curtiss-Wright or Unitrin, as applicable, and do not give rise to or create any duty on the part of Curtiss-Wright or Unitrin, as applicable, to waive or not waive any of these conditions.

    Conditions to Curtiss-Wright's Obligations. In addition, we are not obligated to complete the recapitalization unless the following additional conditions are satisfied or waived by us:

     the approval of each of the corporate governance amendments by the holders of a majority of the common stock outstanding and entitled to vote on the corporate governance amendments;

     the declaration of the distribution by the board of directors of Unitrin, subject to the completion of the recapitalization, the satisfaction of all conditions to the distribution set forth in the distribution agreement, other than the completion of the recapitalization, the absence of any circumstance that would reasonably be expected to prevent the completion of the distribution immediately following the recapitalization, and the distribution agreement remaining in full force and effect;

     Unitrin's representations and warranties in the distribution agreement, other than the representation and warranty relating to actions, suits or judgments that seek to enjoin or rescind the transactions, and Unitrin and CW Disposition Company's representations and warranties in the merger agreement that are qualified as to materiality being true and correct and any representations and warranties that are not qualified as to materiality being true and correct in all material respects as of the effective time of the merger and Curtiss-Wright having received a certificate executed by the chief executive officer of Unitrin to this effect;

     Unitrin and CW Disposition Company having performed all covenants in the merger agreement and Unitrin having performed all covenants in the distribution agreement in all material respects at or prior to the effective time of the merger and Curtiss-Wright having received a certificate executed by the chief executive officer of Unitrin to this effect;

     the receipt by Curtiss-Wright and Unitrin of all consents required in connection with the completion of the transactions, and any material governmental approvals and consents needed to complete the transactions;

     the approval of the Class B common stock for listing on the New York Stock Exchange, subject to official notice of issuance;

     no event outside the control of Curtiss-Wright having occurred or failed to occur that prevents legal completion of the recapitalization;

     the compliance of the transactions in all material respects with applicable federal and state securities and other applicable laws;

     the completion, in form or substance reasonably satisfactory to Curtiss-Wright, of all actions and other documents and instruments reasonably necessary in connection with the transactions; and

     either: (i) the issuance of the Internal Revenue Service letter ruling and compliance by Unitrin with all provisions of the ruling required to be complied with prior to the date of the declaration of the distribution and the distribution, or (ii) the receipt by Curtiss-Wright and Unitrin of a written legal opinion to the same effect as the ruling if the ruling is not obtained.

    These conditions are for the sole benefit of Curtiss-Wright and do not give rise to or create any duty on the part of Curtiss-Wright to waive or not to waive any of these conditions.

    Conditions to Unitrin's Obligations. In addition, Unitrin and CW Disposition Company are not obligated to consummate the recapitalization unless the following additional conditions are satisfied or waived by them:

     the issuance of the Internal Revenue Service letter ruling and the compliance by Curtiss-Wright with all provisions set forth in the Internal Revenue Service letter ruling that are required to be complied with prior to the dates of the declaration of the distribution and the distribution;

     the satisfaction or waiver of all the conditions to the declaration of the distribution and the distribution, other than the completion of the recapitalization, the absence of any circumstance that would reasonably be expected to prevent the completion of the distribution immediately following the merger and the full force and effect of the distribution agreement;

     Curtiss-Wright's representations and warranties in the distribution agreement, other than the representation and warranty relating to actions, suits or judgments that seek to enjoin or rescind the transactions, and the merger agreement that are qualified as to materiality being true and correct, and Curtiss-Wright's representations and warranties that are not qualified as to materiality being true and correct in all material respects as of the effective time of the merger and Unitrin having received a certificate executed by the chief executive officer of Curtiss-Wright to this effect; and

     Curtiss-Wright having performed all covenants in the merger agreement or the distribution agreement at or prior to the effective time of the merger in all material respects and Unitrin having received a certificate executed by the chief executive officer of Curtiss-Wright to this effect.

    These conditions are for the sole benefit of Unitrin and CW Disposition Company and do not give rise to or create any duty on the part of Unitrin or CW Disposition Company to waive or not waive any of these conditions.

TERMINATION

    The merger agreement, and, as a result, the distribution agreement, may be terminated and the recapitalization may be abandoned at any time before the effective time of the merger, notwithstanding any approval of the merger agreement by the stockholders of Curtiss-Wright:

     by mutual written consent of Curtiss-Wright and Unitrin;

     by either Curtiss-Wright or Unitrin, if the completion of the merger or the distribution is illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Curtiss-Wright or CW Disposition Company from completing the merger or Unitrin from completing the distribution is entered and becomes final and nonappealable;

     by either Curtiss-Wright or Unitrin, if, in the case of Curtiss-Wright, the required Curtiss-Wright stockholder approvals for the recapitalization proposal and the corporate governance amendments are not obtained or, if, in the case of Unitrin, the required Curtiss-Wright stockholder approval for the recapitalization proposal is not obtained;

     by either Curtiss-Wright or Unitrin, if the merger is not completed by June 30, 2001, but this right is not available to any party in material breach of its obligations under the merger agreement or the distribution agreement; or

     by either Curtiss-Wright or Unitrin, if its board is required by its fiduciary duties to terminate the distribution agreement or, in the case of Curtiss-Wright, the merger agreement, to accept an alternative proposal by a third party.

    The merger agreement terminates automatically if the distribution agreement is terminated according to its terms. Likewise, the distribution agreement terminates automatically if the merger agreement is terminated according to its terms.

OTHER AGREEMENTS

    Under the merger agreement, Curtiss-Wright and Unitrin agree to provide to the other party, subject to limited conditions, access to corporate records and information. Each party has also agreed to exercise all reasonable efforts promptly to obtain any necessary consents and approvals and to take actions as may be necessary or desirable to obtain these consents and approvals.

THE DISTRIBUTION AGREEMENT

    Curtiss-Wright and Unitrin have entered into the distribution agreement providing for, among other things, the distribution and the cash dividend. The following is a summary of the material terms of the distribution agreement, a copy of which is attached as Appendix B. This summary does not contain all of the terms of the distribution agreement. All stockholders are urged to read carefully the distribution agreement in its entirety.

THE DISTRIBUTION

    Unitrin will appoint a distribution agent to distribute to the holders of record of Unitrin common stock in proportion to the number of Unitrin shares they hold on the record date for the distribution, all shares of Class B common stock held by Unitrin on the date of the distribution. The distribution agent will aggregate all fractional shares of Class B common stock that would otherwise be distributed and sell them in an orderly manner after the date of the distribution in the open market and, after completion of the sales, distribute the pro rata portion of the net proceeds from these sales to each stockholder of Unitrin who would otherwise have received a fractional share.

CONDITIONS TO THE DECLARATION AND DISTRIBUTION

    The board of directors of Unitrin will irrevocably declare the distribution and cause the distribution to occur, as soon as reasonably practicable following the satisfaction or waiver, as determined by Unitrin in its sole discretion, of the conditions set forth below. These conditions must be satisfied or waived on or prior to the time of the declaration of the dividend, unless the condition can only be satisfied after the declaration of the dividend, in which case the condition must be satisfied or waived on or prior to the time of the distribution:

     the issuance of the Internal Revenue Service letter ruling and the ruling being satisfactory to Unitrin and the compliance by Curtiss-Wright with all provisions in the Internal Revenue Service letter ruling to be complied with prior to the declaration of the distribution and the distribution;

     no event outside the control of Unitrin that prevents the legal completion of the distribution having occurred;

     the compliance of the transactions contemplated by the merger agreement and the distribution agreement in all material respects with applicable federal and state securities and other applicable laws;

     the receipt by Curtiss-Wright and Unitrin of all consents required in connection with the completion of the transactions, and any material governmental approvals and consents needed to complete the transactions;

     the satisfaction or waiver of all conditions to the recapitalization, other than, in the case of the declaration of the distribution, the declaration and completion of the distribution, and no circumstances existing that would reasonably be expected to prevent the completion of the recapitalization immediately prior to the distribution and, in the case of the distribution, the recapitalization having been completed;

     the declaration of the cash dividend by our board of directors substantially simultaneously with the declaration of the distribution by the board of directors of Unitrin and the absence of any circumstances that would reasonably be expected to prevent prompt payment of the cash dividend;

     the filing of a registration statement on Form 8-A registering the Class B common stock under the Securities Exchange Act of 1934, including all amendments with the Securities and Exchange Commission;

     the approval of the Class B common stock for listing on the New York Stock Exchange, subject to official notice of issuance;

     Curtiss-Wright's representations and warranties set forth in the distribution agreement and the merger agreement that are qualified as to materiality being true and correct, and any representations and warranties that are not qualified as to materiality being true and correct in all material respects, as of the date of the declaration and the date of the distribution and Unitrin having received a certificate of the chief executive officer of Curtiss-Wright to this effect;

     Curtiss-Wright having performed or complied in all material respects with all agreements and covenants required to be performed by it under the distribution agreement and the merger agreement at or prior to the date of the declaration, or, if applicable, the date of the distribution and Unitrin having received a certificate of the chief executive officer of Curtiss-Wright to this effect; and

     all actions and other documents and instruments reasonably necessary in connection with the transactions contemplated by the distribution agreement and the merger agreement, in form and substance reasonably satisfactory to Unitrin having been taken or executed.

    These conditions are for the sole benefit of Unitrin but do not give rise to or create any duty on the part of Unitrin to waive or not waive any of these conditions.

    Each of Curtiss-Wright and Unitrin has agreed that the declaration of the distribution and the distribution will occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the distribution. The parties have agreed to cause their respective boards of directors to meet on the date of the declaration of the distribution to take any corporate action at the meeting required to effect the transactions contemplated by the distribution agreement and the merger agreement. Immediately following these meetings, Curtiss-Wright will complete the recapitalization in accordance with the terms of the merger agreement, including the filing of the certificate of merger relating to the recapitalization with the Secretary of State of the State of Delaware.

CASH DIVIDEND

    The distribution agreement provides that, subject to some conditions, on the date of the declaration of the distribution, our board of directors will declare the cash dividend to all holders of record of Curtiss-Wright's common stock as of the record date determined by the board of directors. Unitrin has agreed to waive its right to receive the cash dividend.

    We are not obligated to declare or pay the cash dividend unless the conditions to the declaration of the distribution and the recapitalization are satisfied.

OTHER AGREEMENTS

    Voting Agreement by Unitrin. Unitrin has agreed to be present, and to cause CW Disposition Company to be present, in person or by proxy at each and every stockholders meeting of Curtiss-Wright at which the recapitalization proposal and the corporate governance amendments are submitted to the stockholders and to vote, or cause to be voted, all shares of common stock owned directly or indirectly by it and its subsidiaries in favor of the recapitalization proposal and each of the corporate governance amendments. If approved by our stockholders, the corporate governance amendments will become effective only if the merger occurs.

    Standstill Agreement. Unitrin has agreed that, until the distribution agreement is terminated or the recapitalization is complete, it will not, and it will cause its affiliates not to, without the prior approval of our board:

     solicit proxies with respect to the Curtiss-Wright common stock;

     participate in any group of related people with respect to the Curtiss-Wright common stock;

     act, alone or with others, to seek control of Curtiss-Wright;

     disclose any intention with respect to any of these standstill provisions;
     or

     request that Curtiss-Wright waive any of these standstill provisions.

    Indemnification Against Tax and Other Liabilities. The distribution agreement provides that Unitrin and Curtiss-Wright will comply with and not take any action during the relevant time period that is inconsistent with the representations made to the Internal Revenue Service in connection with the

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
requests for the Internal Revenue Service ruling described under 'Proposal One:
The Recapitalization and Related Transactions -- Tax Matters -- Recapitalization and Distribution' on page 22. In order to preserve the tax-free status of the distribution, we have agreed to maintain our status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Internal Revenue Code, until the second anniversary of the distribution.

    In addition, under Section 355(e) of the Internal Revenue Code, the distribution will be taxable to Unitrin if the distribution is part of a plan or series of related transactions pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest, based on either vote or value, in Unitrin or Curtiss-Wright. Acquisitions that occur during the period beginning two years before the distribution and ending two years after the distribution are subject to a rebuttable presumption that they are part of such a plan. If Unitrin becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the Class B common stock at the time of the distribution and its adjusted basis in such stock at that time. The amount of this liability is estimated at $30 million, based upon the market price of Curtiss-Wright common stock as of December 14, 2000.

    We have agreed to indemnify Unitrin, each member of the consolidated group of corporations of which Unitrin is the common parent corporation and each direct and indirect subsidiary of Unitrin for:

     all actual tax liability of Unitrin, the members of its consolidated group and its direct or indirect subsidiaries, and for any established tax liabilities of any stockholder of Unitrin evidenced by (i) an amended tax return of the Unitrin stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or (ii) a deficiency notice received by the Unitrin stockholder from the Internal Revenue Service setting forth the amount of the tax liability, together with proof of payment of the amount, arising from any inaccuracy in, or failure by Curtiss-Wright to comply with, any representation or undertaking made by Curtiss-Wright to the Internal Revenue Service in connection with the Internal Revenue Service ruling request, subject to certain exceptions.

    If we take any action or fail to take any required action, and that failure to comply, action or omission contributes to a determination that the distribution fails to qualify under Section 355(a) of the Internal Revenue Code or that the Curtiss-Wright shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code by reason of Section 355(e) of the Internal Revenue Code, we have agreed to indemnify Unitrin, the members of its consolidated group and its direct or indirect subsidiaries for:

     all federal, state and local taxes, including any interest, penalties or additions to tax; and

     any established liability of any Unitrin stockholders resulting from the distribution evidenced by (i) an amended tax return of the Unitrin stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or (ii) a deficiency notice received by the Unitrin stockholder from the Internal Revenue Service setting forth the amount of the tax liability, together with proof of payment of the amount.

    Notwithstanding any other provision of the distribution agreement, Curtiss-Wright will not be obligated to indemnify Unitrin, the members of its consolidated group or its direct or indirect subsidiaries for any tax liability that results solely from an inaccuracy in or failure by Unitrin to comply with any representation or undertaking by Unitrin to the Internal Revenue Service in connection with the Internal Revenue Service ruling request. Furthermore, if any tax liability arises as a result of both either (i) our taking or failing to take any action that contributes to the distribution not being treated as a tax-free transaction or (ii) an inaccuracy in or failure by Curtiss-Wright to comply with any representation or undertaking made by Curtiss-Wright to the Internal Revenue Service in connection with the Internal Revenue Service ruling request, and an inaccuracy in or failure by Unitrin to comply with any representation or undertaking by Unitrin to the Internal Revenue Service in connection with the Internal Revenue Service ruling request, and each failure is an independent cause of the liability, then Curtiss-Wright and Unitrin will allocate the tax liability among themselves in a proportion that reflects the relative fault of each party. In the event that Curtiss-Wright and Unitrin are jointly responsible for a shareholder level liability under the provisions described above, we are required to indemnify and pay to Unitrin, the members of its consolidated group and its direct or indirect subsidiaries our share of an established liability of a Unitrin stockholder if, and only to the extent that, Unitrin has agreed to pay the Unitrin stockholder its proportionate share of the established liability. If Unitrin does not actually pay its proportionate share of the established liability to the stockholder, Unitrin will reimburse Curtiss-Wright for any amounts paid by Curtiss-Wright to Unitrin in respect of the established liability.

    We will not be obligated to indemnify Unitrin, the members of its consolidated group or its direct or indirect subsidiaries against any Unitrin tax liability that would not have been incurred but for the increase of Unitrin's voting power with respect to its Curtiss-Wright stock as a result of the recapitalization. In addition, we will be entitled to rely upon any representations made by Unitrin in the distribution agreement with respect to the absence of a plan or arrangement on the part of Unitrin to dispose of its interest in Curtiss-Wright or in the Internal Revenue Service ruling request with respect to sales by Unitrin stockholders of stock or securities of Unitrin or Curtiss-Wright. In the event these representations are not true, correct or complete, we will not be obligated to indemnify Unitrin, the members of its consolidated group or its direct or indirect subsidiaries for any Unitrin tax liability that would not have been incurred but for the failure of these representations to be true, correct and complete, unless Curtiss-Wright had prior actual knowledge of the inaccuracy, failure or incompleteness.

    Any indemnity payment made by Curtiss-Wright pursuant to the provisions described above shall be made on an after-tax basis, calculated according to the actual tax position of the person receiving the payment. The total amount to be paid by Curtiss-Wright pursuant to its indemnity obligation under the distribution agreement shall not exceed $135 million.

    As a result of the representations in the Internal Revenue Service ruling request and the covenants in the distribution agreement, the acquisition of control of Curtiss-Wright prior to the second anniversary of the distribution date may be more difficult or less likely to occur because of the potential indemnification liability associated with a breach of these representations or covenants. In addition, Curtiss-Wright's ability to undertake acquisitions and other transactions may be substantially restricted for the two-year period following the distribution.

    The distribution agreement also provides for assumptions of liabilities and cross-indemnities designed to allocate financial responsibility for former, current, or future liabilities arising out of or in connection with the businesses of each respective party.

    No Solicitation. Curtiss-Wright and Unitrin have agreed not to solicit or negotiate in connection with any proposal for the acquisition by any third party of any shares of capital stock of Curtiss-Wright or the acquisition of, or business combination with, Curtiss-Wright during the pendency of the proposed transactions. Unitrin will be relieved of this obligation if:

     our board of directors approves an alternative transaction during the pendency of the transactions, does not recommend or withdraws its recommendation in favor of the transactions or modifies its recommendation in a manner adverse to Unitrin,

     Curtiss-Wright breaches or fails to comply with any of its material obligations under the distribution agreement or merger agreement and fails to cure the breach or failure within 30 days following notice, or

     Unitrin receives a written proposal for an alternative transaction and the board of directors of Unitrin in good faith determines, after consultation with outside counsel, that it would be inconsistent with the Unitrin board's fiduciary duties to Unitrin stockholders if the Unitrin board did not commence discussions or negotiations with the person making the proposal, but only with respect to that specific proposal.

We will be released from this obligation if we receive a written proposal for an alternative transaction and our board of directors in good faith determines after consultation with outside counsel, that it would be inconsistent with our fiduciary duties to our stockholders if we did not commence discussions

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
or negotiations with the person making the proposal. This release will only be with respect to that specific proposal.

    Expenses. The distribution agreement also provides that, except as set forth under ' -- Termination' below, all costs and expenses incurred in connection the distribution agreement and the merger agreement and the transactions contemplated thereby will be paid by the party incurring the costs and expenses.

TERMINATION

    Prior to the filing of the certificate of merger related to the recapitalization, the distribution agreement may be terminated:

     by Curtiss-Wright and Unitrin by mutual written consent;

     by Curtiss-Wright or Unitrin if the other party is in breach of any of its obligations or representations and warranties under the distribution agreement or the merger agreement, and the breach would result in a material adverse effect on the party after giving effect to the distribution, and the breaching party fails to correct the breach within 30 days;

     by Curtiss-Wright if, following receipt of a proposal for an alternative transaction, our board of directors is required by its fiduciary duties to stockholders of Curtiss-Wright to terminate the merger agreement or the distribution agreement and accept the proposal; in this case Curtiss-Wright will pay the reasonable documented out-of-pocket fees and expenses incurred by Unitrin in connection with the distribution agreement, the merger agreement and the related transactions up to a total of $2.3 million, but only if Unitrin does not agree to, or otherwise vote in favor of, the alternative proposal;

     by Unitrin if:

       our board of directors withdraws its approval or recommendation of the transactions, does not recommend or modifies its approval or recommendation in a manner adverse to Unitrin or approves, recommends or enters into an agreement for any alternative proposal;

       the stockholders of Curtiss-Wright do not approve the recapitalization;
       or

       following receipt of a proposal for an alternative transaction, the board of directors of Unitrin is required by its fiduciary duties to stockholders of Unitrin to terminate the distribution agreement and accept the alternative transaction proposal;

     in the case of the first point directly above, Curtiss-Wright shall pay the reasonable documented out-of-pocket fees and expenses incurred by Unitrin in connection with the distribution agreement, the merger agreement and the related transactions up to a total of $2.3 million and in the case of the third point directly above, Unitrin shall pay the reasonable documented out-of-pocket fees and expenses incurred by Curtiss-Wright in connection with the distribution agreement, the merger agreement and the related transactions up to a total of $2.3 million;

     by Curtiss-Wright or Unitrin if the recapitalization is not completed by June 30, 2001, but this right is not available to any party in material breach of its obligations under the distribution agreement or the merger agreement; or

     automatically upon termination of the merger agreement.

    Except in circumstances where a party is required to pay the fees and expenses of the other party as set forth above, and except for liability for any breach by either party of the distribution agreement or merger agreement, no party will be liable to any other party or any other person as a result of termination of the distribution agreement. After the filing of the certificate of merger relating to the recapitalization, the distribution agreement may not be terminated except by an agreement in writing signed by both parties.

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

                   PROPOSALS TWO, THREE, FOUR, FIVE AND SIX:
                        CORPORATE GOVERNANCE AMENDMENTS

    We are not obligated to complete the recapitalization unless all of the corporate governance amendments are approved. However, we may waive this condition to completion of the recapitalization. In addition, the corporate governance amendments will not be implemented if the recapitalization proposal is not approved.

    The following summary is qualified in its entirety by reference to the text of the proposed amendments to our certificate of incorporation and by-laws, which are attached to this proxy statement.

GENERAL

    The corporate governance amendments will amend our certificate of incorporation in ways that we believe are necessary to foster our long-term growth as an independent company following the recapitalization and the distribution and to protect our stockholders from unsolicited potentially coercive or abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders.

    Our board has also approved amendments to our by-laws which are attached as Appendices D-1 and D-2 and are described under 'Proposal One: The Recapitalization and Related Transactions -- Description of By-laws Amendments' on page 18 and ' -- Description of By-laws Amendments' on page 38. Under the terms of our existing certificate of incorporation, our board of directors has the power to amend the by-laws without stockholder approval. As a result, separate stockholder approval is not required to effect the by-laws amendments.

    In addition to containing the amendments to the by-laws discussed in 'Proposal One: Recapitalization and Related Transactions -- Description of By-laws Amendments' on page 18, the by-laws amendments contain changes necessary to conform the by-laws to our certificate of incorporation if the corporate governance amendments are approved.

    Our board adopted a stockholders' rights plan at the time it approved the recapitalization and the distribution. That rights plan will terminate upon the completion of the recapitalization and distribution. We anticipate that our management will propose that our board adopt a new rights plan to be effective at the time of the distribution. See ' -- Stockholders' Rights Plan' on page 38.

PURPOSE AND EFFECTS OF THE CORPORATE GOVERNANCE AMENDMENTS

    The proposed recapitalization and distribution may make it easier for a single person or group of related persons to gain control over our company. Because Unitrin currently holds approximately 44% of the Curtiss-Wright common stock, it is unlikely at present that a person other than Unitrin would gain control of our company without Unitrin's consent. Following the recapitalization and distribution, however, holders of Class B common stock will have the right to elect at least 80% of our board. Accordingly, a person or group of related persons could gain control of our company by gaining control of our board by acquiring a majority of the outstanding Class B common stock, or the votes represented by those shares. Since the outstanding Class B common stock will represent approximately 44% of the total outstanding shares of Curtiss-Wright voting stock, the special class voting right of the Class B common stock would permit a person or group to gain control of our board by acquiring only approximately 22% of Curtiss-Wright's total outstanding voting securities. In addition, the substantial influence that Unitrin has the ability to exert in matters voted on by Curtiss-Wright stockholders will be eliminated as a result of the recapitalization and distribution. For these reasons, the proposed recapitalization and distribution could render Curtiss-Wright more susceptible to unsolicited takeover bids from third parties, including offers below the intrinsic value of Curtiss-Wright or other offers that would not be in the best interests of Curtiss-Wright's stockholders.

    In order to reduce the concerns described above, the corporate governance amendments, together with the by-laws amendments and the stockholders' rights plan that we anticipate our board will adopt at the time of the distribution, are intended to make it more difficult for a potential acquiror of Curtiss-Wright to take advantage of Curtiss-Wright's new capital structure to acquire Curtiss-Wright by means

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
of a transaction which is not negotiated with our board. This would reduce the vulnerability of Curtiss-Wright to an unsolicited takeover proposal. These provisions are designed to enable Curtiss-Wright to develop its business in a manner which will foster its long-term growth, with the threat of a takeover not deemed by our board to be in the best interests of Curtiss-Wright and its stockholders, and the potential disruption entailed by a threat of a takeover, reduced to the extent practicable. Eliminating Unitrin as an approximately 44% stockholder as a result of the distribution would, absent these provisions, increase Curtiss-Wright's vulnerability to an unsolicited takeover proposal. In addition, as discussed above under 'Proposal One: The Recapitalization and Related Transactions -- Tax Matters -- Recapitalization and Distribution' on page 21, Curtiss-Wright has agreed to indemnify Unitrin for tax liabilities under some circumstances if the distribution becomes subject to tax. The likelihood of the distribution losing its tax-free status and the likelihood of Curtiss-Wright being subject to liability under the tax indemnification provisions of the distribution agreement increase if Curtiss-Wright is acquired. By making a takeover of Curtiss-Wright without approval of our board more difficult, the corporate governance amendments, the by-laws amendments and the stockholders' rights plan that we anticipate our board will adopt also protect Curtiss-Wright and its stockholders from potential liabilities resulting from the loss of the tax-free status of the distribution.

    Our board believes that when companies do not have measures in place to address unsolicited takeover bids, change in control transactions do occur at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which require potential acquirors to negotiate with the board of directors. Our board desires to provide Curtiss-Wright with the flexibility to grow its business without being subject to unsolicited takeover proposals either at inadequate prices or by means of unfair takeover tactics. Our board of directors is aware of, and committed to, its fiduciary obligations to Curtiss-Wright and its stockholders in respect of these measures.

    State Anti-Takeover Statutes. Under the business combination statute of Delaware law, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation's voting stock. This restriction applies unless:

    prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon completion of the transaction which resulted in the stockholder becoming an interested stockholder; or

    at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

    A business combination generally includes:

    mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholders;

    transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

    transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

    other transactions resulting in a disproportionate financial benefit to an interested stockholder.

    The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does

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
not have voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ stock market or held of record by more than 2,000 stockholders.

    We have not adopted any provision in our certificate of incorporation or by-laws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving Curtiss-Wright.

    The corporate governance amendments, together with the by-laws amendments and the stockholders' rights plan that we anticipate our board will adopt, may reduce the ability of stockholders to influence the governance of Curtiss-Wright.

THE CORPORATE GOVERNANCE AMENDMENTS

    In deciding to approve the corporate governance amendments, we determined that it would be beneficial to have the protections of the corporate governance amendments in place following the recapitalization and the distribution, particularly during the first two years following the distribution, when the risk to Curtiss-Wright of liability under the tax indemnity provisions of the distribution agreement is greatest. Following is a description of the material terms of the corporate governance amendments.

    Proposal Two: Classified Board Proposal. If this proposal is approved, our certificate of incorporation will be amended to provide for a classified board of directors, also referred to as a staggered board. The board of directors would be divided into three classes of directors, each having a three-year term. A classified board staggers terms of the three classes and would be implemented through initial one, two and three-year terms for the three classes, followed in each case by full three-year terms.

    The classified board proposal would make it more difficult for a person seeking to obtain control of Curtiss-Wright to achieve that control by acquiring a majority of the outstanding shares of Class B common stock or by acquiring proxies for a majority of shares of Class B common stock. With a classified board, only one-third of the members of the board are elected each year, and directors may only be removed from office for cause. Accordingly, the acquisition of control of a majority of our board of directors would require the election of new directors at at least two successive annual meetings of stockholders.

    The overall impact of the classified board proposal would be to render more difficult or discourage attempts to assume control of Curtiss-Wright by means of a merger or tender offer which is not negotiated with the board of directors even if the transaction would result in a premium over the market price for the shares of Curtiss-Wright's capital stock held by the stockholders or may otherwise be favorable to the interests of the stockholders, or by means of a proxy contest.

    Our board of directors believes that the classified board proposal is advantageous to Curtiss-Wright and its stockholders for a number of reasons. As discussed above, public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. These prospective acquirers may be in a position to elect the majority or the entirety of a company's board of directors through a proxy contest or otherwise, even though they do not actually own a majority of a company's outstanding shares of capital stock at the time. If the classified board proposal is approved and implemented, a majority of our directors could not be replaced without cause until at least two annual meetings of stockholders have occurred. By eliminating the possibility of the sudden replacement or removal of our board of directors, the incumbent board of directors will be given the time and opportunity to evaluate any proposals for acquisition of control of Curtiss-Wright and assess and develop alternatives without the pressure created by the threat of imminent replacement or removal or loss of control, in a manner consistent with their responsibilities to Curtiss-Wright's stockholders.

    In addition, by allowing directors to serve three-year terms rather than one-year terms, the classified board enhances the continuity and stability of both the composition of the board of

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
    directors and the policies formulated by the board of directors. This enhances the board of directors' ability to adopt and implement long-term business strategies aimed at increasing stockholder value. We believe, therefore, that removing the threat of sudden replacement or removal will permit our board to more effectively represent the interests of all stockholders, including responding to demands or actions by any stockholder or group.

    The classified board would similarly delay stockholders who do not approve of policies of the board of directors in their attempt to replace a majority of the directors. For the same reason, the adoption of the classified board may also deter certain mergers, tender offers, proxy contests or other takeover attempts which some or a majority of holders of Curtiss-Wright voting stock may deem to be in their best interests.

    We have no knowledge of any present effort to gain control of Curtiss-Wright or to organize a proxy contest. In addition, we have not experienced any problems in the past or at the present time with the board of directors' continuity or stability. However, we believe that adopting the classified board proposal is advisable and in the best interests of stockholders because it will give our board of directors more time to fulfill its responsibilities to stockholders and it will provide greater assurance of continuity and stability in the composition and policies of the board of directors. Our board of directors also believes these advantages outweigh any disadvantages relating to discouraging potential acquirors from attempting to obtain control of Curtiss-Wright.

    Implementation of the Classified Board. If the classified board proposal is approved, our eight directors would be designated to three separate classes at our next annual meeting as follows:

        two 'Class I Directors' would be designated at our next annual meeting to serve for a term expiring at the next annual meeting of stockholders following that meeting;

        three 'Class II Directors' would be designated at our next annual meeting to serve for a term expiring at the second annual meeting of stockholders to be held following that meeting; and

        three 'Class III Directors' would be designated at our next annual meeting to serve for a term expiring at the third annual meeting of stockholders to be held following that meeting.

    At each annual meeting following our next annual meeting, only directors of the class whose term is expiring that year would be required to stand for election, and upon election each director would serve a three-year term.

    The total number of authorized directors will be initially set at eight. The authorized number may be decreased or increased at any time by the board, but, if the recapitalization proposal is adopted, may not be less than five, and if the board size proposal is adopted, may not be more than ten. No change may have the effect of removing any director from office. Upon any change in the authorized number, the total number of directors will be allocated as evenly as possible within the three classes, provided that the term of office may not be shortened for any incumbent director.

    Holders of the Class B common stock will be entitled to elect at least 80% of the members of the board of directors. With the authorized number of directors initially to be set at eight, the holders of Class B common stock will be entitled to elect seven directors and the holders of the common stock will be entitled to elect one director.

    Biographical information regarding our current directors is set forth below under 'Board of Directors and Management of Curtiss-Wright -- Board of Directors' on page 42.

    The vote of 66 2/3% of all the Curtiss-Wright capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority vote proposal described below is adopted.

    Proposal Three: Board Size Proposal. If this proposal is approved, our certificate of incorporation will be amended to provide that our board will consist of not less than five (as provided in the recapitalization proposal) nor more than ten directors and that the exact number of directors will be fixed from time to time exclusively by our board by a resolution adopted by a majority of the

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
    Curtiss-Wright board. The effect of this provision is that the stockholders of Curtiss-Wright, acting on their own, will no longer have the power, without first obtaining board approval, to amend the by-laws to increase the size of the board and fill the new directorships with their own representatives. The provisions currently set forth in the certificate of incorporation and by-laws allow this to be done by vote of the holders of a majority of the outstanding shares of common stock. This will no longer be possible if the board size proposal is adopted. In effect, this proposal will eliminate any opportunity of the Curtiss-Wright stockholders to circumvent our classified board, if the classified board proposal is adopted. Our board believes that it will be important to support and reinforce the classified board in light of the increased vulnerability that Curtiss-Wright will have following the recapitalization and distribution to potentially abusive takeover tactics and efforts to acquire control of Curtiss-Wright at a price or on terms that are not in the best interests of all Curtiss-Wright stockholders. Preserving the classified board will help ensure that the incumbent board of directors will be given the time and opportunity to evaluate any proposals for acquisition of control of Curtiss-Wright and assess and develop alternatives without the pressure created by the threat of imminent loss of control, in a manner consistent with their responsibility to Curtiss-Wright's stockholders. Our board believes, therefore, that removing the threat of imminent loss of control will permit it more effectively to represent the interests of all stockholders, including responding to demands or actions by any stockholder or group.

    The vote of 66 2/3% of all the Curtiss-Wright capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority vote proposal described below is adopted.

    Proposal Four: Written Consent Proposal. Unless otherwise provided in a company's certificate of incorporation, Delaware law permits any action required or permitted to be taken by stockholders of a company at a meeting to be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. Our certificate of incorporation does not currently provide otherwise. Moreover, our by-laws currently provide for stockholder action by written consent. The written consent proposal will amend the certificate of incorporation, and conforming charges will be made to the by-laws, to require that stockholder action be taken at an annual or special meeting of stockholders, and will prohibit stockholder action by written consent.

    The written consent proposal will give all stockholders of Curtiss-Wright the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This proposal will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of our by-laws. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. If the special meeting proposal is adopted, stockholders will no longer have the ability to call a special meeting of stockholders of Curtiss-Wright to take corporate action between annual meetings. Accordingly, the written consent proposal in conjunction with the special meeting proposal may discourage, delay or prevent a change in control of Curtiss-Wright. For example, a proposal for the removal of directors for cause could, if the board of directors desired, be delayed until the next annual meeting of Curtiss-Wright stockholders.

    The vote of 66 2/3% of all the Curtiss-Wright capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority vote proposal described below is adopted.

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
    Proposal Five: Special Meeting Proposal. Under our current by-laws, a special meeting of stockholders may be called by the Chairman, the President or one of the directors and is required to be called by the Secretary at the request in writing of a majority of the shares of common stock issued and outstanding and entitled to vote. If the special meeting proposal is adopted, our certificate of incorporation will be amended, and conforming changes will be made to our by-laws, to prohibit our stockholders from calling a special meeting. This would mean that proposals for stockholder action, such as a proposed amendment to the by-laws or a proposal for the removal of directors for cause, could, if the board of directors desired, be delayed until the next annual meeting of Curtiss-Wright's stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders' right to call a special meeting, expensive proxy contests cannot occur other than in connection with our annual meeting. Also, the board can still call a special meeting of the stockholders when issues arise that require a stockholder meeting. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of Curtiss-Wright.

    The vote of 66 2/3% of all the Curtiss-Wright capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority vote proposal described below is adopted.

    Proposal Six: Supermajority Voting Proposal. Currently, in addition to board approval, the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon is required to amend any provision of our certificate of incorporation. Delaware law permits a company to include provisions in its certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. The supermajority voting proposal would amend our certificate of incorporation to require the vote of at least 66 2/3% of all of the shares of capital stock of Curtiss-Wright which are entitled to vote, voting together as a single class, to alter, amend, rescind or repeal any of our by-laws by stockholder action or alter, amend, rescind or repeal certain provisions of our certificate of incorporation or to adopt any provision inconsistent therewith. The provisions in the certificate of incorporation affected by this amendment are:

        The provision concerning the classified board, the size of the board and the filling of board vacancies and newly created directorships;

        The provision concerning the inability of our stockholders to call special meetings;

        The provision concerning the inability of our stockholders to act by written consent; and

        The provision concerning the ability of our stockholders to alter, amend, rescind or repeal some provisions of the certificate of incorporation and any provision of our by-laws.

     The 'supermajority' voting requirement may discourage or deter a person from attempting to obtain control of Curtiss-Wright by making it more difficult to amend some provisions of our certificate of incorporation or for our stockholders to amend any provision of our by-laws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders. The supermajority voting requirement will make it more difficult for a stockholder or stockholder group to amend our by-laws or put pressure on our board to amend our certificate of incorporation to facilitate a takeover attempt. Adoption of the supermajority voting proposal requires only the approval of a majority of the outstanding shares of common stock. If the supermajority voting proposal is adopted by less than a 66 2/3% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal these provisions at a later date.

REQUIRED VOTE

    Approval of each of the corporate governance amendments requires the affirmative vote of a majority of shares of Curtiss-Wright's common stock outstanding as of the record date. Unitrin has

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
agreed to vote or cause to be voted all shares of common stock owned by it and any of its subsidiaries, approximately 44% of the total number of outstanding shares of common stock, in favor of the corporate governance amendments. Unless the merger agreement is adopted by the holders of Curtiss-Wright common stock as described under 'Proposal One: The Recapitalization and Related
Transactions -- Required Vote' on page 20 and the recapitalization is completed, the corporate governance amendments will not be implemented.

    If the corporate governance amendments are approved, and the recapitalization is completed Curtiss-Wright's certificate of incorporation will be amended as indicated in Appendix C-1, which includes both the recapitalization amendments and the corporate governance amendments. If the recapitalization proposal is approved but any of the corporate governance amendments are not approved and we waive our condition to the recapitalization relating to those amendments, our certificate of incorporation will be amended as indicated in Appendix C-2.

RECOMMENDATION OF THE CURTISS-WRIGHT BOARD

    OUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE CORPORATE GOVERNANCE AMENDMENTS AND HAS DETERMINED THAT THE CORPORATE GOVERNANCE AMENDMENTS ARE ADVISABLE AND IN THE BEST INTERESTS OF CURTISS-WRIGHT AND ITS STOCKHOLDERS. OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS OF CURTISS-WRIGHT VOTE 'FOR' THE ADOPTION OF EACH OF THE CORPORATE GOVERNANCE AMENDMENTS.

DESCRIPTION OF BY-LAWS AMENDMENTS

    As discussed under 'Proposal One: The Recapitalization and Related Transactions -- Description of By-laws Amendments' on page 18, our board has approved amendments to our by-laws. If the Curtiss-Wright stockholders vote to approve the recapitalization proposal and the corporate governance amendments, the by-laws amendments described under 'Proposal One: Recapitalization and Related Transactions -- Description of By-laws Amendments' on page 18 will be implemented as well as provisions necessary to conform the by-laws to the corporate governance amendments. If the recapitalization proposal is approved but any of the corporate governance amendments are not approved and we waive our condition to the recapitalization relating to those amendments, our by-laws will be amended as indicated in Appendix D-2.

    The by-laws amendments relating to the corporate governance amendments are subject to the approval of the recapitalization proposal and the corporate governance amendments and will become effective only upon the completion of the recapitalization. The by-laws amendments do not require separate stockholder approval. A description of the by-laws amendments is included in this proxy statement for informational purposes only.

STOCKHOLDERS' RIGHTS PLAN

    Stockholders' rights plans are designed to encourage potential acquirors to negotiate with a company's board of directors to preserve for stockholders the value of a company in the event of a takeover attempt, particularly if the common stock of the company is trading at prices substantially less than the company's long-term value. Rights plans reduce the likelihood that a potential acquiror who is unwilling to pay a market premium that a company's board determines is sufficient will attempt to acquire stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactics. We currently have a stockholders' rights plan in place that may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make these actions more difficult to accomplish. The stockholders' rights plan was adopted to ensure that in the case of an unsolicited takeover offer, Curtiss-Wright and its stockholders would be protected from takeover attempts, or the acquisitions of a substantial block of equity, on terms which may be less favorable to its stockholders generally than would be available in transactions negotiated with and approved by the board. With the stockholders' rights plan in place, if a hostile takeover is threatened or an offer to acquire a substantial block of Curtiss-Wright common stock is made, the board is better able to manage the process to ensure that any proposal accepted is in the best interest of all stockholders and, if required and to the extent practicable, the price to the stockholders is maximized and that all stockholders are treated equally.

    The stockholders' rights plan that we currently have in place will terminate upon the completion of the recapitalization and distribution. We anticipate that our management will propose that our board adopt a new stockholders' rights plan taking into account the two classes of Curtiss-Wright stock to be effective immediately prior to the completion of the distribution, which would enhance our ability to protect and advance our interests and those of our stockholders in the event of an unsolicited proposal to acquire a significant interest in Curtiss-Wright in light of the completion of the recapitalization and distribution.

    The new stockholders' rights plan, if and when adopted, will be subject to the completion of the recapitalization and the distribution and will become effective immediately prior to the distribution. The stockholders' rights plan will not require stockholder approval.

                STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT OF CURTISS-WRIGHT

    The following table sets forth information as of December 5, 2000 with respect to the beneficial ownership of Curtiss-Wright common stock before and after the transactions by:

     each person known to us to own beneficially more than 5% of the outstanding shares of Curtiss-Wright common stock or Unitrin common stock;

     the four most highly-compensated executive officers, other than the Chief Executive Officer, of Curtiss-Wright;

     each director of Curtiss-Wright; and

     all current executive officers and directors as a group.

    There may be other people that own shares of both Curtiss-Wright common stock and Unitrin common stock who would own, collectively, following the recapitalization and the distribution, more than 5% of the total voting power of common stock and Class B common stock.

                                                                                     NUMBER OF
                                                                                SHARES AND PERCENT
                                               NUMBER OF       PERCENT OF         OF CLASS OWNED         PERCENT OF TOTAL
                                                SHARES           COMMON              AFTER THE            CAPITAL STOCK
                                                 OWNED           STOCK             TRANSACTIONS               OWNED
                                             PRIOR TO THE     PRIOR TO THE   -------------------------      AFTER THE
        NAME OF BENEFICIAL OWNER            TRANSACTIONS(*)   TRANSACTIONS   COMMON STOCK    CLASS B       TRANSACTIONS
        ------------------------            ---------------   ------------   ------------    -------       ------------
Unitrin, Inc. ...........................      4,382,400           44%            0             0            0
 One East Wacker Drive
 Chicago, Illinois 60601
Argonaut Group, Inc. (12) ...............        822,200          8.2%       822,200/14.5%      0              8.2%
 1800 Avenue of the Stars
 Los Angeles, Cal. 90067
GAMCO Investors, Inc. (13) ..............        811,400          8.1%       811,400/14.3%      0              8.1%
 And
Gabelli Funds, Inc. .....................        377,300          3.8%       377,300/6.7%                      3.8%
 And
Gabelli & Company .......................            100          (2)            100/(2)                       (2)
 Corporate Center at Rye
 Rye, NY 10580
Royce & Associates, Inc. (14) ...........        853,000          8.5%       853,000/15.1%      0              8.5%
 And
Royce Management Co. ....................          1,500          (2)          1,500/(2)                       (2)
 1414 Ave. of the Americas
 New York, NY 10019
David Lasky (5)..........................        123,755          1.2%       123,755/2.2%       0              1.2%
Gerald Nachman (6).......................         72,357          (2)         72,357/1.3%       0              (2)
George J. Yohrling (8)...................         26,023          (2)         26,023/(2)        0              (2)
Robert A. Bosi (3).......................         24,496          (2)         24,496/(2)        0              (2)
Martin R. Benante (1)....................         19,616          (2)         19,616/(2)        0              (2)
Brian D. O'Neill (10)....................         12,070          (2)         12,070/(2)        0              (2)
James B. Busey IV (4)....................          2,269          (2)          2,269/(2)        0              (2)
William B. Mitchell (4)..................          2,644          (2)          2,644/(2)        0              (2)
John R. Myers (4)........................            571          (2)            571/(2)        0              (2)
William W. Sihler (4)....................          1,015          (2)          1,015/(2)        0              (2)
J. McLain Stewart (7)....................            916          (2)            916/(2)        0              (2)
S. Marce Fuller (9)......................            389          (2)            389/(2)        0              (2)
Fayez Sarofim & Co., et al. (15)** ......              0            0%            0          212,270/5%        2.1%
 2907 Two Houston Center
 Houston, TX 77010
George Kozmetsky (16)** .................              0            0%            0          264,680/6%        2.6%
 P.O. Box 2253
 Austin, TX 78768
Singleton Group LLC (17)** ..............              0            0%            0         941,494/21%        9.4%
 335 North Maple Drive
 Ste. 177
 Beverly Hills, CA 90210
Directors and Executive .................        297,734          3.0%       297,734/5.3%       0              3.0%
 Officers as a group (15 persons) (11)

                                                        (footnotes on next page)

(footnotes from previous page)

* Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed.

** Assumes a distribution ratio of six and one-half (6.5) shares of Class B common stock for each 100 shares of Unitrin common stock.

 (1) Of the total number of shares, 18,682 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (2) Less than one percent.

 (3) Of the total number of shares, 20,962 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (4) Includes 516 shares of restricted common stock issued pursuant to the Curtiss-Wright 1996 Stock Plan for Non-Employee Directors.

 (5) Of the total number of shares, 71,914 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (6) Of the total number of shares, 38,371 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (7) This consists of 516 shares of restricted common stock issued pursuant to the Curtiss-Wright 1996 Stock Plan for Non-Employee Directors and 400 shares which are indirectly beneficially owned as custodian pursuant to the Uniform Gift to Minors Act.

 (8) Of the total number of shares, 19,304 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (9) All 389 shares of stock are restricted common stock issued pursuant to the Curtiss-Wright 1996 Stock Plan for Non-Employee Directors.

(10) Of the total number of shares, 6,948 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(11) Of the total number of shares, 184,540 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Curtiss-Wright 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(12) According to Schedule 13D dated October 9, 1986.

(13) According to Schedule 13D as amended through November 8, 2000.

(14) According to an amended Schedule 13G dated February 9, 2000.

(15) According to an amended Schedule 13G dated February 15, 2000.

(16) According to an amended Schedule 13G dated February 1, 2000.

(17) According to Schedule 13D dated August 24, 2000.

              BOARD OF DIRECTORS AND MANAGEMENT OF CURTISS-WRIGHT

BOARD OF DIRECTORS

    The following is information regarding the directors of Curtiss-Wright:

                NAME                   AGE                    PRINCIPAL OCCUPATION
                ----                   ---                    --------------------
Martin R. Benante....................  48          Chairman and Chief Executive Officer of
                                                   Curtiss-Wright

James B. Busey, IV...................  68          Aviation and Security Consultant

David Lasky..........................  68          Director, Primex Technologies, Inc.

S. Marce Fuller......................  40          President and Chief Executive Officer of
                                                   Southern Energy, Inc.

William B. Mitchell..................  65          Director, Mitre Corporation

John R. Myers........................  62          Chairman of Tru-Circle Corporation

William W. Sihler....................  63          Professor of Business Administration,
                                                   Darden Graduate School of Business
                                                   Administration, University of Virginia

J. McLain Stewart....................  84          Director, McKinsey & Company

    Martin R. Benante -- Chairman and Chief Executive Officer of Curtiss-Wright Corporation since April, 2000, director since April 1999; President and Chief Operating Officer of Curtiss-Wright Corporation since April 1999; formerly Vice-President of the Corporation since April 1996; formerly President of Curtiss-Wright Flow Control Corporation from March 1995-April 1999.

    James B. Busey, IV -- Aviation safety and security consultant, April 1996-present; Director, Mitre Corporation since February 1995; Director, Texas Instruments, Incorporated since July 1993; President and Chief Executive Officer of Armed Forces Communications and Electronics Association, September 1993-April 1996.

    S. Marce Fuller -- Director, Southern Energy, Inc. since July 1999; President and Chief Executive Officer of Southern Energy, Inc. since July 1999; President and Chief Executive Officer of Southern Company Energy Marketing, G.P., L.L.C., February 1998-November 1999; Chief Executive Officer of Southern Company Energy Marketing, G.P., L.P., September 1997-October 1998; Executive Vice-President of Southern Energy, Inc. from October 1998-July 1999; Senior Vice President of Southern Energy, Inc. from May 1996 to September 1998; Vice President of Southern Energy, Inc. 1994-1996.

    David Lasky -- Chairman of the Board of Directors of Curtiss-Wright from May 1995 to April, 2000; President of Curtiss-Wright from 1993 to April 1999; Director, Primex Technologies, Inc. since January 1997.

    William B. Mitchell -- Director, Mitre Corporation since May 1997; Director, Primex Technologies, Inc. since January 1997; Vice Chairman, 1993-1996, Director, 1990-1996 and Executive Vice President, 1987-1993 of Texas Instruments Incorporated; Chairman, American Electronics Association, September 1995-September 1996.

    John R. Myers -- Chairman, Tru-Circle Corporation since June 1999; Director, Iomega Corporation since 1994; limited partner of Carlisle Enterprises, a venture capital group, since 1993; Consultant, UNC, Inc., August-December 1996; Chairman of the Board of Garrett Aviation Services, 1994-1996.

    William W. Sihler -- Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia.

    J. McLain Stewart -- Director, McKinsey & Company, Management Consultants, until 1997.

EXECUTIVE OFFICERS

    Listed below are the names, ages at December 6, 2000, and principal occupations of each executive officer of Curtiss-Wright who is not also a director of Curtiss-Wright. All these people have been elected to serve until the next annual election of officers and their successors are elected or until their earlier resignation or removal.

                NAME                   AGE                               TITLE
                ----                   ---                               -----
Gerald Nachman.......................  71          Executive Vice President of Curtiss-Wright
                                                   Corporation; President, Metal Improvement Company,
                                                   Inc.

George J. Yohrling...................  60          Vice President of Curtiss-Wright Corporation;
                                                   President, Curtiss-Wright Flight Systems, Inc.

Robert A. Bosi.......................  45          Vice President-Finance of Curtiss-Wright
                                                   Corporation

Brian D. O'Neill.....................  51          General Counsel and Secretary of Curtiss-Wright
                                                   Corporation

Gary J. Benschip.....................  53          Treasurer of Curtiss-Wright Corporation

Glenn E. Tynan.......................  42          Controller of Curtiss-Wright Corporation


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Our board knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by Curtiss-Wright for inclusion in the proxy material for the annual meeting of stockholders to be held in April 2001, they must have been received by the Secretary of Curtiss-Wright by November 8, 2000. For proposals that stockholders intend to present at the annual meeting outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of Curtiss-Wright of such intent by January 22, 2001, any proxy that management solicits for the annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.

    All communications to the Secretary of Curtiss-Wright must be in writing and must be received by Curtiss-Wright at 1200 Wall Street West, Suite 501, Lyndhurst, New Jersey 07071, attention: Corporate Secretary by the applicable date.

                      WHERE YOU CAN FIND MORE INFORMATION

    Curtiss-Wright files reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Curtiss-Wright at the Commission's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The common stock is listed on the NYSE under the symbol 'CW,' and material relating to Curtiss-Wright may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Some of the reports, statements and other information filed by Curtiss-Wright are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov. Our World Wide Web site also contains information about Curtiss-Wright, at http://www.curtisswright.com.

                                                                      APPENDIX A
________________________________________________________________________________

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          CURTISS-WRIGHT CORPORATION,
                                 UNITRIN, INC.,
                                      AND
                             CW DISPOSITION COMPANY

                          DATED AS OF JANUARY 11, 2001

________________________________________________________________________________

                               TABLE OF CONTENTS

ARTICLE I  THE MERGER...........................................................   A-1
    SECTION 1.1     The Merger..................................................   A-1
    SECTION 1.2     Effect on Capital Stock at the Effective Time. At the
                    Effective Time..............................................   A-2
    SECTION 1.3     Share Certificates..........................................   A-2

ARTICLE II  THE SURVIVING CORPORATION...........................................   A-2
    SECTION 2.1     Certificate of Incorporation................................   A-2
    SECTION 2.2     By-Laws.....................................................   A-3
    SECTION 2.3     Directors and Officers......................................   A-3

ARTICLE III  COVENANTS AND REPRESENTATIONS AND WARRANTIES.......................   A-4
    SECTION 3.1     Stockholders Meeting........................................   A-4
    SECTION 3.2     Filings; Other Actions......................................   A-4
    SECTION 3.3     Reasonable Efforts..........................................   A-5
    SECTION 3.4     Representations and Warranties of the Company...............   A-5
    SECTION 3.5     Representations and Warranties of UNITRIN and Merger Sub....   A-6

ARTICLE IV  CONDITIONS TO THE MERGER............................................   A-7
    SECTION 4.1     Conditions to the Obligation of the Company.................   A-7
    SECTION 4.2     Conditions to the Obligations of UNITRIN and Merger Sub.....   A-8

ARTICLE V  TERMINATION..........................................................   A-9
    SECTION 5.1     Termination.................................................   A-9
    SECTION 5.2     Effect of Termination.......................................   A-9

ARTICLE VI  MISCELLANEOUS.......................................................   A-9
    SECTION 6.1     Notices.....................................................   A-9
    SECTION 6.2     Successors and Assigns......................................  A-10
    SECTION 6.3     Governing Law...............................................  A-11
    SECTION 6.4     Counterparts; Effectiveness.................................  A-11
    SECTION 6.5     Amendments..................................................  A-11

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this 'Agreement'), dated as of November 6, 2000, as amended and restated as of January 11, 2001, among CURTISS-WRIGHT CORPORATION, a Delaware corporation (the 'Company'), UNITRIN, INC., a Delaware corporation ('UNITRIN'), and CW DISPOSITION COMPANY, a Delaware corporation and a wholly owned subsidiary of UNITRIN ('Merger Sub').

    WHEREAS, UNITRIN owns all the issued and outstanding shares of common stock, par value $.01 per share, of Merger Sub ('Merger Sub Common Stock'), and 4,382,400 shares (approximately 44% of the total number of issued and outstanding shares) of common stock, par value $1.00 per share, of the Company ('Common Stock');

    WHEREAS, prior to the effectiveness of the Merger (as defined below), UNITRIN plans to contribute to Merger Sub 4,382,400 shares (approximately 44% of the total number of issued and outstanding shares) of Common Stock (the 'Contributed Shares');

    WHEREAS, the Company and UNITRIN desire that Merger Sub merge with and into the Company (the 'Merger'), upon the terms and subject to the conditions set forth in this Agreement in accordance with the General Corporation Law of the State of Delaware (the 'DGCL'), pursuant to which all the issued and outstanding shares of Merger Sub Common Stock shall be converted into shares of a new Class B common stock, par value $1.00 per share, of the Company ('Class B Common Stock'), and all the issued and outstanding shares of Common Stock (other than the Contributed Shares held by Merger Sub, which shall be canceled with no securities or other consideration issued in exchange therefor) shall remain issued and outstanding;

    WHEREAS, UNITRIN has agreed, subject to certain conditions, to distribute all the shares of Class B Common Stock, on a pro rata basis, to the holders of the common stock of UNITRIN promptly following consummation of the Merger (the 'Distribution'), pursuant to the terms and conditions of an Amended and Restated Distribution Agreement entered into between the Company and UNITRIN and dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the 'Distribution Agreement'), which provides for the Distribution and certain other matters;

    WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms, and declared the advisability, of this Agreement and of the Merger, and the Company has directed the submission of this Agreement to its stockholders for adoption; and

    WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the 'Code').

    NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 The Merger.

    (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the 'Surviving Corporation').

    (b) Following satisfaction or waiver of all conditions to the Merger, but only on the Distribution Date (as defined in the Distribution Agreement), the Company shall file a Certificate of Merger (the 'Certificate of Merger') with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the 'Effective Time').

    (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving

Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

    SECTION 1.2 Effect on Capital Stock at the Effective Time. At the Effective
Time:

    (a) All the shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted in the aggregate into and become 4,382,400 fully paid and non-assessable shares of Class B Common Stock of the Surviving Corporation and shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation (as defined in
Section 2.1).

    (b) Each of the Contributed Shares shall automatically be canceled and retired and shall cease to exist, and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

    (c) Each share of Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.2(b)) shall remain issued and outstanding, and each share of Common Stock that immediately prior to the Effective Time was held in the treasury of the Company shall remain in the treasury of the Company and, in each case, shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation (as defined in Section 2.1).

    SECTION 1.3 Share Certificates.

    (a) As soon as practicable after the Effective Time:

        (i) the Surviving Corporation shall deliver, or cause to be delivered, to UNITRIN a number of certificates issued in the names of such persons, in each case, as UNITRIN shall direct, representing in the aggregate 4,382,400 shares of Class B Common Stock of the Surviving Corporation which UNITRIN has the right to receive upon conversion of shares of Merger Sub Common Stock pursuant to the provisions of Section 1.2 (a) hereof;

        (ii) the Surviving Corporation shall cancel the share certificate or certificates that immediately prior to the Effective Time represented the shares of Common Stock owned directly by Merger Sub; and

        (iii) the share certificates that immediately prior to the Effective Time represented shares of Common Stock that remain issued and outstanding or in the treasury of the Company pursuant to Section 1.2(c) hereof shall not be exchanged and shall continue to represent an equal number of shares of Common Stock of the Surviving Corporation without physical substitution of share certificates of the Surviving Corporation for existing share certificates of the Company.

    (b) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates representing Common Stock or received certificates representing Class B Common Stock pursuant to Section 1.3(a)(i).

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    SECTION 2.1 Certificate of Incorporation.

    (a) In the event the adoption of this Agreement and each of the Classified Board Proposal, the Board Size Proposal, the Written Consent Proposal, the Special Meeting Proposal and the Supermajority Voting Proposal (each defined below) are approved by the stockholders of the Company at the Stockholders Meeting (as defined below), at the Effective Time the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A-1(a) hereto and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation.

    (b) In the event the adoption of any of the Classified Board Proposal, the Board Size Proposal, the Written Consent Proposal, the Special Meeting Proposal or the Supermajority Voting Proposal is not approved, but the adoption of this Agreement is approved, by the stockholders of the Company at the

Stockholders Meeting, and the Company waives the condition to its obligation to consummate the Merger set forth in Section 4.1(b) hereof with respect to any of such proposals, at the Effective Time the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A-1(b) hereto, with such changes thereto as are set forth in Exhibit A-1(b) hereto to reflect such of the Governance Amendments (as defined below), if any, as may be approved by the vote of the holders of a majority of the outstanding shares of Common Stock, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation.

    (c) The Restated Certificate of Incorporation of the Surviving Corporation that becomes effective pursuant to either Section 2.1(a) or 2.1(b) hereof is herein referred to as the 'Surviving Corporation Certificate of Incorporation.'

    SECTION 2.2 By-Laws.

    (a) In the event the adoption of this Agreement and each of the Classified Board Proposal, the Board Size Proposal, the Written Consent Proposal, the Special Meeting Proposal and the Supermajority Voting Proposal are approved by the stockholders of the Company at the Stockholders Meeting, at the Effective Time the By-Laws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit A-1(c) hereto and as so amended shall be the By-Laws of the Surviving Corporation.

    (b) In the event the adoption of any of the Classified Board Proposal, the Board Size Proposal, the Written Consent Proposal, the Special Meeting Proposal or the Supermajority Voting Proposal is not approved, but the adoption of this Agreement is approved, by the stockholders of the Company at the Stockholders Meeting, and the Company waives the condition to its obligation to consummate the Merger set forth in Section 4.1(b) hereof with respect to any of such proposals, at the Effective Time the By-Laws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit A-1(d) hereto, with such changes thereto as are set forth in Exhibit A-1(d) hereto to reflect the By-laws amendments relating to such of the Governance Amendments, if any, as may be approved by the vote of the holders of a majority of the outstanding shares of Common Stock, and as so amended shall be the By-Laws of the Surviving Corporation.

    (c) The By-Laws of the Surviving Corporation as amended pursuant to either
Section 2.2(a) or 2.2(b) hereof are herein referred to as the 'Surviving Corporation By-Laws.'

    SECTION 2.3 Directors and Officers.

    (a) The Surviving Corporation's board of directors shall consist of 8 members. From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall consist of the directors of the Company in office at the Effective Time. Each such director shall be designated to serve as a Director or a Class B Director (each as defined in the Surviving Corporation Certificate of Incorporation), such designation to be mutually agreed between UNITRIN and the Company and disclosed in the Proxy Statement (as defined below).

    (b) In the event the adoption of the Classified Board Proposal is approved by the stockholders of the Company at the Stockholders Meeting, at the Effective Time the directors of the Surviving Corporation shall be divided into three classes pursuant to the Surviving Corporation Certificate of Incorporation, and each such director shall be designated to serve as a Class I Director, Class II Director or Class III Director (each as defined in the Surviving Corporation Certificate of Incorporation), such designation to be disclosed in the Proxy Statement or, at the option of the Company, in the proxy statement to be filed with the SEC (as defined below) in connection with the Company's next annual meeting of stockholders following the date of this Agreement; provided that in the event that (i) the Proxy Statement does not include the disclosure required by Regulation 14A under the Exchange Act in connection with the election of directors and (ii) the Effective Time shall occur before the Company's next annual meeting of stockholders, the directors shall be divided into three classes at such annual meeting and not at the Effective Time.

    (c) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly appointed and qualified in accordance with applicable law and the Surviving Corporation By-Laws, the officers of the Company shall be the officers of the Surviving Corporation.

                                  ARTICLE III
                  COVENANTS AND REPRESENTATIONS AND WARRANTIES

    SECTION 3.1 Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the 'Stockholders Meeting') for the purpose of considering, as six separate proposals: (a) the adoption of this Agreement;
(b) the approval of an amendment to the Company's Restated Certificate of Incorporation implementing a classified Board (the 'Classified Board Proposal');
(c) the approval of an amendment to the Company's Restated Certificate of Incorporation placing limits on the size of the Company's board and requiring, subject to certain limitations, that board vacancies and newly created directorships be filled only by remaining board members (the 'Board Size Proposal'); (d) the approval of an amendment to the Company's Restated Certificate of Incorporation eliminating the ability of stockholders to act by written consent (the 'Written Consent Proposal'); (e) the approval of an amendment to the Company's Restated Certificate of Incorporation eliminating the ability of stockholders to call a special meeting (the 'Special Meeting Proposal'); and (f) the approval of an amendment to the Company's Restated Certificate of Incorporation requiring a supermajority vote to amend the Surviving Corporation By-Laws by stockholder action or to amend the Surviving Corporation Certificate of Incorporation (the 'Supermajority Voting Proposal') in a manner that would affect matters covered by the Classified Board Proposal, the Board Size Proposal, the Written Consent Proposal, the Special Meeting Proposal or the Supermajority Voting Proposal if adopted, all as set forth in Exhibit A-1(a) hereto (collectively, the 'Governance Amendments'), to become effective solely upon effectiveness of the Merger. The Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and the approval of the Governance Amendments and shall not withdraw, change or modify such recommendation; provided, however, that the Company's Board of Directors may withdraw, change or modify such recommendation if it determines in good faith, after consultation with outside counsel, that it would be inconsistent with the Board's fiduciary duties to the stockholders of the Company not to withdraw, change or modify such recommendation.

    SECTION 3.2 Filings; Other Actions.

    (a) Subject to the provisions of this Agreement and the Distribution Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the 'SEC') a proxy statement (the 'Proxy Statement') for the solicitation of proxies in favor of (i) the adoption of this Agreement; and
(ii) the approval of each of the Governance Amendments as amendments to the Company's Restated Certificate of Incorporation to become effective solely upon the effectiveness of the Merger. The Company shall not propose to its stockholders the adoption of any of the Governance Amendments as independent amendments to the Company's Restated Certificate of Incorporation, but only as amendments to become effective solely upon the effectiveness of the Merger. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing in definitive form as promptly as practicable after such filing. The Company and UNITRIN shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and the Company shall notify UNITRIN of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to UNITRIN promptly copies of all correspondence between the SEC and the Company or any of its advisors with respect to the Proxy Statement. The Company shall give UNITRIN and its counsel appropriate advance opportunity to review and comment upon the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC, and shall incorporate therein any reasonable comments UNITRIN may deliver to the Company with respect thereto, before such Proxy Statement, response or reply is filed with or sent to the SEC. The Company agrees to use all reasonable efforts, after consultation with UNITRIN and its advisors, to respond promptly to all such comments of, and requests by, the SEC and to cause the Proxy Statement to be mailed to the holders of the Common Stock entitled to vote at the Stockholders Meeting as soon as reasonably possible following the execution hereof. UNITRIN shall provide the Company such information concerning the business and affairs of UNITRIN and Merger Sub as is reasonably required for inclusion in the Proxy Statement.

    (b) Each of the Company and UNITRIN shall promptly, and in any event within fifteen business days after the execution and delivery of this Agreement, make all filings or submissions as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and any other applicable law.

    (c) Each of the Company and UNITRIN agrees promptly to furnish to the other all copies of written communications (and to advise one another of the substance of all material oral communications) received by it, or any of its affiliates or representatives, from, or delivered by any of the foregoing to, any federal, state, local or international court, commission, governmental body, agency, authority, tribunal, board or other governmental entity (each a 'Governmental Entity') in respect of the transactions contemplated hereby.

    (d) At the Stockholders' Meeting, UNITRIN agrees to vote, or cause to be voted, all shares of Common Stock owned by it and any of its subsidiaries or affiliates in favor of the adoption of this Agreement and the approval of each of the Governance Amendments.

    (e) As soon as reasonably practicable following execution of this Agreement, UNITRIN, as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub in accordance with Section 228 of the DGCL a written consent to adoption of this Agreement.

    SECTION 3.3 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain the adoption of this Agreement and the approval of each of the Governance Amendments by the stockholders of the Company as contemplated by Sections 4.1(a), 4.1(b) and 4.2(a) hereof and to consummate, as soon as practicable following such approval, the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement, including, but not limited to (a) the obtaining of all necessary actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act), (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Distribution Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger, this Agreement or the Distribution Agreement vacated or reversed, (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the Distribution Agreement and
(e) causing all conditions to the parties' obligations to consummate (i) the Merger set forth in Article 4 hereof and (ii) the Distribution set forth in
Section 2.1(b) of the Distribution Agreement to be satisfied. The Company and UNITRIN, upon the other's request, shall provide all such information reasonably necessary to accomplish the foregoing concerning the party's business and affairs to the other party.

    SECTION 3.4 Representations and Warranties of the Company. The Company hereby represents and warrants to UNITRIN and Merger Sub that:

    (a) the Company's Board of Directors has approved and declared advisable the Merger, this Agreement, the Distribution Agreement and each of the Governance Amendments and the transactions contemplated hereby and thereby, has determined that the Merger and each of the Governance Amendments and the other transactions contemplated by this Agreement and the Distribution Agreement are in the best interests of the stockholders of the Company and, subject to Section 3.1 hereof, has recommended that the stockholders of the Company vote in favor of the adoption of this Agreement and each of the Governance Amendments;

    (b) the Proxy Statement, the form of proxy and any other solicitation materials used in connection therewith and any oral solicitations of proxies made by the Company shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or omit any statement necessary to correct any statement in any earlier communication with respect to any solicitation of a proxy for any of the matters to be voted upon at the Stockholders Meeting which has become false or misleading, except that no representation or warranty is made by the Company with respect to information relating to UNITRIN or Merger Sub that is provided by UNITRIN for inclusion in the Proxy Statement or any such other proxy material or oral solicitation;

    (c) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

    (d) subject to the changes in the Company's capitalization contemplated by this Agreement, the capitalization of the Company is as follows:

        (i) 22,500,000 authorized shares of Common Stock of which 10,014,161 shares were outstanding at the close of business on October 16, 2000;

        (ii) 4,984,149 shares of Common Stock which are held in the treasury of the Company as the date of this Agreement;

        (iii) 650,000 authorized shares of preferred stock of which zero (0) shares are outstanding on the date of this Agreement; and

        (iv) no shares of any other class or series of capital stock are authorized, issued or outstanding.

    SECTION 3.5 Representations and Warranties of UNITRIN and Merger Sub. Each of UNITRIN and Merger Sub jointly and severally represent and warrant to the Company that:

    (a) the Board of Directors of each of UNITRIN and Merger Sub, as applicable, has approved and declared advisable the Merger, this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby, and, other than as contemplated by Section 3.2(e) hereof, no stockholder approval or other further corporate action will be required on the part of UNITRIN or Merger Sub;

    (b) this Agreement has been duly executed and delivered by UNITRIN and Merger Sub and constitutes the valid and binding agreement of each such corporation, enforceable against UNITRIN and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

    (c) UNITRIN owns all outstanding capital stock of Merger Sub free and clear of any claims, liens or encumbrances and no other person holds any capital stock of Merger Sub nor has any right to acquire any equity interest in Merger Sub;

    (d) as of immediately prior to the Effective Time, all of the Contributed Shares shall be owned beneficially and of record by Merger Sub, free and clear of any claims, liens or encumbrances; and

    (e) Merger Sub was formed by UNITRIN solely for the purposes of effectuating the Merger upon the terms and subject to the conditions of this Agreement; Merger Sub has no employees, will have no assets other than the Contributed Shares, has not entered into any contract, agreement or other commitment with any person except for customary corporate organizational matters or as specifically set forth in this Agreement, and has no liabilities, commitments or obligations of any kind (known or unknown, fixed or contingent), except for those obligations specifically set forth in this Agreement.

                                   ARTICLE IV
                            CONDITIONS TO THE MERGER

    SECTION 4.1 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company, except that the condition set forth in Section 4.1(a) may not be waived) of the following conditions:

    (a) a proposal to adopt this Agreement shall have been approved by the holders of (i) a majority of the Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held of record or beneficially owned by UNITRIN) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

    (b) each of the Governance Amendments shall have been approved by a majority of the Common Stock outstanding and entitled to vote thereon;

    (c) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated;

    (d) no court, arbitrator or other Governmental Entity shall have issued any order, injunction, decree or other legal restraint or prohibition, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the Distribution Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or other Governmental Entity and be pending;

    (e) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger (other than the filing of the Certificate of Merger in compliance with the DGCL) and the other transactions contemplated by this Agreement and the Distribution Agreement shall have been obtained and shall be in full force and effect, except those that would not reasonably be expected to have a material adverse effect on any party's ability to consummate the transactions contemplated by this Agreement or the Distribution Agreement;

    (f) prior to the Effective Time, the Board of Directors of UNITRIN shall have declared the Distribution (subject to the prior consummation of the Recapitalization (as defined in the Distribution Agreement)), all conditions to the Distribution set forth in the Distribution Agreement, other than the prior consummation of the Recapitalization, shall have been satisfied or waived, no circumstance shall exist that would reasonably be expected to prevent the consummation of the Distribution immediately following the Merger, and the Distribution Agreement shall remain in full force and effect;

    (g) all representations and warranties of UNITRIN set forth in the Distribution Agreement (other than the representation and warranty set forth in Section 2.3(b)(v) of the Distribution Agreement) and all representations and warranties of UNITRIN and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, as of the Effective Time, and the Company shall have received a certificate executed by the chief executive officer of UNITRIN to such effect;

    (h) all covenants to have been performed at or prior to the Effective Time by UNITRIN and Merger Sub pursuant to this Agreement and all covenants to have been performed at or prior to the Effective Time by UNITRIN pursuant to the Distribution Agreement shall have been performed by UNITRIN and Merger Sub in all material respects at or prior to the Effective Time, and the Company shall have received a certificate executed by the chief executive officer of UNITRIN to such effect;

    (i) each of the Company and UNITRIN shall have received all the Required Consents (as defined in the Distribution Agreement);

    (j) the Class B Common Stock shall have been approved for listing on the New York Stock Exchange, Inc., subject to official notice of issuance;

    (k) no event outside the control of the Company shall have occurred or failed to occur that prevents the lawful consummation of the Recapitalization;

    (l) the transactions contemplated hereby and by the Distribution Agreement shall be in compliance in all material respects with applicable federal and state securities and other applicable laws;

    (m) all actions and other documents and instruments reasonably necessary in connection with the transactions contemplated hereby and by the Distribution Agreement shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to the Company; and

    (n) either (i) the private letter ruling from the Internal Revenue Service, providing that, among other things, the Recapitalization and the Distribution will qualify, to the extent set forth therein, as tax-free transactions for federal income tax purposes under Sections 354 and 355 of the Code, respectively (the 'IRS Ruling'), shall have been issued and shall continue in effect, such ruling, insofar as it relates to the tax-free nature of the Recapitalization, shall be in form and substance satisfactory to the Company in its sole discretion, and UNITRIN shall have complied with all provisions set forth in the IRS Ruling that are required to be complied with prior to the Declaration Date and the Distribution Date (each as defined in the Distribution Agreement) in order for the Recapitalization to qualify as a tax-free transaction or (ii) if the IRS Ruling is not obtained, each of UNITRIN and the Company shall have received a written opinion in form and substance satisfactory to it of a nationally recognized law firm mutually acceptable to UNITRIN and the Company (it being agreed that Skadden, Arps, Slate, Meagher & Flom (Illinois) and Simpson Thacher & Bartlett will each be deemed to be mutually acceptable to UNITRIN and the Company for purposes of this clause (n)), to the same effect as the IRS Ruling as it relates to the tax-free nature of the Recapitalization.

The foregoing conditions are for the sole benefit of the Company and shall not give rise to or create any duty on the part of the Company to waive or not waive any such condition.

    SECTION 4.2 Conditions to the Obligations of UNITRIN and Merger Sub. The obligations of UNITRIN and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by UNITRIN and Merger Sub, except that the condition set forth in Section 4.2(a) may not be waived) of the following conditions:

    (a) a proposal to adopt this Agreement shall have been approved by the holders of (i) a majority of the Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held of record or beneficially owned by UNITRIN) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

    (b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated;

    (c) the IRS Ruling shall have been issued and shall continue in effect, such ruling shall be in form and substance satisfactory to UNITRIN in its sole discretion, and the Company shall have complied with all provisions set forth in the IRS Ruling that are required to be complied with prior to the Declaration Date and the Distribution Date;

    (d) no court, arbitrator or other Governmental Entity shall have issued any order, injunction, decree or other legal restraint or prohibition, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the Distribution Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or other Governmental Entity and be pending;

    (e) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger (other than the filing of the Certificate of Merger in compliance with the DGCL) and the other transactions contemplated by this Agreement and the Distribution Agreement shall have been obtained and shall be in full force and effect, except those that would not reasonably be expected to have a material adverse effect on any party's ability to consummate the transactions contemplated by this Agreement or the Distribution Agreement;

    (f) immediately prior to the Effective Time, all conditions to the declaration of the Distribution and the Distribution set forth in the Distribution Agreement, other than the prior consummation of the Recapitalization, shall have been satisfied or waived, no circumstance shall exist that would reasonably be expected to prevent the consummation of the Distribution immediately following the Merger, and the Distribution Agreement shall remain in full force and effect;

    (g) all representations and warranties of the Company set forth in the Distribution Agreement (other than the representation and warranty set forth in Section 2.3(a)(v) of the Distribution Agreement) and this Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, as of the Effective Time, and UNITRIN shall have received a certificate executed by the chief executive officer of the Company to such effect; and

    (h) all covenants to have been performed at or prior to the Effective Time by the Company pursuant to this Agreement or the Distribution Agreement shall have been performed at or prior to the Effective Time by the Company in all material respects, and UNITRIN shall have received a certificate executed by the chief executive officer of the Company to such effect.

The foregoing conditions are for the sole benefit of UNITRIN and Merger Sub and shall not give rise to or create any duty on the part of UNITRIN or Merger Sub to waive or not waive any such condition.

                                   ARTICLE V
                                  TERMINATION

    SECTION 5.1 Termination.

    (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this agreement by the stockholders of the Company):

        (i) by mutual written consent of the Company and UNITRIN;

        (ii) by either the Company or UNITRIN, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

        (iii) by either the Company or UNITRIN, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining UNITRIN from consummating the Distribution is entered and such judgment, injunction, order or decree shall become final and nonappealable;

        (iv) by either the Company or UNITRIN, if after a vote on the matter by the Company's stockholders at the Stockholders Meeting, the conditions set forth in Sections 4.1(a) and (b) hereof, in the case of the Company, and
    Section 4.2(a) hereof, in the case of UNITRIN, are not satisfied;

        (v) by either the Company or UNITRIN, if the Merger is not consummated by June 30, 2001; provided that this right shall not be available to any party that is in material breach of its obligations under this Agreement or the Distribution Agreement; or

        (vi) by either the Company or UNITRIN, to the extent the Company or UNITRIN, as applicable, is allowed to terminate the Distribution Agreement pursuant to Section 5.10(a)(iii) or 5.10(a)(iv)(C) thereof, as applicable.

    (b) This Agreement shall terminate automatically without any action on the part of the Company, UNITRIN or Merger Sub in the event the Distribution Agreement is terminated according to its terms.

    SECTION 5.2 Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE VI
                                 MISCELLANEOUS

    SECTION 6.1 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received and shall be duly given if delivered by (a) hand delivery, (b) U.S. Mail, postage prepaid, for first class delivery, (c) Federal Express or similar carrier, freight prepaid, for next business day delivery, or (d) electronic transmission, provided that confirmation of transmission and receipt is confirmed to each party at the following respective addresses (or at such other address for a party as shall be specified by like notice):

    To UNITRIN:
    UNITRIN, INC.
    One East Wacker Drive
    Chicago, Illinois 60601
    Fax: (312) 661-4690
    Attn: Chief Financial Officer

    with a copy to:

    UNITRIN, INC.
    One East Wacker Drive
    Chicago, Illinois 60601
    Fax: (312) 661-4941
    Attn: General Counsel

    and with a copy to:

    Skadden, Arps, Slate, Meagher & Flom (Illinois)
    333 West Wacker Drive
    Suite 2100
    Chicago, Illinois 60601
    Fax: (312) 407-0411
    Attn: Brian W. Duwe, Esq.

    To Merger Sub:

    CW DISPOSITION COMPANY
    c/o UNITRIN, INC.
    One East Wacker Drive
    Chicago, Illinois 60601
    Fax: (312) 661-4690
    Attn: Chief Financial Officer

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom (Illinois)
    333 West Wacker Drive
    Suite 2100
    Chicago, Illinois 60606
    Fax: (312) 407-0411
    Attn: Brian W. Duwe, Esq.

    To the Company:

    CURTISS-WRIGHT CORPORATION
    1200 Wall Street West
    Lyndhurst, New Jersey 07071
    Fax: (201) 896-4021
    Attn: General Counsel

    with a copy to:

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017
    Fax: (212) 455-2502
    Attn: Caroline B. Gottschalk, Esq.

    SECTION 6.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

    SECTION 6.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

    SECTION 6.4 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

    SECTION 6.5 Amendments. Any provision of this Agreement may be amended or waived prior to the Effective Time (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and UNITRIN or, in the case of a waiver, by the party against whom such waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, there shall be no amendment that by law requires further approval of such stockholders without obtaining such further approval of such stockholders.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          CURTISS-WRIGHT CORPORATION

                                          By /s/ MARTIN R. BENANTE
                                             ..................................
                                             Name: Martin R. Benante
                                             Title: Chairman and Chief Executive
                                                    Officer

                                          UNITRIN, INC.

                                          By /s/ ERIC J. DRAUT
                                             ..................................
                                             Name: Eric J. Draut
                                             Title: Senior Vice President and
                                                 Chief Financial Officer

                                          CW DISPOSITION COMPANY

                                          By /s/ ERIC J. DRAUT
                                             ..................................
                                             Name: Eric J. Draut
                                             Title: President

                                                                      APPENDIX B
________________________________________________________________________________

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN



                                UNITRIN, INC.
                                      AND
                           CURTISS-WRIGHT CORPORATION



                          DATED AS OF JANUARY 11, 2001

________________________________________________________________________________

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS...........................................................   B-1
    SECTION 1.1      General.....................................................   B-1
    SECTION 1.2      References; Interpretation..................................   B-5

ARTICLE II  DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS AND
            REPRESENTATIONS AND WARRANTIES.......................................   B-5
    SECTION 2.1      The Distribution and Other Transactions.....................   B-5
    SECTION 2.2      Declaration Date and Distribution Date; Further
                       Assurances................................................   B-8
    SECTION 2.3      Representations and Warranties..............................   B-9
    SECTION 2.4      Certain Post-Distribution Transactions......................  B-11

ARTICLE III  INDEMNIFICATION.....................................................  B-11
    SECTION 3.1      Indemnification by C-W......................................  B-11
    SECTION 3.2      Indemnification by UNITRIN..................................  B-13
    SECTION 3.3      Treatment of Payments.......................................  B-13
    SECTION 3.4      Procedures for Indemnification..............................  B-13
    SECTION 3.5      Remedies Not Exclusive......................................  B-15
    SECTION 3.6      Subrogation.................................................  B-15
    SECTION 3.7      Indemnification Payments....................................  B-15

ARTICLE IV  COVENANTS............................................................  B-15
    SECTION 4.1      Access to Information.......................................  B-15
    SECTION 4.2      Confidentiality.............................................  B-16
    SECTION 4.3      No Solicitation.............................................  B-16
    SECTION 4.4      Certain Other Agreements....................................  B-17
    SECTION 4.5      Public Announcements........................................  B-17
    SECTION 4.6      Required Consents...........................................  B-17
    SECTION 4.7      Litigation Cooperation......................................  B-17
    SECTION 4.8      Other Matters...............................................  B-17

ARTICLE V  MISCELLANEOUS.........................................................  B-18
    SECTION 5.1      Complete Agreement; Construction............................  B-18
    SECTION 5.2      Counterparts................................................  B-18
    SECTION 5.3      Survival of Agreements......................................  B-18
    SECTION 5.4      Expenses....................................................  B-18
    SECTION 5.5      Notices.....................................................  B-18
    SECTION 5.6      Waivers.....................................................  B-19
    SECTION 5.7      Amendments..................................................  B-19
    SECTION 5.8      Assignment..................................................  B-19
    SECTION 5.9      Successors and Assigns......................................  B-19
    SECTION 5.10     Termination.................................................  B-19
    SECTION 5.11     Subsidiaries................................................  B-20
    SECTION 5.12     Third Party Beneficiaries...................................  B-20
    SECTION 5.13     Title and Headings..........................................  B-20
    SECTION 5.14     Exhibits and Schedules......................................  B-20
    SECTION 5.15     Governing Law...............................................  B-20
    SECTION 5.16     Consent to Jurisdiction.....................................  B-20
    SECTION 5.17     Severability................................................  B-20

    AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this 'Agreement'), dated as November 6, 2000, as amended and restated as of January 11, 2001, between UNITRIN, INC, a Delaware corporation ('UNITRIN'), and CURTISS-WRIGHT CORPORATION, a Delaware corporation ('C-W').

    WHEREAS, UNITRIN owns, as of the close of business on the date hereof, 4,382,400 shares of common stock, par value $1.00 per share, of C-W (the common stock of C-W is referred to herein as the 'Common Stock');

    WHEREAS, simultaneously with the execution hereof, C-W, UNITRIN and CW DISPOSITION COMPANY, a Delaware corporation and a wholly owned subsidiary of UNITRIN ('Merger Sub'), are entering into an Amended and Restated Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the 'Recapitalization Agreement'), pursuant to which, among other things, Merger Sub will merge with and into C-W (the 'Merger') with the following consequent capital stock changes:
(a) 4,382,400 shares of Common Stock held by UNITRIN will be contributed to Merger Sub and, as of the Effective Time (as defined in the Recapitalization Agreement), will automatically be canceled and retired with no securities or other consideration issued in exchange therefore, (b) all the common stock of Merger Sub owned by UNITRIN will be converted into 4,382,400 shares of a new Class B common stock, par value $1.00 per share, of C-W ('Class B Common Stock'), which class of common stock will be entitled to elect at least 80% of the members of the Board of Directors of C-W and in all other respects will be substantially identical to the Common Stock, and (c) all other shares of Common Stock held by stockholders of C-W will remain issued and outstanding (the 'Recapitalization');

    WHEREAS, the Board of Directors of UNITRIN has determined that it is in the best interests of UNITRIN and its stockholders to distribute on the Distribution Date (as defined herein) all the shares of Class B Common Stock that UNITRIN will receive in the Recapitalization, on the terms and subject to the conditions set forth in this Agreement, to the holders of record of the common stock, par value $.01 per share, of UNITRIN ('UNITRIN Common Stock'), as of the Distribution Record Date (as defined herein), on a pro rata basis (the 'Distribution');

    WHEREAS, the Board of Directors of C-W has determined that it is in the best interests of C-W and its stockholders that the Distribution be consummated, and the Recapitalization is a necessary and desirable means to enable the Distribution to occur;

    WHEREAS, UNITRIN is expected to receive a ruling from the Internal Revenue Service to the effect that the Distribution will be, to the extent set forth therein, a tax-free distribution within the meaning of Section 355 of the Code (as defined herein); and

    WHEREAS, each of UNITRIN and C-W has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and the Recapitalization and to set forth other agreements that will govern certain other matters following the Distribution.

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.1 'General'. As used in this Agreement, the following terms shall have the following meanings:

    (a) 'Action' shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

    (b) 'Acquisition Proposal' shall have the meaning set forth in
Section 4.3(a).

    (c) 'Affiliate' shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

    (d) 'Assets' shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

    (e) 'Business Entity' shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

    (f) 'Cash Dividend' shall have the meaning set forth in Section 2.1(d).

    (g) 'Cash Dividend Record Date' shall mean the date determined by the Board of Directors of C-W as the record date for the determination of holders of record of Common Stock entitled to receive the Cash Dividend.

    (h) Certificate of Merger' shall have the meaning set forth in the Recapitalization Agreement.

    (i) 'Class B Common Stock' shall have the meaning set forth in the recitals hereto.

    (j) 'Code' shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including any successor legislation or regulations.

    (k) 'Commission' shall mean the U.S. Securities and Exchange Commission.

    (l) 'Common Stock' shall have the meaning set forth in the recitals hereto.

    (m) 'C-W' shall have the meaning set forth in the heading of this Agreement.

    (n) 'C-W Business' shall mean each and every business conducted at any time prior to, on or after the Distribution Date by C-W or any current, former, or future Subsidiary of C-W or other Business Entity controlled by C-W, whether or not such Subsidiary is a Subsidiary of C-W or such Business Entity is controlled by C-W on the date hereof.

    (o) 'C-W Group' shall mean C-W and each Person that is a Subsidiary of C-W immediately prior to the Distribution Date.

    (p) 'C-W Indemnitees' shall mean C-W, each member of the C-W Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

    (q) 'C-W Liabilities' shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the C-W Business or the ownership of the assets of the C-W Business by C-W, any predecessor entity of C-W (and all predecessors thereto) or any Subsidiary of or Business Entity controlled by such predecessor, any current, former or future Subsidiary of C-W or any Business Entity controlled by C-W, whether such Liabilities arise before, on or after the Distribution Date and whether known or unknown, fixed or contingent, and shall include, without limitation:

        (i) any and all Liabilities to which UNITRIN or its predecessors and successors may become subject arising from or based upon its status or alleged status as a 'controlling person' (as defined under Section 15 of the Securities Act and Section 20 of the Exchange Act) of C-W or a stockholder of C-W relating to (A) the Proxy Statement (or any amendment thereto) or any other solicitation materials or any oral solicitations of proxies (except for liabilities which C-W incurs as a result of, and to the extent resulting from, information provided by UNITRIN relating to UNITRIN for inclusion in the Proxy Statement (or any amendment thereto) or any such other solicitation materials or oral solicitation); or (B) any other report or document filed by C-W with the Commission at any time before, on or after the Distribution Date (except for liabilities which C-W incurs as a result of, and to the extent resulting from, information provided by UNITRIN relating to UNITRIN for inclusion in such report or document);

        (ii) any Liabilities for a breach by C-W of any representation, warranty or covenant herein or in the Recapitalization Agreement; and

        (iii) any and all Liabilities which UNITRIN incurs as a result of, and to the extent resulting from, information provided by C-W relating to C-W for inclusion in any information statement provided by UNITRIN to its stockholders or any report or document filed by UNITRIN with the Commission.

    (r) 'Declaration Date' shall mean the date on which the UNITRIN Board of Directors shall declare the Distribution; provided that the declaration and the payment of the Distribution shall be conditioned upon and subject to the consummation of the Recapitalization, and the payment of the Distribution shall consist of the shares of Class B Common Stock received by UNITRIN in the Recapitalization and shall be after the consummation of the Recapitalization on the day on which the Recapitalization occurs.

    (s) 'DGCL' shall mean the General Corporation Law of the State of Delaware.

    (t) 'Distribution' shall have the meaning set forth in the recitals hereto.

    (u) 'Distribution Agent' shall mean the distribution agent selected by UNITRIN to effect the Distribution, which shall be C-W's stock transfer agent.

    (v) 'Distribution Date' shall mean the date determined by the Board of Directors of UNITRIN for the mailing of certificates of Class B Common Stock to stockholders of UNITRIN in the Distribution. The Distribution Date shall be a date as soon as practicable following the Declaration Date and shall be the day on which the Recapitalization occurs.

    (w) 'Distribution Record Date' shall mean the date determined by the Board of Directors of UNITRIN as the record date for the determination of the holders of record of UNITRIN Common Stock entitled to receive shares of Class B Common Stock in the Distribution.

    (x) 'Established Liability' shall mean, with respect to each UNITRIN stockholder, the amount of Tax Liability (including interest and penalties) resulting from the Distribution, as evidenced by (a) an amended tax return of such UNITRIN stockholder reflecting the amount of such Tax Liability, together with proof of payment of such amount, or (b) a deficiency notice received by such UNITRIN stockholder from the IRS setting forth the amount of such Tax Liability, together with proof of payment of such amount.

    (y) 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (z) 'Form 8-A' shall mean a C-W registration statement on Form 8-A pursuant to which the Class B Common Stock shall be registered under the Exchange Act, including all amendments thereto.

    (aa) 'Governmental Authority' shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

    (bb) 'Governance Amendments' shall have the meaning set forth in the Recapitalization Agreement.

    (cc) 'HSR Act' shall have the meaning set forth in Section 2.3(a)(iii).

    (dd) 'Indemnifying Party' shall have the meaning set forth in Section 3.3.

    (ee) 'Indemnitee' shall have the meaning set forth in Section 3.3.

    (ff) 'IRS' shall mean the Internal Revenue Service.

    (gg) 'IRS Ruling' shall have the meaning set forth in Section 2.1(b)(i).

    (hh) 'Liabilities' shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or the Recapitalization Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

    (ii) 'Material Adverse Effect' shall mean, with respect to any Person, any change, effect, event, occurrence or development that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person.

    (jj) 'Merger' shall have the meaning set forth in the recitals hereto.

    (kk) 'NYSE' shall mean the New York Stock Exchange, Inc.

    (ll) 'NYSE Listing Application' shall mean the application to be submitted by C-W to the NYSE for the listing of the Class B Common Stock.

    (mm) 'Person' shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

    (nn) 'Proxy Statement' shall have the meaning set forth in the Recapitalization Agreement.

    (oo) 'Recapitalization' shall have the meaning set forth in the recitals hereto.

    (pp) 'Recapitalization Agreement' shall have the meaning set forth in the recitals hereto.

    (qq) 'Required Consents' shall have the meaning set forth in Section 4.5.

    (rr) 'Securities Act' shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    (ss) 'Subsidiary' shall mean any corporation, limited liability company, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

    (tt) 'Tax' or 'Taxes' shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, additions to tax or additional amounts attributable to any such tax.

    (uu) 'Tax Claim' shall have the meaning set forth in Section 3.3.

    (vv) 'Third Party Claim' shall have the meaning set forth in Section 3.3.

    (ww) 'UNITRIN Business' shall mean each and every business (except for the C-W Business) conducted at any time prior to, on or after the Distribution Date by UNITRIN or any current, former or future Subsidiary of UNITRIN (it being understood that the foregoing does not include C-W and its Subsidiaries) or any Business Entity controlled by UNITRIN (it being understood that the foregoing does not include C-W and its Subsidiaries), whether or not such Subsidiary is a Subsidiary of UNITRIN or such Business Entity is controlled by UNITRIN on the date hereof.

    (xx) 'UNITRIN Common Stock' shall have the meaning set forth in the recitals hereto.

    (yy) 'UNITRIN Group' shall mean UNITRIN and each Person (other than any member of the C-W Group) that is a Subsidiary or Affiliate of UNITRIN immediately prior to the Distribution Date.

    (zz) 'UNITRIN Indemnitees' shall mean UNITRIN, each member of the UNITRIN Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except C-W Indemnitees who would not otherwise be an UNITRIN Indemnitee.

    (aaa) 'UNITRIN Liabilities' shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the UNITRIN Business or the ownership of the assets of the UNITRIN Business by UNITRIN, any predecessor entity of UNITRIN (and all predecessors thereto) or any Subsidiary of or Business Entity controlled by any such predecessor, any current, former or future Subsidiary of UNITRIN or any Business Entity controlled by UNITRIN (it being understood that the foregoing does not include C-W and its Subsidiaries), whether such Liabilities arise before, on or after the Distribution Date and whether known or unknown, fixed or contingent, and shall include, without limitation:

         (i) any Liabilities for a breach by UNITRIN of any representation, warranty or covenant herein or in the Recapitalization Agreement; and

        (ii) any and all Liabilities which C-W incurs as a result of, and to the extent resulting from, information provided by UNITRIN relating to UNITRIN for inclusion in the Proxy Statement (or any amendment thereto), any other solicitation materials or any oral solicitation of proxies or any report or document filed by C-W with the Commission.

    SECTION 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words 'include', 'includes' and 'including' when used in this Agreement shall be deemed to be followed by the phrase 'without limitation'. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words 'hereof', 'hereby' and 'herein' and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                   ARTICLE II
             DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS
                       AND REPRESENTATIONS AND WARRANTIES

    SECTION 2.1 The Distribution and Other Transactions.

    (a) The Distribution. Subject to the conditions set forth in Section 2.1(b) of this Agreement, on the Declaration Date, the Board of Directors of UNITRIN shall irrevocably declare the Distribution upon the terms set forth in this Agreement. The declaration and the payment of the Distribution shall be conditioned upon and subject to the consummation of the Recapitalization, and the payment of the Distribution shall consist of the shares of Class B Common Stock received by UNITRIN in the Recapitalization, it being understood that the Distribution will occur after, but on the same date as, the filing of the Certificate of Merger. To effect the Distribution, UNITRIN shall cause the Distribution Agent to distribute, on the Distribution Date, on a pro rata basis and taking into account Section 2.1(c), to the holders of record of UNITRIN Common Stock on the Distribution Record Date, the certificates representing the shares of Class B Common Stock received by UNITRIN in the Recapitalization. During the period commencing on the date the certificates representing shares of Class B Common Stock are delivered to the Distribution Agent and ending upon the date(s) on which certificates evidencing such shares are mailed to holders of record of UNITRIN Common Stock on the Distribution Record Date or on which fractional shares of Class B Common Stock are sold on behalf of such holders, the Distribution Agent shall hold the certificates representing shares of Class B Common Stock on behalf of such holders. UNITRIN shall deliver to the Distribution Agent the share certificates representing the shares of Class B Common Stock held by UNITRIN. UNITRIN shall enter into an agreement with the Distribution Agent in connection with the foregoing, and shall agree, among other things, to reimburse the Distribution Agent for its reasonable costs, expenses and fees in connection with the Distribution. C-W agrees, if requested by UNITRIN, to provide such number of certificates evidencing shares of Class B Common Stock that UNITRIN shall reasonably require in order to effect the Distribution.

    (b) Conditions to the Declaration and Distribution. The UNITRIN Board of Directors shall irrevocably declare the Distribution, and cause the Distribution to be effected on the Distribution Date, as soon as reasonably practicable following the satisfaction or waiver, as determined by UNITRIN in its sole discretion, of the conditions set forth below (which conditions must be satisfied or waived on or prior to the Declaration Date unless any such condition by its terms can only be satisfied after the Declaration Date in which case such condition must be satisfied or waived on or prior to the Distribution
Date):

          (i) the private letter ruling requested from the IRS providing that, among other things, the Recapitalization and the Distribution will qualify, to the extent set forth therein, as tax-free transactions for federal income tax purposes under Sections 354 and 355 of the Code, respectively (the 'IRS Ruling') shall have been issued and shall continue in effect, such ruling shall be in form and substance satisfactory to UNITRIN in its sole discretion, and C-W shall have complied with all provisions set forth in the IRS Ruling that are required to be complied with prior to the Declaration Date and the Distribution Date;

         (ii) no event outside the control of UNITRIN shall have occurred or failed to occur that prevents the lawful consummation of the Distribution;

        (iii) the transactions contemplated hereby and by the Recapitalization Agreement shall be in compliance in all material respects with applicable federal and state securities and other applicable laws;

         (iv) each of C-W and UNITRIN shall have received all the Required Consents;

          (v) all conditions to the Recapitalization (including those set forth in Article 4 of the Recapitalization Agreement) (other than, in the case of the declaration, the declaration and consummation of the Distribution) shall have been satisfied or waived by the applicable party, in the case of the declaration, no circumstances shall exist that would reasonably be expected to prevent the consummation of the Recapitalization immediately prior to the Distribution and, in the case of the Distribution, the Recapitalization shall have been consummated;

         (vi) The Cash Dividend (as defined below) shall have been declared by the Board of Directors of C-W substantially simultaneously with the declaration of the Distribution and no circumstances shall exist that would reasonably be expected to prevent prompt payment of the Cash Dividend;

        (vii) the Form 8-A shall have been filed with the Commission;

       (viii) the Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

         (ix) each of the representations and warranties (other than the representation and warranty set forth in Section 2.3(a)(v) of this Agreement) of C-W set forth in this Agreement and the Recapitalization Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, as of the Declaration Date and the Distribution Date and UNITRIN shall have received a certificate of the chief executive officer of C-W as to the foregoing;

          (x) C-W shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement and the Recapitalization Agreement at or prior to the Declaration Date or, if applicable, the Distribution Date and UNITRIN shall have received a certificate of the chief executive officer of C-W as to the foregoing; and

         (xi) all actions and other documents and instruments reasonably necessary in connection with the transactions contemplated hereby and by the Recapitalization Agreement shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to UNITRIN.

The foregoing conditions are for the sole benefit of UNITRIN and shall not give rise to or create any duty on the part of UNITRIN to waive or not waive any such condition.

    (c) Sale of Fractional Shares. UNITRIN shall appoint the Distribution Agent as agent for each holder of record of UNITRIN Common Stock who would otherwise be entitled to receive in the Distribution any fractional share of Class B Common Stock. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner as soon as practicable after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales, based upon the gross selling price of all such fractional shares net of all selling expenses, to each stockholder of UNITRIN who would otherwise have received a fractional share. UNITRIN shall reimburse the Distribution Agent for its reasonable costs, expenses and fees (other than selling expenses) in connection with the sale of fractional shares of Class B Common Stock and the distribution of the proceeds thereof in accordance with this Section 2.1(c).

    (d) Special Dividend. (i) Subject to the conditions set forth in clause (ii) below, on the Declaration Date, the Board of Directors of C-W shall declare a pro rata cash dividend (the 'Cash Dividend') in the amount of $.25 per share to all holders of record of Common Stock on the Cash Dividend Record Date. UNITRIN hereby waives, subject to completion of the Distribution, its right to receive its pro rata share of the Cash Dividend.

        (ii) The obligation of the Board of Directors of C-W to declare the Cash Dividend on the Declaration Date shall be conditioned upon the satisfaction of the conditions set forth in Section 2.1(b) hereof (other than the consummation of the Recapitalization and other than clause (vi) thereof) and in Sections 4.1 and 4.2 of the Recapitalization Agreement.

    (e) Other Actions.

         (i) UNITRIN shall prepare and mail, at such time as determined by UNITRIN, to the holders of UNITRIN Common Stock, such information concerning C-W, its business, operations and management, the Distribution and the tax consequences thereof and such other matters as UNITRIN shall reasonably determine or as may be required by law. UNITRIN shall give C-W and its counsel reasonably appropriate advance opportunity to review and comment upon such documents and shall consider in good faith any comments C-W timely delivers to UNITRIN with respect to such information. C-W agrees to cooperate with UNITRIN in the preparation of, and provide any information reasonably requested by UNITRIN for inclusion in, such mailing. C-W represents that all information provided to UNITRIN for such mailing shall be true and correct in all material respects. UNITRIN and C-W will prepare, and C-W will, to the extent required under applicable law, file with the Commission any such documentation, including any no action letters or other requests for interpretive or regulatory assistance, if any, which UNITRIN reasonably determines are necessary or desirable to effectuate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement, and UNITRIN and C-W shall each use all reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

        (ii) UNITRIN and C-W shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement.

       (iii) C-W shall prepare and file, and shall use all reasonable efforts to have approved, an application for the listing on the NYSE of the Class B Common Stock to be distributed in the Distribution, subject to official notice of issuance.

        (iv) C-W shall prepare and file the Form 8-A (which may include or incorporate by reference information contained in the Proxy Statement) with the Commission as promptly as practicable following the execution hereof, and shall use all reasonable efforts to cause the Form 8-A to become effective under the Exchange Act immediately following the consummation of the Recapitalization or as soon thereafter as practicable.

         (v) On or prior to the Distribution Date, C-W shall, from time to time as and to the extent reasonably requested by UNITRIN or requested by the IRS, provide any documentation, certifications or other information necessary to enable UNITRIN to obtain the IRS Ruling.

        (vi) On or prior to the Distribution Date, each of UNITRIN and C-W shall take those actions and consummate those other transactions in connection with the Distribution that are contemplated by the IRS Ruling, the ruling request therefor or any related submissions by UNITRIN to the IRS (which submissions C-W and its counsel shall be given the opportunity to review and comment upon in accordance with clause (viii) below).

       (vii) In addition to those matters specifically set forth above, UNITRIN and C-W also shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 2.1(b) to be satisfied prior to the Distribution Date and to effect the Distribution on the Distribution Date and the Cash Dividend immediately prior to the Distribution on the Distribution Date.

      (viii) UNITRIN will give C-W and its counsel reasonably appropriate advance opportunity to review and comment upon filings to be made by UNITRIN with the Commission or the IRS with respect to the Distribution, this Agreement, the Recapitalization Agreement or any of the transactions contemplated hereby or thereby and shall consider in good faith any comments C-W timely delivers to UNITRIN with respect to such filing.

        (ix) C-W will give UNITRIN and its counsel reasonably appropriate advance opportunity to review and comment upon filings to be made by C-W with the Commission with respect to the Distribution, this Agreement, the Recapitalization Agreement and any of the transactions contemplated hereby or thereby and shall consider in good faith any comments UNITRIN timely delivers to C-W with respect to such filing.

         (x) Prior to the Distribution Date, C-W shall not amend, and the C-W Board of Directors shall not approve any amendment to, C-W's Restated Certificate of Incorporation or By-Laws, other than the Governance Amendments and the amendments to be effected upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Recapitalization and in accordance with the terms of the Recapitalization Agreement.

        (xi) UNITRIN agrees to be present, and agrees to cause Merger Sub, as applicable, to be present, in person or by proxy at each and every stockholders meeting of C-W at which the Recapitalization and the Governance Amendments are submitted to the stockholders of C-W for consideration at such meeting, and to vote, or cause to be voted, all shares of Common Stock owned directly or indirectly by it and its Subsidiaries in favor of the Recapitalization and each of the Governance Amendments and similarly to execute any written consent submitted by stockholders of C-W in favor of the Recapitalization and each of the Governance Amendments; provided that the Governance Amendments are to become effective solely upon the effectiveness of the Merger.

       (xii) On or prior to the Distribution Date, each of UNITRIN and C-W, as the case may be, shall, from time to time and to the extent reasonably requested by the other, provide any documentation, certifications or other information to make required filings in connection with the transactions contemplated by this Agreement and the Recapitalization Agreement.

    SECTION 2.2 Declaration Date and Distribution Date; Further Assurances.

    (a) The parties agree that the Declaration Date and the Distribution Date, as applicable, shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions set forth in Section 2.1(b) hereof. The parties shall cause their respective Boards of Directors to meet on the Declaration Date and each shall take such corporate action at such meeting as shall be required to effect the transactions contemplated hereby and by the Recapitalization Agreement. As soon as reasonably practicable and in no event more than 10 days following such meeting, C-W shall take all actions required to consummate the Recapitalization in accordance with the terms of the Recapitalization Agreement, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware on the Distribution Date.

    (b) Subject to each of C-W's and UNITRIN's right to terminate this Agreement in accordance with Section 5.10, in case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the Distribution, the Recapitalization or any other purpose of this Agreement or the Recapitalization Agreement, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, UNITRIN and C-W shall use all reasonable efforts promptly to obtain the IRS Ruling and all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Recapitalization Agreement, including all applicable governmental and regulatory filings.

    SECTION 2.3 Representations and Warranties.

    (a) C-W hereby represents and warrants to UNITRIN as follows:

        (i) Organization; Good Standing. C-W is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

       (ii) Authorization. The execution, delivery and performance by C-W of this Agreement and the Recapitalization Agreement and the consummation by C-W of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of C-W, other than the adoption of the Recapitalization Agreement and the approval of each of the Governance Amendments by the stockholders of C-W. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by C-W pursuant to this Agreement or the Recapitalization Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of C-W, enforceable against C-W in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (iii) Consents and Filings. Except (A) for the filing of the Certificate of Merger in connection with the Recapitalization and any other filings required to be made with the Secretary of State of the State of Delaware,
    (B) for the NYSE Listing Application and any filings in connection therewith, (C) as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and (D) for the filing of the Proxy Statement, the Form 8-A and any other reports or documents required to be filed under the Exchange Act, no material consent of, or filing with, any Governmental Authority which has not been obtained or made is required to be obtained or made by C-W for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by C-W, and the consummation by C-W of the transactions contemplated hereby or thereby.

       (iv) Noncontravention. Except in the case of any consents that will be obtained prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by C-W does not, and the consummation by C-W of the transactions contemplated hereby and thereby will not, (A) violate any applicable federal, state or local statute, law, rule or regulation, (B) violate any provision of the Restated Certificate of Incorporation or By-Laws of C-W or (C) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which C-W or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (C) above, such violations that, individually or in the aggregate, would not
    (I) result in a Material Adverse Effect with respect to C-W or
    (II) reasonably be expected to have a material adverse effect on C-W's ability to consummate the transactions contemplated by this Agreement or the Recapitalization Agreement.

        (v) Litigation. There are no actions or suits against C-W pending, or to the knowledge of C-W, threatened which seek to, and C-W is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the Recapitalization Agreement or otherwise prevent C-W from complying with the terms and provisions of this Agreement or the Recapitalization Agreement.

       (vi) Change of Control Adjustments. Neither the Recapitalization nor the Distribution or any of the other transactions contemplated hereby or by the Recapitalization Agreement will

    (A) constitute a 'change of control' or otherwise result in the increase or acceleration of any benefits, including to employees of C-W, under any agreement to which C-W or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or (B) result in any adjustment of the number of shares subject to, or the terms of, including exercise price, any outstanding employee stock options of C-W.

      (vii) Certain Transactions. Except for transactions that are described in Schedule 2.3(a)(vii), neither C-W nor any other member of the C-W Group has engaged, nor will engage, in any transaction or taken, or will take, any other action, or engaged, or will engage, in any negotiations or discussions, involving or relating to the issuance of stock of C-W or options, warrants or other rights to acquire stock of C-W (other than compensatory stock plan issuances). None of the transactions or other actions, negotiations or discussions described in Schedule 2.3(a)(vii) were undertaken by C-W in contemplation of the Distribution or are related to the Distribution.

    (b) UNITRIN hereby represents and warrants to C-W as follows:

        (i) Organization; Good Standing. UNITRIN is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

       (ii) Authorization. The execution, delivery and performance by UNITRIN of this Agreement and the Recapitalization Agreement and the consummation by UNITRIN of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of UNITRIN, other than the formal declaration of the Distribution. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by UNITRIN pursuant to this Agreement or the Recapitalization Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of UNITRIN, enforceable against UNITRIN in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       (iii) Consents and Filings. Except (A) for the filing of the Certificate of Merger in connection with the Recapitalization and any other filings required to be made with the Secretary of State of the State of Delaware,
    (B) as required under the HSR Act and (C) for any reports or documents required to be filed under the Exchange Act, no material consent of, or filing with, any Governmental Authority which has not been obtained or made is required to be obtained or made by UNITRIN for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by UNITRIN, and the consummation by UNITRIN of the transactions contemplated hereby or thereby.

        (iv) Noncontravention. Except in the case of consents that will be obtained on or prior to the Distribution Date, the execution, delivery and performance of this Agreement and the Recapitalization Agreement by UNITRIN does not, and the consummation by UNITRIN of the transactions contemplated hereby and thereby will not, (A) violate any applicable federal, state or local statute, law, rule or regulation, (B) violate any provision of the Certificate of Incorporation or By-Laws of UNITRIN or (C) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which UNITRIN or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (C) above, such violations that, individually or in the aggregate, would not (I) result in a Material Adverse Effect with respect to UNITRIN or (II) reasonably be expected to have a material adverse effect on UNITRIN's ability to consummate the transactions contemplated by this Agreement or the Recapitalization Agreement.

        (v) Litigation. There are no actions or suits against UNITRIN pending, or to the knowledge of UNITRIN, threatened which seek to, and UNITRIN is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the

    Recapitalization Agreement or otherwise prevent UNITRIN from complying with the terms and provisions of this Agreement or the Recapitalization Agreement.

       (vi) Plan or Series of Related Transactions. As of the date hereof, there is not, and as of the Distribution Date, there will not be (except as permitted pursuant to Section 4.3 hereof and disclosed to C-W in accordance with the terms of Section 4.3 and except for the contemplated Distribution), any agreement, understanding, arrangement or substantial negotiations involving UNITRIN and concerning the acquisition by any party or parties of C-W or UNITRIN'S interest in C-W.

    SECTION 2.4 Certain Post-Distribution Transactions.

    (a) (i) C-W and UNITRIN shall each comply with, and shall cause its Subsidiaries to comply with, and otherwise not take, and prevent any of its Subsidiaries from taking, during the relevant time period, any action inconsistent with any representation made by such respective party to the IRS in connection with the request by UNITRIN for the IRS Ruling, and (ii) until two years after the Distribution Date, C-W will maintain its status as a company engaged in the active conduct of a trade or business, as defined in
Section 355(b) of the Code.

    (b) C-W agrees that (i) prior to the two year anniversary of the Distribution Date, it shall not (A) merge or consolidate with or into any other corporation, (B) liquidate or partially liquidate, (C) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of transactions, (D) redeem or otherwise repurchase any C-W stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (E) take any other action or actions (other than the adoption of a stockholder rights plan in customary form) (including the issuance of options to acquire stock of C-W or securities that are convertible into stock of C-W) which in the aggregate (not taking into account the Recapitalization) would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in C-W, and (ii) prior to the five year anniversary of the Distribution Date, it shall not initiate or support, or permit its stockholders to vote on, any action that would in any way alter the ability of the holders of the Class B Common Stock to (A) elect at least 80% of the members of the Board of Directors of C-W (to the extent, and in the manner set forth in, the Restated Certificate of Incorporation and By-Laws of C-W, as in effect immediately after the consummation of the Recapitalization) or (B) otherwise possess at least 80% of the total combined voting power of all classes of C-W stock entitled to vote (as described in Section 368(c) of the Code), unless prior to taking any such action set forth in the foregoing clauses (i) and (ii), at the election of UNITRIN, either C-W has obtained (and provided to UNITRIN) a written opinion in form and substance reasonably acceptable to UNITRIN of a nationally recognized law firm reasonably acceptable to UNITRIN and C-W, or UNITRIN has obtained (at the expense of C-W) a supplemental ruling from the IRS, that such action or actions will not result in (1) the Distribution failing to qualify under Section 355(a) of the Code or (2) the C-W shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. UNITRIN agrees to cooperate with C-W in obtaining such opinion or, as the case may be, to use all reasonable efforts in obtaining any such supplemental ruling, including, where appropriate, by providing written representations as to factual events that transpired prior to the Distribution Date.

                                  ARTICLE III
                                INDEMNIFICATION

    SECTION 3.1 Indemnification by C-W.

    (a) C-W shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the UNITRIN Indemnitees from and against any and all C-W Liabilities or third party allegations of C-W Liabilities.

    (b) C-W shall, to the fullest extent permitted by law, indemnify, defend and hold harmless (i) UNITRIN, (ii) each member of the consolidated group of corporations of which UNITRIN is the common parent corporation (within the meaning of Section 1504 of the Code) and (iii) each direct or indirect Subsidiary of UNITRIN (each Person referred to in clauses (ii) and (iii), a 'UNITRIN

Member') from and against (A) any actual Liability of UNITRIN or any UNITRIN Member (including any actual Liability for Taxes to the extent that, in the absence of any Liability for Taxes resulting from a determination that the Distribution fails to qualify under Section 355(a) of the Code or that the C-W shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, such Liability would otherwise have been reduced or eliminated by a net operating loss deduction (within the meaning of Section 172 of the Code and the Treasury regulations thereunder)), and (B) any Established Liability of any stockholder of UNITRIN (it being understood that any Established Liability of any stockholder of UNITRIN shall be deemed to be an actual Liability of UNITRIN for purposes of determining C-W's indemnification obligation hereunder, regardless of whether such stockholder actually has or pursues a valid claim for such Established Liability against UNITRIN), in each case arising from any inaccuracy in, or failure by C-W to comply with, any representation or undertaking made by C-W to the IRS in connection with the request by UNITRIN for the IRS Ruling (other than any representation or undertaking (express or otherwise) contained in
Part III.B of UNITRIN's letter request for the IRS Ruling) (referred to herein as a 'C-W Failure' (it being understood that a Clause (d) Failure (as defined below) shall not constitute a C-W Failure for purposes of this Article 3)); provided, however, that, notwithstanding the foregoing, C-W shall not indemnify UNITRIN or any UNITRIN Member for any Liability or Established Liability that results solely from a UNITRIN Failure (as defined in Section 3.2(b) hereof) (except to the extent that any such UNITRIN Failure is in respect of a representation based in whole or in part upon information provided by C-W); and provided, further, that if any Liability or Established Liability described in this clause (b) arises as a result of both a C-W Failure and a UNITRIN failure, and each such failure is an independent cause of such Liability or Established Liability, then C-W and UNITRIN shall allocate such Liability or Established Liability between themselves in such proportion as is appropriate to reflect the relative fault of C-W on the one hand and UNITRIN on the other with respect to such Liability or Established Liability.

    (c) If C-W (or any of its Subsidiaries) fails to comply with any of its obligations under Section 2.4(a) or (b) above or takes any action or fails to take any action, and such failure to comply, action or omission contributes to a determination that the Distribution fails to qualify under Section 355(a) of the Code or that the C-W shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code (each a '355 Failure' (it being understood that a Clause (d) Failure shall not constitute a 355 Failure for purposes of this Article 3)), then C-W shall, to the fullest extent permitted by law, indemnify, defend and hold harmless UNITRIN and each UNITRIN Member from and against (i) any and all federal, state and local Taxes, including any interest, penalties or additions to Tax, imposed upon or incurred by UNITRIN and any UNITRIN Member and (ii) any Established Liability of any stockholder of UNITRIN (it being understood that any Established Liability of any stockholder of UNITRIN shall be deemed to be a UNITRIN Tax Liability (as defined below) for purposes of determining C-W's indemnification obligation hereunder, regardless of whether such stockholder actually has or pursues a valid claim for such Established Liability against UNITRIN), in each case as a result of the failure of the Distribution to qualify under
Section 355(a) of the Code or the application of Section 355(e) (any such Tax, interest, penalty or addition to Tax, together with any such Established Liability, a 'UNITRIN Tax Liability'); provided, however, that, notwithstanding the foregoing, C-W shall not indemnify UNITRIN or any UNITRIN Member for any UNITRIN Tax Liability that results solely from a UNITRIN Failure (except to the extent that any such UNITRIN Failure is in respect of a representation based in whole or in part upon information provided by C-W); and provided, further, that if any UNITRIN Tax Liability described in this clause (c) arises as a result of both a 355 Failure and a UNITRIN Failure, and each such failure is an independent cause of such UNITRIN Tax Liability, then C-W and UNITRIN shall allocate such UNITRIN Tax Liability between themselves in such proportion as is appropriate to reflect the relative fault of C-W on the one hand and UNITRIN on the other with respect to such UNITRIN Tax Liability.

    (d) Notwithstanding any other provision of this Agreement:

        (i) C-W shall not be required to indemnify and hold harmless, and shall have no liability to, UNITRIN or any UNITRIN Member for any UNITRIN Tax Liability that would not have been imposed or incurred but for the increase in UNITRIN's voting power with respect to Common Stock as a result of the Recapitalization; and

       (ii) Subject to the proviso hereto, C-W shall be entitled to rely without limitation on any representations made by UNITRIN in
    (A) Section 2.3(b)(vi) hereof or (B) its letter request for the IRS Ruling with respect to sales by UNITRIN stockholders of stock or securities of UNITRIN or C-W, and in the event that any such representations are not true, correct and complete in all respects, subject to the proviso hereto, C-W shall not indemnify UNITRIN or any UNITRIN Member for any UNITRIN Tax Liability that would not have been incurred but for the failure of any such representations to be true, correct and complete in all respects; provided, however, that C-W shall not be entitled to rely on, and will not be relieved of its indemnification obligations hereunder as a result of inaccuracies or failures in, or incompleteness of, the representations made by UNITRIN in its letter request for the IRS Ruling with respect to sales by UNITRIN stockholders of stock or securities of UNITRIN or C-W if, before taking or failing to take any action, C-W has actual knowledge of any such inaccuracy, failure or incompleteness.

The exceptions to C-W's indemnification obligations hereunder that are referred to in subclauses (i) and (ii) of this clause (d) are referred to herein as 'Clause (d) Failures.'

    (e) Any indemnity payment made by C-W pursuant to either clause (b) or (c) above shall be made on an after-tax basis, based on the actual tax position of UNITRIN, the UNITRIN Member or UNITRIN stockholder, as the case may be, in the taxable year such indemnity payment is received and taking into account the deductibility for federal income tax purposes of any state taxes. The aggregate amount to be paid by C-W pursuant to its indemnity obligations set forth in clauses (b), (c), (d), (e) and (f) of this Section 3.1 shall not exceed $135 million.

    (f) In the event that C-W and UNITRIN are jointly liable under either clause
(b) or (c) above, C-W shall be required to indemnify and pay UNITRIN or a UNITRIN Member, with respect to an Established Liability of a UNITRIN stockholder, for C-W's proportionate share of such Established Liability (if any) only if, and to the extent that, UNITRIN shall have agreed (in form reasonably satisfactory to C-W) to pay such UNITRIN stockholder for UNITRIN's proportionate share of such Established Liability. In the event that UNITRIN does not actually pay such UNITRIN stockholder for UNITRIN's proportionate share of such Established Liability, then UNITRIN will reimburse C-W for any amounts paid by C-W to UNITRIN in respect of C-W's proportionate share of such Established Liability.

    SECTION 3.2 Indemnification by UNITRIN.

    (a) UNITRIN shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the C-W Indemnitees from and against any and all UNITRIN Liabilities or third party allegations of UNITRIN Liabilities.

    (b) UNITRIN shall, to the fullest extent permitted by law, indemnify, defend and hold harmless C-W and each member of the consolidated group of corporations of which C-W is the common parent corporation (within the meaning of Section 1504 of the Code) (each a 'C-W Member') from and against any actual Liability of C-W or any C-W Member arising from any inaccuracy in, or failure by UNITRIN to comply with, any representation or undertaking made by UNITRIN to the IRS in connection with the request by UNITRIN for the IRS Ruling or pursuant to
Section 2.3(b)(vi) hereof (referred to herein as a 'UNITRIN Failure'); provided, however, that, notwithstanding the foregoing, UNITRIN shall not indemnify C-W or any C-W Member for any liability that results solely from a C-W Failure or a 355 Failure (except to the extent that any such failure is in respect of a representation based in whole or in part upon information provided by UNITRIN); and provided, further, that if any Liability described in this clause (b) arises as a result of both a UNITRIN Failure and a C-W Failure and/or a 355 Failure, and each such failure is an independent cause of such Liability, then UNITRIN and C-W shall allocate such Liability between themselves in such proportion as is appropriate to reflect the relative fault of UNITRIN on the one hand and C-W on the other with respect to such Liability.

    SECTION 3.3 Treatment of Payments. UNITRIN agrees to consider in good faith treating for federal income tax purposes any indemnity payments it receives pursuant to this Agreement as payments to which Section 301 of the Code applies.

    SECTION 3.4 Procedures for Indemnification. (a) If (i) a claim or demand is made against C-W, any C-W Indemnitee, any C-W Member, UNITRIN, any UNITRIN Indemnitee or any UNITRIN Member

(each, an 'Indemnitee') by any person who is not a party to this Agreement (each a 'Third Party Claim') as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to the terms hereof to make such indemnification (the 'Indemnifying Party') in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

    If a Third Party Claim is made against an Indemnitee with respect to which a claim for indemnification is made pursuant to Section 3.1 or Section 3.2 hereof, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

    Unless otherwise required by law, in no event will an Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which will not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim (as between the Indemnifying Party and the Indemnitee), the Indemnifying Party shall be permitted to enter into, and the Indemnitee will agree to, any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge; and provided further that the Indemnifying Party shall not agree to any other settlement, compromise or discharge of a Third Party Claim not described above without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld. If an Indemnifying Party elects not to assume the defense of a Third Party

Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim. In such case, the Indemnifying Party shall be responsible for the cost of such compromise, settlement or defense.

    Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

    (a) In the event any Tax Claim (as defined below) is disposed of pursuant to the provisions of this Section 3.4 or a Final Determination has been made in circumstances that give rise to a Tax Liability or an Established Liability on the part of UNITRIN, any UNITRIN Member or any UNITRIN stockholder, as the case may be, then C-W shall pay to UNITRIN all amounts in respect of any Tax Claim within twenty (20) business days after such Tax Claim is disposed of or such Final Determination has been made. For purposes of this Section 3.4(b),
(i) 'Tax Claim' shall mean any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other written claim which is commenced or initiated against UNITRIN, any UNITRIN Member or any UNITRIN stockholder with respect to Taxes that are attributable to the Recapitalization or Distribution and which result from any act or acts of C-W or its Subsidiaries described in Section 2.4 of this Agreement or the breach by C-W of any representation or warranty set forth in this Agreement and (ii) 'Final Determination' shall mean (1) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement or its equivalent between the particular taxpayer and the particular relevant taxing authority.

    SECTION 3.5 Remedies Not Exclusive. The remedies provided in this Article 3 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

    SECTION 3.6 Subrogation. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

    SECTION 3.7 Indemnification Payments. Indemnification required by this
Article 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                                   ARTICLE IV
                                   COVENANTS

    SECTION 4.1 Access to Information.

    (a) Other than in circumstances in which indemnification is sought pursuant to Article 3 (in which event the provisions of such Article will govern), from and after the Distribution Date, each of C-W and UNITRIN shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries to the extent such access is reasonably required by the other party in order to perform its obligations under this Agreement or the Recapitalization Agreement or to comply with such party's financial, tax and other reporting obligations.

    (b) A party providing information or access to information to the other party under this Article 4 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or access to information.

    (c) For a period of two years following the Distribution Date, C-W shall provide to UNITRIN: (i) promptly following the date (the 'Target Date'), as of which there has been an aggregate change in the outstanding equity or capital structure of C-W (measured during the period beginning on the Distribution Date and ending on the Target Date and not taking into account the Recapitalization or transfers of shares by C-W stockholders, unless C-W participates in such transfers or such transfers are reported on a Schedule 13D or 13G under the Exchange Act) that accounts for at least 10% of the total outstanding equity of C-W as of the Distribution Date written notice of such change and (ii) after the Target Date, reasonably detailed reports delivered promptly following the occurrence of each additional change or changes (if any) in the outstanding equity or capital structure of C-W that, individually or in the aggregate (not taking into account the Recapitalization or transfers of shares by C-W stockholders, unless C-W participates in such transfers or such transfers are reported on a Schedule 13D or 13G under the Exchange Act), account for at least 5% of the total outstanding equity of C-W as of the Distribution Date.

    SECTION 4.2 Confidentiality. Each of C-W and its Subsidiaries and UNITRIN and its Subsidiaries shall keep, and shall cause its employees, consultants, advisors and agents to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (a) such information is then in the public domain through no fault of such party, (b) such information has been lawfully acquired from other sources by such party or (c) this Agreement or the Recapitalization Agreement or any other agreement entered into pursuant hereto or thereto permits the use or disclosure of such information) and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used all reasonable efforts to consult with the other affected party or parties prior to such disclosure, and in such case shall exercise all reasonable efforts to obtain reliable assurance that such information will be accorded confidential treatment.

    SECTION 4.3 No Solicitation.

    (a) Subject to Sections 4.3(b) and 4.3(c), each of UNITRIN and C-W agree not to directly or indirectly, through any officer, director, employee, representative, securityholder or agent solicit, initiate or encourage any inquiries, offers or proposals or any indication of interest or the commencement of negotiations or continue any current negotiations or conduct any negotiations or enter into any agreement or provide any nonpublic information regarding or in connection with any proposal for the acquisition by any third party of any shares of capital stock of C-W from C-W or UNITRIN (other than issuances of common stock by C-W pursuant to employee stock plans in the ordinary course of business) or the acquisition of, or business combination with, C-W through any other means including a merger or purchase of assets (an 'Acquisition Proposal') until the earlier to occur of the termination of this Agreement or the time at which the Distribution is consummated; provided, however, that UNITRIN and C-W may respond to any unsolicited inquiries or proposals solely to indicate that it is bound by this Section 4.3. If either of C-W or UNITRIN receives any such inquiry or proposal, then C-W or UNITRIN, as the case may be, shall inform the other of the terms and conditions, if any, of such inquiry or proposal and the identity of the Person making the proposal and shall keep such party promptly advised of all further communications relating to such inquiry or proposal.

    (b) UNITRIN shall be relieved of its obligations under Section 4.3(a) (in the case of clause (iii) below, only to the extent set forth therein) if:

        (i) the Board of Directors of C-W shall or shall resolve to (A) not recommend, or withdraw its approval or recommendation of, the Recapitalization, the Recapitalization Agreement, this Agreement or any of the transactions contemplated thereby or hereby, (B) modify any such approval or recommendation in a manner adverse to UNITRIN or (C) approve, recommend or enter into any agreement for any Acquisition Proposal;

       (ii) C-W breaches or fails to comply with any of its material obligations set forth in this Agreement or the Recapitalization Agreement and fails to cure such breach or failure within 30 days following notice from UNITRIN; or

      (iii) after receipt of a bona fide written Acquisition Proposal, the Board of Directors of UNITRIN in good faith determines, after consultation with its outside counsel, that it would be inconsistent with the Board's fiduciary duties to stockholders of UNITRIN not to commence discussions or negotiations with, or provide nonpublic information(other than nonpublic information with respect to C-W) to the person making such Acquisition Proposal; provided, however, that UNITRIN shall only be released from its obligations under Section 4.3(a) pursuant to this Section 4.3(b)(iii) with respect to such Acquisition Proposal.

    (c) C-W shall be relieved of its obligations under Section 4.3(a) (to the extent specifically set forth in this Section 4.3(c)) if after receipt of a bona fide written Acquisition Proposal, the Board of Directors of C-W in good faith determines, after consultation with its outside counsel, that it would be inconsistent with the Board's fiduciary duties to stockholders of C-W not to commence discussions or negotiations with, or provide nonpublic information to, the person making such Acquisition Proposal; provided, however, that C-W shall only be released from its obligations under Section 4.3(a) pursuant to this
Section 4.3(c) with respect to such Acquisition Proposal.

    SECTION 4.4 Certain Other Agreements. During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement or the consummation of the Recapitalization, UNITRIN hereby agrees that it shall not, and that it shall cause each of its Affiliates not to, without the prior approval of the Board of Directors of C-W, directly or indirectly, (a) make, or in any way participate in, any 'solicitation' of 'proxies' (as such terms are defined or used in Regulation 14A under the Exchange Act) to consent or vote or seek to advise or influence any Person with respect to the voting of any shares of Common Stock; (b) form, join or in any way participate in any Group (other than with respect to its Affiliates) with respect to any of the shares of Common Stock; (c) otherwise act, either alone or in concert with others, to seek control of C-W, including by submitting any written consent in furtherance of the foregoing or calling a special meeting of C-W stockholders; (d) publicly disclose any intention, proposal, plan or arrangement with respect to any foregoing; or (e) make any demand, request or proposal to amend, waive or terminate any provision of this Section 4.4.

    SECTION 4.5 Public Announcements. Each of UNITRIN and C-W agrees that no public release or announcement concerning the Recapitalization or the Distribution shall be issued by either party without the prior written consent of the other (which shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange or the Nasdaq Stock Market, in which case the party required to make the release or announcement shall use all reasonable efforts to allow each other party reasonable time to comment on each release or announcement in advance of such issuance.

    SECTION 4.6 Required Consents. Each of UNITRIN and C-W shall use all reasonable efforts to obtain all of the consents, waivers or authorizations required in connection with the completion of the Recapitalization and the Distribution, including, without limitation, (a) any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement and
(b) those consents listed on Schedule 4.6 (collectively, the 'Required
Consents').

    SECTION 4.7 Litigation Cooperation. Each of UNITRIN and C-W shall use reasonable efforts to make available to the other party, upon written request and at the expense of the other party, its officers, directors, employees and agents as witnesses to the extent such Persons may reasonably be required in connection with any Action arising out of (a) the business of such other party and its predecessors, if any, in which the requesting party may from time to time be involved; provided that such Action does not involve a claim by either of UNITRIN or C-W against the other or (b) the matters contained in Section 2.4 and Article 3 hereof.

    SECTION 4.8 Other Matters. Each of UNITRIN and C-W shall negotiate in good faith to execute prior to the Distribution Date such further certificates, agreements and other documents which are reasonably necessary to consummate or implement the transactions contemplated hereby and by the Recapitalization Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

    SECTION 5.1 Complete Agreement; Construction. This Agreement and the Recapitalization Agreement, including the Exhibits and Schedules hereto and thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

    SECTION 5.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 5.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants, representations, warranties and agreements of the parties contained in this Agreement shall survive the Distribution Date.

    SECTION 5.4 Expenses. Except as otherwise set forth in this Agreement or in the Recapitalization Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Recapitalization Agreement, and the Distribution and the other transactions contemplated hereby and thereby shall be charged to and paid by the party incurring such costs and expenses.

    SECTION 5.5 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall be duly given if delivered by (a) hand delivery, (b) U.S. mail, postage prepaid, for first class delivery, (c) Federal Express or similar carrier, freight prepaid, for next business day delivery, or (d) electronic transmission, provided that confirmation of transmission and receipt is confirmed, to each party at the following respective addresses (or at such other address for a party as shall be specified by like notice):

    To UNITRIN:

    UNITRIN, Inc.
    One East Wacker Drive
    Chicago, Illinois 60601
    Fax: (312) 661-4690
    Attn: Chief Financial Officer

    with a copy to:

    UNITRIN, Inc.
    One East Wacker Drive
    Chicago, Illinois 60601
    Fax: (312) 661-4941
    Attn: General Counsel

    and with a copy to:

    Skadden, Arps, Slate, Meagher & Flom (Illinois)
    333 West Wacker Drive
    Suite 2100
    Chicago, Illinois 60601
    Fax: (312) 407-0411
    Attn: Brian W. Duwe, Esq.

    To C-W:

    CURTISS-WRIGHT CORPORATION
    1200 Wall Street West
    Lyndhurst, New Jersey 07071
    Fax: (201) 896-4021
    Attn: General Counsel

    with a copy to:

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017
    Fax: (212) 455-2502
    Attn: Caroline B. Gottschalk, Esq.

    SECTION 5.6 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

    SECTION 5.7 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

    SECTION 5.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

    SECTION 5.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

    SECTION 5.10 Termination.

    (a) Prior to the filing of the Certificate of Merger, this Agreement may be terminated:

        (i) by mutual written consent of UNITRIN and C-W;

       (ii) by either UNITRIN or C-W if the other party is in breach of any of its obligations or representations and warranties herein or under the Recapitalization Agreement, which breach would result in a Material Adverse Effect on such party after giving effect to the Distribution, and such other party fails to cure such breach within 30 days following notice;

      (iii) by C-W if, following receipt of an Acquisition Proposal, the Board of Directors of C-W is required by its fiduciary duties to stockholders of C-W to terminate this Agreement or the Recapitalization Agreement and accept such Acquisition Proposal; provided that in such event C-W shall pay the reasonable documented out-of-pocket fees and expenses incurred by UNITRIN in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby in an aggregate amount of up to $2.3 million, but only to the extent that UNITRIN does not agree to, or otherwise vote in favor of, such Acquisition Proposal;

       (iv) by UNITRIN if (A) the Board of Directors of C-W shall or shall resolve to (I) not recommend, or withdraw its approval or recommendation of, the Recapitalization, the Recapitalization Agreement, this Agreement or any of the transactions contemplated thereby or hereby, (II) modify any such approval or recommendation in a manner adverse to UNITRIN or (III) approve, recommend or enter into an agreement for any Acquisition Proposal, (B) the stockholders of C-W shall not approve the Recapitalization or (C) following receipt of an Acquisition Proposal, the Board of Directors of UNITRIN is required by its fiduciary duties to stockholders of UNITRIN to terminate this Agreement and accept such Acquisition Proposal; provided that (I) in the case of clause (A) above, C-W shall pay the reasonable documented out-of-pocket fees and expenses incurred by UNITRIN in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby or thereby in an aggregate amount of up to $2.3 million and (II) in the case of clause (C) above, UNITRIN shall pay the reasonable documented out-of-pocket fees and expenses incurred by C-W in connection with this

    Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby in an aggregate amount of up to $2.3 million; or

      (v) by either UNITRIN or C-W if the Recapitalization is not consummated by June 30, 2001; provided that this right shall not be available to any party that is in material breach of its obligations under this Agreement or the Recapitalization.

    (b) This Agreement shall terminate automatically without any action on the part of C-W or UNITRIN in the event the Recapitalization Agreement is terminated in accordance with its terms.

    (c) Except as specifically set forth in clause (a) above and for any liability in respect of any breach of this Agreement or the Recapitalization Agreement by either party, no party shall have any liability of any kind to any other party or any other person as a result of the termination of this Agreement. After the filing of the Certificate of Merger relating to the Recapitalization, this Agreement may not be terminated except by an agreement in writing signed by both parties.

    SECTION 5.11 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date (it being understood that C-W and its Subsidiaries shall not be considered a Subsidiary of UNITRIN).

    SECTION 5.12 Third Party Beneficiaries. Except as provided in Article 3 relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

    SECTION 5.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    SECTION 5.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

    SECTION 5.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE.

    SECTION 5.16 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of any state court of the State of Delaware and the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto in such Delaware court. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 5.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such Delaware court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 5.17 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby; provided, however, that the consummation of the Recapitalization is conditioned upon and is not severable from the Distribution, and that the Distribution is not severable from the Recapitalization. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNITRIN, INC.

                                          By  /s/ Eric J. Draut
                                             ..................................
                                             Name: Eric J. Draut
                                             Title: Senior Vice President and
                                                 Chief Financial Officer

                                          CURTISS-WRIGHT CORPORATION

                                          By  /s/ Martin R. Benante
                                             ..................................
                                             Name: Martin R. Benante
                                             Title: Chairman and Chief Executive
Officer

                                                                    APPENDIX C-1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CURTISS-WRIGHT CORPORATION

    The original Certificate of Incorporation of Curtiss-Wright Corporation was filed with the Secretary of State of the State of Delaware on August 9, 1929. This Restated Certificate of Incorporation, which further amends and restates the certificate of incorporation as heretofore amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ('DGCL').

    1. The name of the Corporation is CURTISS-WRIGHT CORPORATION.

    2. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington and County of New Castle. The registered agent at said address is the Corporation Trust Company.

    3. The nature of the business and purposes to be conducted and promoted are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

    4. Authorized Stock. The Corporation is authorized to issue three classes of stock. The total number of shares which the Corporation is authorized to issue is Twenty-Three Million One Hundred Fifty Thousand (23,150,000) shares, of which Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated Common Stock, par value $1 per share (the 'Common Stock'), Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated
Class B Common Stock, par value $1 per share (the 'Class B Common Stock' and, together with the Common Stock, the 'Corporation Common Stock'), and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $.01 per share (the 'Preferred Stock'). The authorized number of shares of any such class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL or any successor provision thereto.

    5. Preferred Stock. The Board of Directors of the Corporation is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

    6. Common Stock. The Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise provided by law or expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock and Class B Common Stock shall be as follows:

        (a) Cash Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, and except as otherwise provided for herein, the holders of Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (b) Stock Dividends. If at any time a dividend is to be paid in shares of Common Stock or shares of Class B Common Stock (a 'stock dividend'), such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (c) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a 'rights dividend'), then: (i) if the rights dividend is of rights

                                     C-1-1
    that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock ('Equivalent Shares')) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock ('Equivalent Class B Shares')) (whether initially or upon any adjustment thereunder), then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) (whether initially or upon any adjustment thereunder), then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any property dividend is paid, the same rate or ratio of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (d) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of any class of Corporation Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.

        (e) Voting. Voting power shall be divided between the classes of stock as follows:

           (i) Subject to Article 6(e)(ii), in the election of directors holders of Class B Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Class B Common Stock for the election of directors (the Class B Common Stock, together with such other shares, the 'Voting B Shares'), shall be entitled to elect that number of directors which constitutes 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) (the 'Class B Common Stock Directors'). Each share of Class B Common Stock shall have one vote in the election of the Class B Common Stock Directors. Subject to Article 6(e)(ii), holders of Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Common Stock for the election of directors (the Common Stock, together with such other shares, the 'Voting Shares'), shall be entitled to elect the remaining directors (the 'Common Stock Directors'). Each share of Common Stock shall have one vote in the election of such directors. The initial Common Stock Director shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Common Stock Director at the next election of directors [of the Class (i.e., Class I, Class II or Class III provided for in Article 7(b)) in which such director serves ](1). The initial Class B Directors shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of the Voting B Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Class B Directors at the next election of directors of the respective Classes in which such directors serve. For purposes of this Article 6(e)(i), references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of any series of Preferred Stock have the right to elect voting separately as one or more series.

          (ii) For purposes of this Article 6(e)(ii), 'Special Voting Rights' means the different voting rights of the holders of Common Stock, on the one hand, and the holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in
       Article 6(e)(i). If

---------
(1) If the Classified Board Proposal is approved, then this provision will be included; provided however, that this provision will not be included if
    (i) the Proxy Statement does not include the disclosure required by Regulation 14A under the Exchange Act in connection with the election of directors and (ii) the Effective Time occurs before the Company's next annual meeting of stockholders.

                                     C-1-2
       approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation held at any time after the fifth anniversary of the distribution by Unitrin, Inc. to its stockholders of all of the Class B Common Stock owned by it (the 'Fifth Year Anniversary'), a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting together as a class, may vote to eliminate the Special Voting Rights (the 'Elimination Vote'), in which case the Special Voting Rights provided for in Article 6(e)(i) shall have no further force or effect, and thereafter holders of the Corporation Common Stock shall have equal voting rights in all respects, except as otherwise required by law, and shall be entitled to elect the total authorized number of members of the Board of Directors voting together (along with the holders of any other Voting Stock (as defined below)) as a single class. 'Voting Stock' shall mean the Common Stock, the Class B Common Stock and the shares of any class or series of stock which by its terms is entitled to vote with the Common Stock or the Class B Common Stock for the election of directors.

         (iii) Unless the Special Voting Rights have been eliminated in accordance with Article 6(e)(ii), all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Common Stock Directors and Class B Directors such that at all times the number of Class B Common Stock directorships shall be 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) and the remaining directorships shall be Common Stock directorships.

          (iv) Except as otherwise specified herein or required by law, the holders of Common Stock and Class B Common Stock shall in all matters not otherwise specified in this Article 6(e) vote together as one class, with each share of Common Stock and Class B Common Stock having one vote.

        (f) Merger or Consolidation. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, unless each holder of a share of Common Stock or Class B Common Stock is entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Common Stock and Class B Common Stock; provided that, in any such transaction consummated prior to the Elimination Vote, the holders of shares of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to the same extent as the Common Stock and Class B Common Stock differ as provided herein.

        (g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

    7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

        (a) Except as otherwise fixed pursuant to Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation acting separately as one or more series to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

                                     C-1-3

        (b) [Commencing with the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, ](2) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a term expiring at [the next annual meeting of stockholders following](2) the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, Class II directors shall be elected for a term expiring at [the next annual meeting of stockholders following](2) the second annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective and Class III directors shall be elected for a term expiring at [the next annual meeting of stockholders following](2) the third annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective. Beginning with the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, successors to the class of directors whose term expires at each annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders following such meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to Articles 7(d) and 7(e), any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

        Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 7 unless expressly provided by such terms.

        (c) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in said resolution or resolutions or in the By-Laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

        (d) Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Voting B Shares, on the one hand, or the holders of the Voting Shares, on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Voting B Shares, on the one hand, or Voting Shares, on the other hand, as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting B Shares or Voting Shares, respectively, or unless the Elimination Vote shall have occurred, in which

---------
(2) In the event that (i) the Proxy Statement does not include the disclosure required by Regulation 14A under the Exchange Act in connection with the election of directors and (ii) the Effective Time occurs before the Corporation's 2001 annual meeting, this language will be included.

                                     C-1-4
    case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws.

        (e) Unless the Elimination Vote shall have occurred, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Article 6(e)(iii). Once such newly-created directorships have been allocated as Common Stock Directors or Class B Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, respectively, or unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting for the year in which his term expires and until a director of the same class succeeding such director shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

    8. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of the Restated Certificate of Incorporation of the Corporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a 'proceeding'), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, employee or representative or in any other capacity while serving as such a director, officer, employee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by such a person described in the preceding sentence (but subject to the proviso thereto) in defending any proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article 9 or otherwise.

    (b) If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for

                                     C-1-5
expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create the presumption that the claimant has not met the applicable standard of conduct.

    (c) The rights conferred by this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation of the Corporation, By-Law, Agreement, vote of stockholders or disinterested directors or otherwise.

    (d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee or representative of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    10. Except as otherwise fixed pursuant to the provisions of Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

    11. Any action required to be taken or which may be taken by the holders of the Corporation Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

    12. The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the By-Laws. Notwithstanding anything else contained in this Restated Certificate of Incorporation or the By-Laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the company entitled to vote in respect thereof, voting together as a single class, shall be required (A) to alter, amend, rescind or repeal Article 7, Article 10, Article 11 or this
Article 12 of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any By-Laws of the Corporation.

    13. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                     C-1-6

                                                                    APPENDIX C-2

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CURTISS-WRIGHT CORPORATION

    The original Certificate of Incorporation of Curtiss-Wright Corporation was filed with the Secretary of State of the State of Delaware on August 9, 1929. This Restated Certificate of Incorporation, which further amends and restates the certificate of incorporation as heretofore amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ('DGCL').

    1. The name of the Corporation is CURTISS-WRIGHT CORPORATION.

    2. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington and County of New Castle. The registered agent at said address is the Corporation Trust Company.

    3. The nature of the business and purposes to be conducted and promoted are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

    4. Authorized Stock. The Corporation is authorized to issue three classes of stock. The total number of shares which the Corporation is authorized to issue is Twenty-Three Million One Hundred Fifty Thousand (23,150,000) shares, of which Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated Common Stock, par value $1 per share (the 'Common Stock'), Eleven Million Two Hundred Fifty Thousand (11,250,000) shares shall be designated
Class B Common Stock, par value $1 per share (the 'Class B Common Stock' and, together with the Common Stock, the 'Corporation Common Stock'), and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $.01 per share (the 'Preferred Stock'). The authorized number of shares of any such class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL or any successor provision thereto.

    5. Preferred Stock. The Board of Directors of the Corporation is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

    6. Common Stock. The Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise provided by law or expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock and Class B Common Stock shall be as follows:

        (a) Cash Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, and except as otherwise provided for herein, the holders of Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (b) Stock Dividends. If at any time a dividend is to be paid in shares of Common Stock or shares of Class B Common Stock (a 'stock dividend'), such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (c) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a 'rights dividend'), then: (i) if the rights dividend is of rights

                                     C-2-1
    that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock ('Equivalent Shares')) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock ('Equivalent Class B Shares')) (whether initially or upon any adjustment thereunder), then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) (whether initially or upon any adjustment thereunder), then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any property dividend is paid, the same rate or ratio of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

        (d) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of any class of Corporation Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.

        (e) Voting. Voting power shall be divided between the classes of stock as follows:

           (i) Subject to Article 6(e)(ii), in the election of directors holders of Class B Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Class B Common Stock for the election of directors (the Class B Common Stock, together with such other shares, the 'Voting B Shares'), shall be entitled to elect that number of directors which constitutes 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) (the 'Class B Common Stock Directors'). Each share of Class B Common Stock shall have one vote in the election of the Class B Common Stock Directors. Subject to Article 6(e)(ii), holders of Common Stock, voting separately as a class together with the holders of shares of any other class or series of stock which by its terms is entitled to vote with the Common Stock for the election of directors (the Common Stock, together with such other shares, the 'Voting Shares'), shall be entitled to elect the remaining directors (the 'Common Stock Directors'). Each share of Common Stock shall have one vote in the election of such directors. The initial Common Stock Director shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Common Stock Director at the next election of directors [of the Class (i.e., Class I, Class II or Class III provided for in Article 7(b)) in which such director serves ](1).The initial Class B Directors shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of the Voting B Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Class B Directors at the next election of directors of the respective Classes in which such directors serve. For purposes of this Article 6(e)(i), references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of any series of Preferred Stock have the right to elect voting separately as one or more series.

          (ii) For purposes of this Article 6(e)(ii), 'Special Voting Rights' means the different voting rights of the holders of Common Stock, on the one hand, and the holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentage of

---------
(1) If the Classified Board Proposal is approved, then this provision will be included; provided however, that this provision will not be included if
    (i) the Proxy Statement does not include the disclosure required by Regulation 14A under the Exchange Act in connection with the election of directors and (ii) the Effective Time occurs before the Company's next annual meeting of stockholders.

                                     C-2-2
       the authorized number of members of the Board of Directors as described in Article 6(e)(i). If approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation held at any time after the fifth anniversary of the distribution by Unitrin, Inc. to its stockholders of all of the Class B Common Stock owned by it (the 'Fifth Year Anniversary'), a majority of the outstanding shares of the Common Stock and Class B Common Stock, voting together as a class, may vote to eliminate the Special Voting Rights (the 'Elimination Vote'), in which case the Special Voting Rights provided for in Article 6(e)(i) shall have no further force or effect, and thereafter holders of the Corporation Common Stock shall have equal voting rights in all respects, except as otherwise required by law, and shall be entitled to elect the total authorized number of members of the Board of Directors voting together (along with the holders of any other Voting Stock (as defined below)) as a single class. 'Voting Stock' shall mean the Common Stock, the Class B Common Stock and the shares of any class or series of stock which by its terms is entitled to vote with the Common Stock or the Class B Common Stock for the election of directors.

         (iii) Unless the Special Voting Rights have been eliminated in accordance with Article 6(e)(ii), all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Common Stock Directors and Class B Directors such that at all times the number of Class B Common Stock directorships shall be 80% of the authorized number of members of the Board of Directors (or, if such 80% is not a whole number, then the nearest higher whole number) and the remaining directorships shall be Common Stock directorships.

          (iv) Except as otherwise specified herein or required by law, the holders of Common Stock and Class B Common Stock shall in all matters not otherwise specified in this Article 6(e) vote together as one class, with each share of Common Stock and Class B Common Stock having one vote.

        (f) Merger or Consolidation. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, unless each holder of a share of Common Stock or Class B Common Stock is entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Common Stock and Class B Common Stock; provided that, in any such transaction consummated prior to the Elimination Vote, the holders of shares of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to the same extent as the Common Stock and Class B Common Stock differ as provided herein.

        (g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

    7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

        (a) [The By-Laws of the Corporation shall fix the number of directors and prescribe their term of office, and from time to time the number of directors may be increased or decreased by amendment of the By-Laws, provided that the number of directors shall not be less than five (5). A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.](2) [Except as otherwise fixed pursuant to Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation acting separately as one or more series to elect, under

---------
(2) If the Board Size Proposal is not approved, then Article 7(a) will include only this provision.

                                     C-2-3
    specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than five (5) nor more than ten (10) persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.](3)

        [(b) [Commencing with the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, ](4) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a term expiring at [the next annual meeting of stockholders following](4) the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, Class II directors shall be elected for a term expiring at [the next annual meeting of stockholders following ](4) the second annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective and Class III directors shall be elected for a term expiring at [the next annual meeting of stockholders following](4) the third annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective. Beginning with the first annual meeting of stockholders following the date on which this Restated Certificate of Incorporation becomes effective, successors to the class of directors whose term expires at each annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders following such meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to Articles 7(d) and 7(e), any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

        Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 7 unless expressly provided by such terms.](5)

        [(b)][(c)] The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in said resolution or resolutions or in the By-Laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the

---------
(3) If the Board Size Proposal is approved, then Article 7(a) will include only this provision.

(4) In the event that (i) the Proxy Statement does not include the disclosure required by Regulation 14A under the Exchange Act in connection with the election of directors and (ii) the Effective Time occurs before the Corporation's 2001 annual meeting, this language will be included.

(5) If the Classified Board Proposal is approved, then Article 7(b) will include these provisions.

                                     C-2-4

    Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

        [(c)][(d)] Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Voting B Shares, on the one hand, or the holders of the Voting Shares, on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Voting B Shares, on the one hand, or Voting Shares, on the other hand, as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting B Shares or Voting Shares, respectively, or unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws.

        [(d)][(e)] Unless the Elimination Vote shall have occurred, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Article 6(e)(iii). Once such newly-created directorships have been allocated as Common Stock Directors or Class B Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, respectively, or unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting for the year in which his term expires and until a director of the same class succeeding such director shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

    8. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of the Restated Certificate of Incorporation of the Corporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a 'proceeding'), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, employee or representative or in any other capacity while serving as such a director, officer, employee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by

                                     C-2-5
such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by such a person described in the preceding sentence (but subject to the proviso thereto) in defending any proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article 9 or otherwise.

    (b) If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create the presumption that the claimant has not met the applicable standard of conduct.

    (c) The rights conferred by this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation of the Corporation, By-Law, Agreement, vote of stockholders or disinterested directors or otherwise.

    (d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee or representative of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    [10. Except as otherwise fixed pursuant to the provisions of Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.](6)

    [11. Any action required to be taken or which may be taken by the holders of the Corporation Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.](7)

    [10][11][12]. The Board of Directors shall have the power to adopt, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the By-Laws. [Notwithstanding anything else contained in this Restated Certificate of Incorporation or the By-Laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of th e company entitled to vote in respect thereof, voting together as a single class, shall be required
(A) to alter, amend, rescind or repeal Article 7, Article 10, Article 11 or this
Article 12

---------
(6) This Article 10 will be included if the Special Meeting Proposal is approved.

(7) This Article 11 will be included if the Written Consent Proposal is approved.

                                     C-2-6
of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any By-Laws of the Corporation.](8)

    [11][12][13]. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

---------
(8) This provision will be added if the Supermajority Voting Proposal is approved.

                                     C-2-7

                                                                    APPENDIX D-1

                                    BY-LAWS
                                       OF
                           CURTISS-WRIGHT CORPORATION

                                   ARTICLE I
                                    OFFICES

    SECTION 1. Registered Office. The registered office of Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.

    SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

    SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

    SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him as otherwise permitted by law. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited or is rendered impossible by the laws of the United States of America.

    SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of

                                     D-1-1
each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. Such lists shall be open to the examination of any stockholder for any purpose germane to the meeting as required by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such lists, or the books of the Corporation or to vote in person or by proxy at such meeting.

    SECTION 6. Quorum. At each meeting of the stockholders, the holders of not less than a majority of the issued and outstanding stock of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Restated Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of any stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Restated Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.

    SECTION 7. Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority in interest of the stock present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

    SECTION 8. Notice of Stockholder Business and Nominations.

    (a) Annual Meetings of Stockholders.

        (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only
    (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this
    Section 8.

       (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided,

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
    however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends
    (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

      (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Restated Certificate of Incorporation and these by-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, and a stockholder's notice required by this
    Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (b) Special Meetings of Stockholders.

        (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting
    (x) by or at the

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
    direction of the Board of Directors or provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this
    Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

    (c) General.

        (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty
    (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 8 and (B) if any proposed nomination or business was not made or proposed in compliance with this
    Section 8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

       (ii) For purposes of this Section 8, 'public announcement' shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (iii) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated certificate of incorporation.

    SECTION 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in these by-laws or in the Restated Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting

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
rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Section 4 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, and except as otherwise provided in the Restated Certificate of Incorporation) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.

    SECTION 10. Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

                                  ARTICLE III
                               BOARD OF DIRECTORS

    SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

    SECTION 2. Number, Qualifications and Terms of Office. The Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.

    SECTION 3. [RESERVED]

    SECTION 4. Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote for the election of such directors.

    SECTION 5. Quorum and Manner of Acting. Except as otherwise provided by statute, the Restated Certificate of Incorporation or these by-laws, one-third of the whole Board of Directors (but not less than three) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.

    SECTION 6. Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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
    SECTION 7. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

    SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

    SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held or, except as otherwise provided by law, if he shall be present at the meeting; and, except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

    SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

    SECTION 11. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

    SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 13. Vacancies.

    (a) Vacancies in the Board of Directors shall be filled in accordance with the Restated Certificate of Incorporation.

    (b) A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.

    SECTION 14. Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

    SECTION 15. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of

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
Directors or such Committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.

    SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                   COMMITTEES

    SECTION 1. Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided for in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committees shall have such name or names as may be stated in these by-laws, or as may be determined from time to time by resolution adopted by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.

    In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

    SECTION 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

    SECTION 3. Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

    SECTION 4. Resignations. Any member of a Committee may resign at any time by giving notice in writing or by electronic transmission to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 5. Removal. Any member of a Committee may be removed from such Committee with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

    SECTION 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting except as otherwise in these by laws or by statute

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
expressly provided. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held, or except as otherwise provided by law, if he shall attend such meeting in person, and, except as otherwise provided by law, any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

    SECTION 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a number of Directors equal to one less than a majority of the number of Directors serving on any Committee, but not less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.

    SECTION 8. [RESERVED]

    SECTION 9. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

                                   ARTICLE V
               OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES

    SECTION 1. Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.

    SECTION 2. Term of Office: Vacancies. So far as practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and shall hold office until their respective successors are chosen and qualified or until their earlier resignations or removals. All other officers shall hold office during the pleasure of the Board. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, may elect or appoint a successor to fill such vacancy for the remainder of the term.

    SECTION 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.

    SECTION 4. Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.

    SECTION 5. President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

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
    SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these by-laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these by-laws.

    SECTION 7. Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.

    SECTION 8. Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.

    SECTION 9. Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

    SECTION 10. Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

    SECTION 11. Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of

                                     D-1-9
account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.

    SECTION 12. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.

    SECTION 13. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.

    SECTION 14. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

    SECTION 15. Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.

    SECTION 16. Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.

    SECTION 17. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

    SECTION 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

    SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation,

                                     D-1-10
may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

    SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.

    SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

    SECTION 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.

    SECTION 6. Proxies. Except as otherwise in these by-laws or in the Restated Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

    SECTION 7. Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, appoint independent public accountants for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail to appoint such independent public accountants or if the independent public accountants so appointed by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Board of Directors shall appoint other independent public accountants to perform the duties herein provided.

                                  ARTICLE VII
                           SHARES AND THEIR TRANSFER

    SECTION 1. Shares. The shares of the Corporation shall be represented by certificates or, if so resolved by the Board of Directors in accordance with these by-laws, shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the

                                     D-1-11
original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.

    SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

    SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

    SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder of uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.

    SECTION 5. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue,

                                     D-1-12
transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

    SECTION 6. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

    SECTION 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

                                  ARTICLE VIII
                            DIVIDENDS, SURPLUS, ETC.

    Subject to the provisions of the Restated Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board f or one or more of said purposes.

                                   ARTICLE IX
                                      SEAL

    The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word '1929, Delaware', and at the outer edge the name of the Corporation.

                                     D-1-13

                                   ARTICLE X
                                  FISCAL YEAR

    The fiscal year of the Corporation shall begin on the first day of January in each year.

                                   ARTICLE XI
                                   AMENDMENTS

    All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, by the Board of Directors at any regular or special meeting or by the stockholders of the Corporation in accordance with these by-laws. Notwithstanding anything else contained in these by-laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend, rescind or repeal any by-laws of the Corporation.

                                     D-1-14

                                                                    APPENDIX D-2

                                    BY-LAWS
                                       OF
                           CURTISS-WRIGHT CORPORATION

                                   ARTICLE I
                                    OFFICES

    SECTION 1. Registered Office. The registered office of Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.

    SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

    SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 3. Special Meetings. [A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a holders of a majority of the shares of the Corporation.](1) [A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.](2)

    SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him as otherwise permitted by law. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of

---------
(1) If the Special Meeting Proposal is not approved, then Section 3 will include this provision.

(2) If the Special Meeting Proposal is approved, then Section 3 will include this provision.

                                     D-2-1
stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited or is rendered impossible by the laws of the United States of America.

    SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. Such lists shall be open to the examination of any stockholder for any purpose germane to the meeting as required by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such lists, or the books of the Corporation or to vote in person or by proxy at such meeting.

    SECTION 6. Quorum. At each meeting of the stockholders, the holders of not less than a majority of the issued and outstanding stock of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Restated Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of any stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Restated Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.

    SECTION 7. Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority in interest of the stock present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

    SECTION 8. Notice of Stockholder Business and Nominations.

    (a) Annual Meetings of Stockholders.

        (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto),
    (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this
    Section 8.

                                     D-2-2

        (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

        (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Restated Certificate of Incorporation and these by-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, and a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to

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
    the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

    (b) Special Meetings of Stockholders.

        (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting
    (x) by or at the direction of the Board of Directors or provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

    (c) General.

        (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty
    (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 8 and (B) if any proposed nomination or business was not made or proposed in compliance with this
    Section 8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

        (ii) For purposes of this Section 8, 'public announcement' shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (iii) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of

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
    Preferred Stock to elect directors pursuant to any applicable provisions of the Restated certificate of incorporation.

    SECTION 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in these by-laws or in the Restated Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Section 4 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, and except as otherwise provided in the Restated Certificate of Incorporation) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.

    SECTION 10. Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

    [SECTION 11. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of statute or of the Restated Certificate of Incorporation or of these by-laws, the meeting, prior notice thereof, and vote of stockholders may be dispensed with, and the action taken without such meeting, notice and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written notice shall be directed to the Secretary at the Corporation's principal place of business, shall be by hand or by certified or registered mail, return receipt requested, and shall set forth the corporate action proposed to be taken. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to such corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth such action taken

                                     D-2-5
or proposed to be taken is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. No consent to corporate action without a meeting of stockholders shall be effective prior to the record date determined as set forth herein. Prompt notice of the taking of any corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing.](3)

                                  ARTICLE III
                               BOARD OF DIRECTORS

    SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

    SECTION 2. Number, Qualifications and Terms of Office. [The number of directors may be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors, but the number may be diminished to not less than five, by amendment of these by-laws. Directors need not be stockholders. The directors shall be elected and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.](4) [The Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.](5)

    SECTION 3. [RESERVED]

    SECTION 4. Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote for the election of such directors.

    SECTION 5. Quorum and Manner of Acting. Except as otherwise provided by statute, the Restated Certificate of Incorporation or these by-laws, one-third of the whole Board of Directors (but not less than three) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.

    SECTION 6. Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

    SECTION 7. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting

---------
(3) If the Written Consent Proposal is approved, this Section 11 will be deleted.

(4) If the Board Size Proposal is not approved, then Section 2 will include this provision.

(5) If the Board Size Proposal is approved, then Section 2 will include this provision.

                                     D-2-6
shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

    SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

    SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held or, except as otherwise provided by law, if he shall be present at the meeting; and, except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

    SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

    SECTION 11. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

    SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    [SECTION 13. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a meeting of the stockholders and the vacancy in the Board of Directors caused by any such removal may be filled in accordance with the Restated Certificate of Incorporation.](6)

    SECTION [13][14]. Vacancies.

    (a) Vacancies in the Board of Directors shall be filled in accordance with the Restated Certificate of Incorporation.

    (b) A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.

    SECTION [14][15]. Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of

---------
(6) If the Classified Board Proposal is not approved, this provision will be included as Section 13.

                                     D-2-7

Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

    SECTION [15][16]. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or such Committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.

    SECTION [16][17]. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                   COMMITTEES

    SECTION 1. Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided for in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committees shall have such name or names as may be stated in these by-laws, or as may be determined from time to time by resolution adopted by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.

    In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

    SECTION 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

    SECTION 3. Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

    SECTION 4. Resignations. Any member of a Committee may resign at any time by giving notice in writing or by electronic transmission to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    SECTION 5. Removal. Any member of a Committee may be removed from such Committee with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

    SECTION 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the

                                     D-2-8
meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting except as otherwise in these by laws or by statute expressly provided. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held, or except as otherwise provided by law, if he shall attend such meeting in person, and, except as otherwise provided by law, any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

    SECTION 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a number of Directors equal to one less than a majority of the number of Directors serving on any Committee, but not less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.

    SECTION 8. [RESERVED]

    SECTION 9. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

                                   ARTICLE V
               OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES

    SECTION 1. Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.

    SECTION 2. Term of Office: Vacancies. So far as practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and shall hold office until their respective successors are chosen and qualified or until their earlier resignations or removals. All other officers shall hold office during the pleasure of the Board. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, may elect or appoint a successor to fill such vacancy for the remainder of the term.

    SECTION 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.

    SECTION 4. Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.

    SECTION 5. President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or

                                     D-2-9
in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

    SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these by-laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these by-laws.

    SECTION 7. Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.

    SECTION 8. Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.

    SECTION 9. Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

    SECTION 10. Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

    SECTION 11. Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by

                                     D-2-10
the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.

    SECTION 12. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.

    SECTION 13. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.

    SECTION 14. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

    SECTION 15. Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.

    SECTION 16. Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.

    SECTION 17. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

    SECTION 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

    SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm,

                                     D-2-11
corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

    SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.

    SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

    SECTION 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.

    SECTION 6. Proxies. Except as otherwise in these by-laws or in the Restated Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

    SECTION 7. Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, appoint independent public accountants for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail to appoint such independent public accountants or if the independent public accountants so appointed by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Board of Directors shall appoint other independent public accountants to perform the duties herein provided.

                                  ARTICLE VII
                           SHARES AND THEIR TRANSFER

    SECTION 1. Shares. The shares of the Corporation shall be represented by certificates or, if so resolved by the Board of Directors in accordance with these by-laws, shall be uncertificated. Each

                                     D-2-12
registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.

    SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

    SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

    SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder of uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.

    SECTION 5. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to
Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time

                                     D-2-13
as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

    SECTION 6. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

    SECTION 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

                                  ARTICLE VIII
                            DIVIDENDS, SURPLUS, ETC.

    Subject to the provisions of the Restated Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

                                   ARTICLE IX
                                      SEAL

    The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word '1929, Delaware', and at the outer edge the name of the Corporation.

                                     D-2-14

                                   ARTICLE X
                                  FISCAL YEAR

    The fiscal year of the Corporation shall begin on the first day of January in each year.

                                   ARTICLE XI
                                   AMENDMENTS

    [All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting or by the Board of Directors at any regular or special meeting.](7) [All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, by the Board of Directors at any regular or special meeting or by the stockholders of the Corporation in accordance with these by-laws. Notwithstanding anything else contained in these by-laws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend, rescind or repeal any by-laws of the Corporation.](8)

---------
(7) If the Supermajority Voting Proposal is not approved, then Article XI will include this provision.

(8) If the Supermajority Voting Proposal is approved, then Article XI will include this provision.

                                     D-2-15

                                                                     APPENDIX 1

                           CURTISS-WRIGHT CORPORATION

               SPECIAL MEETING OF STOCKHOLDERS -- MARCH 28, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Martin R. Benante, Robert A. Bosi and
Brian D. O'Neill, and each of them singly, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned with full authority to represent and vote all shares of common stock of the undersigned at the special meeting of stockholders on March 28, 2001, to be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, New Jersey on March 28, 2001, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth in the Curtiss-Wright Corporation proxy statement and upon such other matters as may properly come before the special meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the proxy statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the special meeting. The undersigned hereby revokes any proxy previously given and acknowledges
receipt of the notice of special meeting and proxy statement dated      , 2001.

   The board of directors of Curtiss-Wright Corporation recommends a vote 'FOR' each of Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ONE OR MORE OF THE PROPOSALS, THE PROXY WILL BE VOTED 'FOR' EACH OF THE PROPOSALS AS TO WHICH NO VOTE IS SPECIFIED.

                 (Continued, and to be signed, on reverse side)

[x]  PLEASE MARK VOTES AS        THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' EACH OF PROPOSALS 1-6.
     IN THIS EXAMPLE

  1. Approval of Recapitalization Proposal            [ ] FOR          [ ] AGAINST       [ ] ABSTAIN
  2. Approval of Classified Board Proposal            [ ] FOR          [ ] AGAINST       [ ] ABSTAIN
  3. Approval of Board Size Proposal                  [ ] FOR          [ ] AGAINST       [ ] ABSTAIN
  4. Approval of Written Consent Proposal             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN
  5. Approval of Special Meeting Proposal             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN
  6. Approval of Supermajority Voting Proposal        [ ] FOR          [ ] AGAINST       [ ] ABSTAIN


                                                    [ ] MARK HERE IF YOU PLAN TO
                                                        ATTEND THE MEETING

                                                    [ ] MARK HERE FOR ADDRESS
                                                        CHANGE AND NOTE AT LEFT

                                                    For joint accounts, each
                                                    owner should sign.
                                                    Executors, Administrators,
                                                    Trustees, etc. should give
                                                    full title.

Signature: ____________ Date: __________ Signature: ___________ Date: __________